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                   BANK OF AMERICA MORTGAGE SECURITIES, INC.,

                                  as Depositor,

                        NATIONSBANC MORTGAGE CORPORATION,

                                  as Servicer,

                              BANK OF AMERICA, FSB,

                                  as Servicer,

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                              Dated April 27, 1999

                             -----------------------

                       Mortgage Pass-Through Certificates

                                  Series 1999-3








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



                                                        -1-

                                TABLE OF CONTENTS

                                                                            Page

PRELIMINARY STATEMENT..........................................................1


                                    ARTICLE I

                                   DEFINITIONS

Section 1. 01     Defined Terms................................................2
Section 1. 03     Interest Calculations.......................................24


                                 ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS
                      ORIGINAL ISSUANCE OF CERTIFICATES

Section 2. 01     Conveyance of Mortgage Loans................................24
Section 2. 02     Acceptance by the Trustee of the Mortgage Loans.............27
Section 2. 03     Representations, Warranties and Covenants of the NMC
                    Servicer..................................................29
Section 2. 04     Representations, Warranties and Covenants of the BA
                    Servicer..................................................30
Section 2. 05     Representations and Warranties of the Depositor as to the
                    Mortgage Loans............................................31
Section 2. 06     Designation of Interests in the REMIC.......................38
Section 2. 07     Designation of Start-up Day.................................39
Section 2. 08     REMIC Certificate Maturity Date.............................39
Section 2. 09     Execution and Delivery of Certificates......................39


                                 ARTICLE III

                        ADMINISTRATION AND SERVICING
                              OF MORTGAGE LOANS

Section 3. 01     Servicers to Service Mortgage Loans.........................39
Section 3. 02     Subservicing; Enforcement of the Obligations of
                    Servicers.................................................40
Section 3. 03     Fidelity Bond; Errors and Omissions Insurance...............41
Section 3. 04     Access to Certain Documentation.............................41
Section 3. 05     Maintenance of Primary Mortgage Insurance Policy; Claims....42
Section 3. 06     Rights of the Depositor and the Trustee in Respect of the
                    Servicers.......................... ......................42
Section 3. 07     Trustee to Act as Servicer..................................43
Section 3. 08     Collection of Mortgage Loan Payments; Servicer Custodial
                    Accounts and Certificate Account..........................43
Section 3. 09     Collection of Taxes, Assessments and Similar Items; Escrow
                    Accounts.......................... .......................46
Section 3. 10     Access to Certain Documentation and Information Regarding
                    the Mortgage Loans................. ......................48

Section 3. 11     Permitted Withdrawals from the Servicer Custodial Accounts and Certificate Account........... .......................48
Section 3. 12     Maintenance of Hazard Insurance.............................49
Section 3. 13     Enforcement of Due-On-Sale Clauses; Assumption Agreements...50
Section 3. 14     Realization Upon Defaulted Mortgage Loans; REO Property.....52
Section 3. 15     Trustee to Cooperate; Release of Mortgage Files.............55
Section 3. 16     Documents, Records and Funds in Possession of the Servicers
                    to be Held for the Trustee................................56
Section 3. 17     Servicing Compensation......................................56
Section 3. 18     Annual Statement as to Compliance...........................57
Section 3. 19     Annual Independent Public Accountants'Servicing Statement;
                    Financial Statements.............. .......................57
Section 3. 20     Advances....................................................57
Section 3. 21     Modifications, Waivers, Amendments and Consents.............58
Section 3. 22     Reports to the Securities and Exchange Commission...........59


                                 ARTICLE IV

                           SERVICER'S CERTIFICATE

Section 4. 01     Servicer's Certificate......................................59


                                  ARTICLE V

                AYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                            REMIC ADMINISTRATION

Section 5. 01     Distributions...............................................60
Section 5. 02     Priorities of Distribution..................................60
Section 5. 03     Allocation of Losses........................................63
Section 5. 04     Statements to Certificateholders............................64
Section 5. 05     Tax Returns and Reports to Certificateholders...............67
Section 5. 06     Tax Matters Person..........................................67
Section 5. 07     Rights of the Tax Matters Person in Respect of the Trustee..67
Section 5. 08     REMIC Related Covenants.....................................68


                                 ARTICLE VI

                              THE CERTIFICATES

Section 6. 01     The Certificates............................................69
Section 6. 02     Registration of Transfer and Exchange of Certificates.......69
Section 6. 03     Mutilated, Destroyed, Lost or Stolen Certificates...........73
Section 6. 04     Persons Deemed Owners.......................................74

                                 ARTICLE VII

                       THE DEPOSITOR AND THE SERVICERS

Section 7. 01     Respective Liabilities of the Depositor and the Servicers...74
Section 7. 02     Merger or Consolidation of the Depositor or a Servicer......74
Section 7. 03     Limitation on Liability of the Depositor, the Servicers
                    and Others........................... ....................74
Section 7. 04     Depositor and Servicers Not to Resign.......................75


                                ARTICLE VIII

                                   DEFAULT

Section 8. 01     Events of Default...........................................5
Section 8. 02     Remedies of Trustee.........................................77
Section 8. 03     Directions by Certificateholders and Duties of Trustee
                    During Event of Default............... ...................77
Section 8. 04     Action upon Certain Failures of a Servicer and upon Event
                    of Default......................... ......................78
Section 8. 05     Trustee to Act; Appointment of Successor....................78
Section 8. 06     Notification to Certificateholders..........................79


                                 ARTICLE IX

                                 THE TRUSTEE

Section 9. 01     Duties of Trustee...........................................79
Section 9. 02     Certain Matters Affecting the Trustee.......................80
Section 9. 03     Trustee Not Liable for Certificates or Mortgage Loans.......81
Section 9. 04     Trustee May Own Certificates................................82
Section 9. 05     Eligibility Requirements for Trustee........................82
Section 9. 06     Resignation and Removal of Trustee..........................83
Section 9. 07     Successor Trustee...........................................83
Section 9. 08     Merger or Consolidation of Trustee..........................84
Section 9. 09     Appointment of Co-Trustee or Separate Trustee...............84
Section 9. 10     Authenticating Agents.......................................85
Section 9. 11     Trustee's Fees and Expenses.................................86
Section 9. 12     [RESERVED]..................................................87
Section 9. 13     Paying Agents...............................................87
Section 9. 14     Limitation of Liability.....................................87
Section 9. 15     Trustee May Enforce Claims Without Possession of
                    Certificates................................ .............88
Section 9. 16     Suits for Enforcement.......................................88
Section 9. 17     Waiver of Bond Requirement..................................88
Section 9. 18     Waiver of Inventory, Accounting and Appraisal Requirement...88
Section 9. 19     Year 2000 Compliance........................................88

                                  ARTICLE X

                                 TERMINATION

Section 10. 01    Termination upon Purchase by the Depositor or Liquidation
                    of All Mortgage Loans.............. .....................89
Section 10. 02    Additional Termination Requirements........................90


                                 ARTICLE XI

                          MISCELLANEOUS PROVISIONS

Section 11. 01    Amendment...................................................91
Section 11. 02    Recordation of Agreement....................................92
Section 11. 03    Limitation on Rights of Certificateholders..................92
Section 11. 04    Governing Law...............................................93
Section 11. 05    Notices.....................................................93
Section 11. 06    Severability of Provisions..................................94
Section 11. 07    Certificates Nonassessable and Fully Paid...................94
Section 11. 08    Access to List of Certificateholders........................94
Section 11. 09    Recharacterization..........................................95


EXHIBITS

Exhibit A-1       -        Form of Face of Class A-1 Certificate
Exhibit A-PO      -        Form of Face of Class A-PO Certificate
Exhibit A-R       -        Form of Face of Class A-R Certificate
Exhibit B-1       -        Form of Face of Class B-1 Certificate
Exhibit B-2       -        Form of Face of Class B-2 Certificate
Exhibit B-3       -        Form of Face of Class B-3 Certificate
Exhibit B-4       -        Form of Face of Class B-4 Certificate
Exhibit B-5       -        Form of Face of Class B-5 Certificate
Exhibit B-6       -        Form of Face of Class B-6 Certificate
Exhibit C         Form of Reverse of all Certificates.......................C-1
Exhibit D-1       BA Mortgage Loan Schedule...............................D-1-1
Exhibit D-2       NMC Mortgage Loan Schedule..............................D-2-1
Exhibit E         Request for Release of Documents..........................E-1
Exhibit F         Form of Certification of Establishment of Account.........F-1
Exhibit G-1       Form of Transferor's Certificate........................G-1-1
Exhibit G-2A      Form 1 of Transferee's Certificate.....................G-2A-1
Exhibit G-2B      Form 2 of Transferee's Certificate.....................G-2B-1
Exhibit H         Form of Transferee Representation Letter
                  for ERISA Restricted Certificates..........................H-1
Exhibit I         Form of Affidavit Regarding Transfer of Residual
                    Certificate......................... ....................I-1
Exhibit J         Contents of Servicing File.................................J-1
Exhibit K         Form of Special Servicing Agreement........................K-1

                         POOLING AND SERVICING AGREEMENT

          THIS POOLING AND SERVICING AGREEMENT, dated April 27, 1999, is hereby executed by and among BANK OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"), NATIONSBANC MORTGAGE CORPORATION, as servicer (together with its permitted successors and assigns, the "NMC Servicer"), BANK OF AMERICA, FSB, as servicer (together with its permitted successors and assigns, the "BA Servicer" and, together with the NMC Servicer, the "Servicers"), and THE BANK OF NEW YORK, as trustee (together with its permitted successors and assigns, the "Trustee").

                          W I T N E S S E T H  T H A T:
                          -------------------- --------


          In consideration of the mutual agreements herein contained, the Depositor, the NMC Servicer, the BA Servicer and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

          In exchange for the Certificates, the Depositor hereby conveys the Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as a real estate mortgage investment conduit (the "REMIC"). The Class A Certificates (other than the Class A-R Certificate) and the Class B Certificates are referred to collectively as the "Regular
Certificates" and shall constitute "regular interests" in the REMIC. The Class A-R Certificate shall be the "residual interest" in the REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

          The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable (except that one Certificate of each Class of Certificates may be issued in any amount in excess of the minimum denomination):

                                                                            Integral
                                                                            Multiples
               Initial Class                               Minimum          in Excess
Classes        Certificate Balance     Pass-Through Rate   Denomination     of Minimum
-------        -------------------     -----------------   ------------     ----------
Class A-1      $270,699,000.00         6.250%              $1,000           $1
Class A-PO     $660,067.00             (1)                 $25,000          $1
Class A-R      $100.00                 6.250%              $100             N/A
Class B-1      $2,075,000.00           6.250%              $25,000          $1
Class B-2      $969,000.00             6.250%              $25,000          $1
Class B-3      $969,000.00             6.250%              $25,000          $1
Class B-4      $554,000.00             6.250%              $25,000          $1
Class B-5      $277,000.00             6.250%              $25,000          $1
Class B-6      $415,877.62             6.250%              $25,000          $1


---------------

(1) The Class A-PO Certificates will be Principal-Only Certificates and will not bear interest.


                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

          1933 Act: The Securities Act of 1933, as amended.

          Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance.

          Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Pool Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

          Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

          Advance: A Periodic Advance or a Servicing Advance.

          Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

          Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Servicer Custodial Accounts at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments in respect of a Due Date or Due Dates subsequent to the related Due Date.

          Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Insurance Policy in force.

          Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

          Authenticating Agents: As defined in Section 9.10.

          BA Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated April 27, 1999, between the BA Seller, as seller, and the Depositor, as purchaser.

          BA Mortgage Loans: The Mortgage Loans serviced by the BA Servicer and identified on Exhibit D-1 as such Exhibit is amended from time to time to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement.

          BA Seller: Bank of America, FSB, a federal savings bank, or its successor in interest, as seller of the BA Mortgage Loans under the BA Mortgage Loan Purchase Agreement.

          BA Servicer: Bank of America, FSB, a federal savings bank, or its successor in interest, in its capacity as servicer of the BA Mortgage Loans, or any successor servicer appointed as herein provided.

          BA Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the BA Servicer pursuant to Section 3.08(b).

          Bankruptcy Loss: Any Deficient Valuation or Debt Service Reduction.

          Bankruptcy Loss Amount: As of any Distribution Date, the Initial Bankruptcy Loss Amount less the aggregate amount of Bankruptcy Losses previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date; provided, however, that such amount may be reduced from time to time with the written consent of the Rating Agencies provided that such reduction does not result in a downgrading to the current rating of the Certificates.

          Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

          Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of California, the State of Virginia, the state in which the servicing offices of either Servicer are located or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

          Certificate: Any of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-3 that are issued pursuant to this Agreement.

          Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-3." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

          Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

          Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

          Certificate  Register:  The  register  maintained  pursuant to Section
6.02.

          Certificate  Registrar:  The registrar  appointed  pursuant to Section
6.02.

          Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, either Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

          Class: As to the  Certificates,  the Class A-1, Class A-PO, Class A-R,
Class  B-1,   Class  B-2,  Class  B-3,  Class  B-4,  Class  B-5  and  Class  B-6
Certificates, as the case may be.

          Class A Certificates: The Class A-1, Class A-PO and Class A-R Certificates.

          Class A-PO Deferred Amount: As to any Distribution Date prior to the Senior Credit Support Depletion Date, the aggregate of the applicable PO Percentage of each Realized Loss, other than an Excess Loss, to be allocated to the Class A-PO Certificates on such Distribution Date or previously allocated to the Class A-PO Certificates and not yet paid to the Holders of the Class A-PO Certificates pursuant to Section 5.02(a)(iii).

          Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

          Class Certificate Balance: With respect to any Class and any date of determination, the Initial Class Certificate Balance of such Class minus the sum of (i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a) and (iii) all other reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b).

          Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount".

          Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount".

          Closing Date: April 27, 1999.

          Code: The Internal Revenue Code of 1986, as amended.

          Compensating Interest: As defined in Section 3.17.

          Corporate Trust Office: The principal office of the Trustee at which at any particular time its certificate transfer services are conducted, which office at the date of the execution of this instrument is located at 101 Barclay Street - 12E, New York, New York 10286, Attention: Corporate Trust - MBS (Fax:
(212) 815-5309).

          Custodian: Any Custodian appointed by the Trustee in accordance with the terms of this Agreement.

          Customary Servicing Procedures: With respect to each Servicer, procedures (including collection procedures) that such Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

          Cut-Off Date: April 1, 1999.

          Cut-Off Date Pool Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans which is $276,619,045.51.

          Cut-Off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-Off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

          Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the related Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the related Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

          Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

          Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.05.

          Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the related Servicer is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the related Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

          Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

          Definitive Certificates: As defined in Section 6.02(c)(iii).

          Depositor: Bank of America Mortgage Securities, Inc., a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

          Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

          Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          Determination Date: As to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

          Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Interest Rate that is less than 6.250% per annum.

          Distribution Date: The 25th day of each month beginning in May 1999 (or, if such day is not a Business Day, the next Business Day).

          Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

          Eligible  Account:  Any of (i) an account or accounts  maintained with
(a) NationsBank, N.A. or any successor thereto, (b) Bank of America, FSB, or (c) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security
interest   against  any   collateral   (which  shall  be
limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended.

          ERISA Restricted Certificates: The Class B Certificates.

          Escrow Account: As defined in Section 3.09.

          Escrow Payments: The amounts constituting taxes, assessments, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

          Event of Default: As defined in Section 8.01.

          Excess Losses: For any Distribution Date, the amount of any (i) Fraud Losses in excess of the Fraud Loss Amount, (ii) Special Hazard Losses in excess of the Special Hazard Loss Amount or (iii) Bankruptcy Losses in excess of the Bankruptcy Loss Amount.

          Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the related Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

          FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

          Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

          Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

          FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

          Fitch: Fitch IBCA, Inc., or any successor thereto.

          FNMA: Fannie Mae, or any successor thereto.

          Fractional Interest: As defined in Section 5.02(d).

          Fraud Loss: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

          Fraud Loss Amount: For each Distribution Date occurring during the period from the Closing Date through the first anniversary of the Cut-Off Date, the Initial Fraud Loss Amount reduced by the amount of Fraud Losses allocated to the Certificates. Thereafter, the Fraud Loss Amount shall be equal to the lesser of (i) the Initial Fraud Loss Amount reduced by the amount of Fraud Losses allocated to the Certificates and (ii) for each Distribution Date occurring (a) during the period from the day after the first anniversary through the third anniversary of the Cut-Off Date, 1% of the Pool Stated Principal Balance, (b) during the period from the day after the third anniversary through the fifth anniversary of the Cut-Off Date, 0.5% of the Pool Stated Principal Balance, and
(c) after the fifth anniversary of the Cut-Off Date, zero.

          Holder: A Certificateholder.

          Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicers, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or either Servicer or in an affiliate of any of them, and (iii) is not connected with the Depositor or either Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          Indirect Depository Participant: A broker, dealer, bank or other financial institution or other Person maintaining a custodial relationship with a Depository Participant.

          Initial Bankruptcy Loss Amount: $100,000.00.

          Initial Class Certificate Balance: As to each Class of Certificates, the Class Certificate Balance set forth in the Preliminary Statement.

          Initial Fraud Loss Amount: $2,766,190.46.

          Initial Special Hazard Amount: $5,431,087.53.

          Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

          Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

          Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

          Interest Accrual Period: As to any Distribution Date and each Class of Certificates (other than the Class A-PO Certificates), the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date.

          Interest Distribution Amount: For any Distribution Date and each interest-bearing Class, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

          Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the related Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

          Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged
Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

          Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

          Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

          Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

          Mortgage  File:  The  mortgage   documents   listed  in  Section  2.01
pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note.

          Mortgage Loan Purchase Agreement: Each of the BA Mortgage Loan Purchase Agreement and the NMC Mortgage Loan Purchase Agreement.

          Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the applicable Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1 and Exhibit D-2, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-Off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-Off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan;
(xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-Off Date, after application of payments of principal due on or before the Cut-Off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-Off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; and (xv) the Appraised Value. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

          Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

          Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

          Mortgaged Property: The underlying property securing a Mortgage Loan.

          Mortgagor: The obligor on a Mortgage Note.

          Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by the related Servicing Fee Rate and the Trustee Fee Rate.

          NMC Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated April 27, 1999, between the NMC Seller, as seller, and the Depositor, as purchaser.

          NMC Mortgage Loans: The Mortgage Loans serviced by the NMC Servicer and identified on Exhibit D-2 as such Exhibit is amended from time to time to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement.

          NMC Seller: NationsBanc Mortgage Corporation, a Texas corporation, or its successor in interest, as seller of the NMC Mortgage Loans under the NMC Mortgage Loan Purchase Agreement.

          NMC Servicer: NationsBanc Mortgage Corporation, a Texas corporation, or its successor in interest, in its capacity as servicer of the NMC Mortgage Loans, or any successor servicer appointed as herein provided.

          NMC Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the NMC Servicer pursuant to Section 3.08(b).

          Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate of such Discount Mortgage Loan and the denominator of which is 6.250%. As to any Mortgage Loan that is not a Discount Mortgage Loan, 100%.

          Non-PO Principal Amount: As to any Distribution Date, the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan on the related Due Date, (b) the Stated Principal
Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

          Non-Supported Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds Compensating Interest for such Distribution Date.

          Non-U.S. Person: A Person other than a U.S. Person.

          Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the related Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

          Offered Certificates: The Class A, Class B-1, Class B-2 and Class B-3 Certificates.

          Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or either Servicer, as the case may be, and delivered to the Trustee.

          Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be counsel for the Depositor or a Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as a REMIC or compliance with the REMIC Provisions must be an opinion of Independent counsel.

          Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                Class B-1                         1.15%
                Class B-2                         0.80%
                Class B-3                         0.45%
                Class B-4                         0.25%
                Class B-5                         0.15%
                Class B-6                         0.00%

          Original Subordinate Certificate Balance: $5,259,877.62.

          OTS: The Office of Thrift Supervision.

          Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections
2.02 or 2.05.

          Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate set forth in the Preliminary Statement.

          Paying Agent: As defined in Section 9.13.

          Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate by the Initial Class Certificate Balance of the Class of which such Certificate is a part.

          Periodic Advance: The payment required to be made by a Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the Mortgage Loans (including any REO Property) serviced by such Servicer that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that such Servicer has determined would constitute a Nonrecoverable Advance if advanced.

          Permitted Investments: One or more of the following:

               (i) obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

               (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (v) investments in money market funds (including funds of the Trustee or its affiliates, or funds for which an affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated either "AAAm" or "AAAm G" by S&P, and "AAA" by Fitch or otherwise approved in writing by each Rating Agency; and

               (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by either Servicer, will not affect the qualification of the Trust Estate as a REMIC;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

          Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code Section
521), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C) and (v) any other Person so designated by either Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

          Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Physical Certificates: The Class B-4, Class B-5, Class B-6 and Class A-R Certificates.

          Plan: As defined in Section 6.02(e).

          PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 0%.

          PO Principal Amount: As to any Distribution Date, the sum of the applicable PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the related Seller or the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with any Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

          Pool Distribution  Amount: As to any Distribution  Date, the excess of
(a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment (net of the Servicing Fee) and the principal portion of any Monthly Payment due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances and payments of Compensating Interest made by the Servicers in respect of such Distribution Date deposited to the Servicer Custodial Accounts pursuant to Section 3.08(b)(vii); (ii) all Liquidation Proceeds received during the preceding calendar month and deposited to the Servicer Custodial Accounts pursuant to Section 3.08(b)(iii); (iii) all Principal Prepayments received during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Accounts pursuant to Section 3.08(b)(i) during such period; (iv) in connection with Defective Mortgage Loans, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); and (v) any other amounts in the Servicer Custodial Accounts deposited therein pursuant to Sections 3.08(b)(iv), (v) and (viii) in respect of such Distribution Date; over
(b) any (i) amounts permitted to be withdrawn from the Servicer Custodial Accounts pursuant to clauses (i) through (vii), inclusive, of Section 3.11(a) and (ii) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) and (ii) of Section 3.11(b).

          Pool Stated Principal Balance: As to any Distribution Date, the aggregate Stated Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans immediately following the Due Date in the month of such Distribution Date.

          Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

          Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

          Principal-Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class A-PO Certificates are the sole Class of Principal-Only Certificates.

          Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

          Private  Certificates:   The  Class  B-4,  Class  B-5  and  Class  B-6
Certificates.

          Pro Rata Share: As to any Distribution Date and any Class of Subordinate Certificates that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

          Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

          Rating Agency: Each of Fitch and S&P. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

          Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

          Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

          Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

          Regular Certificates: As defined in the Preliminary Statement hereto.

          Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

          REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code. "The REMIC" means the REMIC constituted by the Trust Estate.

          REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.08.

          REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

          Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

          REO Disposition Period: As defined in Section 3.14.

          REO Proceeds: Proceeds, net of any related expenses of the related Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

          REO Property: A Mortgaged Property acquired by a Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

          Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.05, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

          Request for Release: The Request for Release submitted by a Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

          Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

          Residual Certificate: The Class A-R Certificate.

          Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

          Restricted Classes: As defined in Section 5.02(d).

          S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          Seller: With respect to the BA Loans, the BA Seller and, with respect to the NMC Loans, the NMC Seller.

          Senior Certificates: The Class A Certificates.

          Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

          Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date by the aggregate Class Certificate Balance of all Classes of Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date.

          Senior Prepayment Percentage: For any Distribution Date during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied.

          Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO
Principal Amount" for such Distribution Date and (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the Non-PO Percentage of the principal portion of such Debt Service Reduction.

          Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates (averaged over the preceding six-month period), is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance set forth below:

                                                         Percentage of
                                                      Original Subordinate
Distribution Date Occurring                           Certificate Balance
---------------------------                           -------------------

May 2004 through April 2005                                   30%

May 2005 through April 2006                                   35%

May 2006 through April 2007                                   40%

May 2007 through April 2008                                   45%

May 2008 and thereafter                                       50%

          Servicer: With respect to the BA Mortgage Loans, the BA Servicer and, with respect to the NMC Mortgage Loans, the NMC Servicer.

          Servicer Advance Date: As to any Distribution Date, 11:30 a.m., Eastern time, on the Business Day immediately preceding such Distribution Date.

          Servicer Custodial Account: The NMC Servicer Custodial Account or the BA Servicer Custodial Account, as applicable.

          Servicer's Certificate: The monthly report required by Section 4.01.

          Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by either Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to such Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.12.

          Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the related Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan, subject to reduction as provided in Section 3.17. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. Each Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by such Servicer, or as otherwise provided under Section 3.11.

          Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate equal to (i) the related Mortgage Interest Rate less (ii) the sum of 6.250% and the Trustee Fee Rate; provided, however, that the Servicing Fee Rate will not be less than 0.25% per annum with respect to any Mortgage Loan.

          Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

          Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by such Servicer, as such list may from time to time be amended.

          Similar Law: As defined in Section 6.02(e).

          Special Hazard Loss: As to a Mortgaged Property, any Realized Loss on account of direct physical loss, exclusive of (i) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12 and (ii) any loss caused by or resulting from:

               (a) (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin or insects; or

               (ii) settling, subsidence, cracking, shrinkage, building or expansion of pavements, foundations, walls, floors, roofs or ceilings;

         (b) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

         (c) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss is direct or indirect, proximate or remote; or

               (d) (i) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (A) by any government or sovereign power (de jure or de facto), or by any authority maintaining or using military, naval or air forces; or (B) by military, naval or air forces; or (C) by an agent of any such government, power, authority or forces;

                  (ii) any weapon of war or facility for producing same employing atomic fission, radioactive force or chemical or biological contaminants, whether in time of peace or war; or

                 (iii)  insurrection, rebellion, revolution,  civil war, usurped
          power  or  action  taken  by  governmental   authority  in  hindering,
          combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

          Special Hazard Loss Amount: As to any Distribution Date, the lesser of
(a) the greatest of (i) 1% of the Pool Stated Principal Balance of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan, and (iii) the aggregate principal balance of all Mortgage Loans secured by Mortgaged Properties located in the single California five-digit postal zip code having the highest aggregate principal balance of any zip code area (all principal balances to be calculated as of the first day of the month preceding such Distribution Date after giving effect to Monthly Payments then due, whether or not paid) and (b) the Initial Special Hazard Loss Amount, reduced (but not below zero) by the amount of Realized Losses in respect of Special Hazard Mortgage Loans previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date. The Special Hazard Loss Amount may be further reduced from time to time below the amounts specified above with the written consent of the Rating Agencies and without resulting in a downgrading to the then-current rating of the Certificates.

          Special Hazard Mortgage Loan: Any Liquidated Mortgage Loan as to which the ability to recover thereon was substantially impaired by reason of a hazard or loss not covered by a hazard policy or flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12.

          Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

          Subordinate Certificates: The Class B Certificates.

          Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

          Subordinate Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

          Subordinate Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the sum of (i) the Subordinate Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and (ii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Subordinate Principal Distribution Amount will be reduced on the related Distribution Date by the Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of such Debt Service Reduction.

          Subservicer: Any Person with which a Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

          Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing) between a Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

          Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan; (ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage Loan;
(iii) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (v) comply with each Mortgage Loan representation and warranty set forth in the Sale Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

          Substitution Adjustment Amount: As defined in Section 2.02.

          Tax Matters Person: The person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

          Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

          Trust: The trust created by this Agreement.

          Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Accounts or the Certificate Account, in accordance with this Agreement, REO Property, the Primary Insurance Policies and any other Required Insurance Policy.

          Trustee: The Bank of New York, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

          Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

          Trustee Fee Rate: With respect to each Mortgage Loan, 0.0040% per annum.

          Underwriting Guidelines: The underwriting guidelines of the Bank of America, FSB or NationsBanc Mortgage Corporation, as applicable.

          U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

          Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holder of the Residual Certificate, and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

          Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

          Section 2.01 Conveyance of Mortgage Loans.

          (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein.

          (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

          (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of The Bank of New York, as Trustee, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

          (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

          (iii) subject to the proviso at the end of this paragraph, a duly executed Assignment of Mortgage to "The Bank of New York, as trustee for the holders of the Bank of America Mortgage Securities, Inc. Mortgage
     Pass-Through Certificates, Series 1999-3" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office;

          (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

          (v) the original or duplicate original mortgagee title insurance policy and all riders thereto;

          (vi) the original of any guarantee executed in connection with the Mortgage Note;

          (vii) for each Mortgage Loan which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation; and

          (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

provided, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the related Servicer to retain the completed Assignment of Mortgage for recording as described below. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

          If in connection with any Mortgage Loans, the Depositor cannot deliver
(A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii),
(iii) or (iv) above, or because the title policy has not been delivered to either the related Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause
(v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or either Servicer to the Trustee or the Custodian on the Trustee's behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the related Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

          As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicers shall (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and
(II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which a Servicer has not received the information required to prepare such assignment in recordable form, such Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an Assignment of Mortgage will be required if the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan.

          In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the related Servicer to deposit in the related Servicer Custodial Account the portion of such payment that is required to be deposited in such Servicer Custodial Account pursuant to Section 3.08.

          Section 2.02 Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

          Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession. If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the related Servicer and the Depositor, or shall cause the Custodian to promptly so notify the related Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trustee at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

          With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage, and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor has substituted a Substitute Mortgage Loan.

          The applicable Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan serviced by such Servicer that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and such Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to
Section 2.05. Upon any such substitution and the deposit to the related Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor's direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

          For any month in which the Depositor substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the Certificate Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

          The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. Each Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into such Servicer's possession from time to time.

          It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

          The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in Section 2.01(b)(iv), (vi), (vii) and (viii).

          Section 2.03 Representations, Warranties and Covenants of the NMC Servicer.

          The NMC Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

          (i) The NMC Servicer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the NMC Servicer. The NMC Servicer has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the NMC Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the NMC Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the NMC Servicer to make this Agreement valid and binding upon the NMC Servicer in accordance with its terms.

          (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the NMC Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

          (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the NMC Servicer and will not result in the breach of any term or provision of the charter or by-laws of the NMC Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the NMC Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the NMC Servicer or its property is subject.

          (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the NMC Servicer, threatened against the NMC Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the NMC Servicer, or in any material impairment of the right or ability of the NMC Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the NMC Servicer contemplated herein, or which would materially impair the ability of the NMC Servicer to perform under the terms of this Agreement.

          (v) The NMC Servicer is working to modify its computer and other systems used in servicing the Mortgage Loans to operate in a manner such that, on and after January 1, 2000, the NMC Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

          The  representations  and warranties made or assigned pursuant to this
Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

          Section 2.04 Representations, Warranties and Covenants of the BA Servicer.

          The BA Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

          (i) The BA Servicer is a federal savings bank duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the BA Servicer. The BA Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the BA Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the BA Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the BA Servicer to make this Agreement valid and binding upon the BA Servicer in accordance with its terms.

          (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the BA Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

          (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the BA Servicer and will not result in the breach of any term or provision of the charter or by-laws of the BA Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the BA Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the BA Servicer or its property is subject.

          (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the BA Servicer, threatened against the BA
     Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the BA Servicer, or in any material impairment of the right or ability of the BA Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the BA Servicer contemplated herein, or which would materially impair the ability of the BA Servicer to perform under the terms of this Agreement.

          (v) The BA Servicer is working to modify its computer and other systems used in servicing the Mortgage Loans to operate in a manner such that, on and after January 1, 2000, the BA Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

          The representations and warranties made pursuant to this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

          Section 2.05 Representations and Warranties of the Depositor as to the Mortgage Loans.

          The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

          (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

          (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

          (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

          (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

          (v) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the

     Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

          (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

          (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

          (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and
     (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

          (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

          (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

          (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs fees and expenses incurred in making or closing the Mortgage

     Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

          (xii) To the best of the Depositor's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

          (xiii) The Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Depositor is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

          (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

          (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

          (xvi) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

          (xvii) The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

          (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed. The Mortgage Loans are 15-year fixed rate mortgage loans having an original term to maturity of not more than 15 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

          (xix) There is no proceeding pending or, to the Depositor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

          (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (B) otherwise by judicial foreclosure. To the best of the Depositor's knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

          (xxi) The Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC.

          (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

          (xxiii)  The  Mortgage  File  contains  an  appraisal  of the  related
     Mortgaged Property, in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

          (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

          (xxv) No Mortgage Loan is a graduated payment mortgage loan, no Mortgage Loan has a shared appreciation or other contingent interest feature, and no Mortgage Loan contains any "buydown" provision.

          (xxvi) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

          (xxvii) Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

          (xxviii) To the best of the Depositor's knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
     (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

          (xxix) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

          (xxx) All payments required to be made prior to the Cut-Off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-Off Date.

          (xxxi) With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

          (xxxii) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

          (xxxiii) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

          (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

          (xxxv) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

          (xxxvi) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

          (xxxvii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

          (xxxviii) Each Mortgage Loan is a "qualified mortgage" within Section 860G(a)(3) of the Code.

          (xxxix) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

          Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged
Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

          It is understood and agreed that the representations and warranties set forth in this Section 2.05 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

          Upon discovery by either the Depositor, either Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this Section 2.05 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. The Repurchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

          Section 2.06 Designation of Interests in the REMIC. The Depositor hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

          Section 2.07 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

          Section 2.08 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the REMIC is May 25, 2014.

          Section 2.09 Execution and Delivery of Certificates. The Trustee has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.


                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

          Section 3.01 Servicers to Service Mortgage Loans. For and on behalf of the Certificateholders, the NMC Servicer shall service and administer the NMC Mortgage Loans and the BA Servicer shall service and administer the BA Mortgage Loans, each in accordance with the terms of this Agreement, Customary Servicing Procedures, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, each Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in
Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. Each Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, each Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when such Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. Each Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable such Servicer to service and administer the Mortgage Loans it services to the extent that such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the related Servicer, shall promptly execute such documents and deliver them to the related Servicer.

          In accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. The costs incurred by the Servicers, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

          The relationship of each Servicer (and of any successor to either Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          Section  3.02   Subservicing;   Enforcement  of  the   Obligations  of
Servicers.

          (a) Either Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, such Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the related Servicer with the same force and effect as if performed directly by such Servicer.

          (b) For purposes of this Agreement, each Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to such Servicer.

          (c) As part of its servicing activities hereunder, each Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by such Servicer under the related Subservicing

Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the related Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The related Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

          (d) Any Subservicing Agreement entered into by a Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of such Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of such Servicer pursuant to Section 8.05.

          Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the related Servicer and such Subservicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01.

          Section 3.03 Fidelity Bond; Errors and Omissions Insurance.

          Each Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure such Servicer against losses resulting from dishonest or fraudulent acts committed by such Servicer's personnel, any employees of outside firms that provide data processing services for such Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure such Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve such Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to such Servicer by express waiver of FNMA or FHLMC.

          Section 3.04 Access to Certain Documentation.

          Each Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS and the FDIC with respect to the Mortgage Loans serviced by such Servicer. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by such Servicer. Nothing in this
Section 3.04 shall limit the obligation of such Servicer to observe any applicable law and the failure of such Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

          Section 3.05 Maintenance of Primary Mortgage Insurance Policy; Claims.

          With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value Ratio as may be required by law, the Servicer responsible for servicing such Mortgage Loan shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The related Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Insurance Policy is terminated, the related Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, the related Servicer shall notify the Trustee in writing, it being understood that such Servicer shall not have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason. If such Servicer determines that recoveries under the Primary Insurance Policy are jeopardized by the financial condition of the insurer, such Servicer shall obtain from another insurer which meets the requirements of this Section 3.05 a replacement insurance policy. A Servicer shall not take any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss that, but for the actions of such Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the related Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the related Servicer shall obtain a replacement Primary Insurance Policy as provided above.

          In connection with its activities as servicer, each Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan serviced by such Servicer. Pursuant to Section 3.09(a), any amounts collected by a Servicer under any Primary Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

          Section 3.06 Rights of the Depositor and the Trustee in Respect of the Servicers.

          The Depositor may, but is not obligated to, enforce the obligations of each Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of either Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of such Servicer hereunder; provided that a Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by a Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of a Servicer hereunder or otherwise.

          Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the applicable Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07. Each Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether each Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

          Section 3.07 Trustee to Act as Servicer.

          If either Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Trustee shall thereupon assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of such Servicer pursuant to Section 3.12 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of such Servicer hereunder). Any such assumption shall be subject to
Section 7.02. If either Servicer shall for any reason no longer be a Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of such Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the related Servicer's interest therein and to have replaced such Servicer as a party to any Subservicing Agreement entered into by such Servicer as contemplated by Section
3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that such Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

          Each Servicer that is no longer a Servicer hereunder shall, upon request of the Trustee, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party.

          Section 3.08 Collection of Mortgage Loan Payments; Servicer Custodial Accounts; Certificate Account.

          (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, each Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, each Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, either Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that a Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-Off Date. In the event of any such arrangement, the Servicer permitting such arrangement shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of
Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. A Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

          (b) The NMC Servicer shall establish and maintain the NMC Servicer Custodial Account. The BA Servicer shall establish and maintain the BA Servicer Custodial Account. The NMC Servicer shall deposit or cause to be deposited into the NMC Servicer Custodial Account and the BA Servicer shall deposit or cause to be deposited into the BA Servicer Custodial Account, both on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by such Servicer in respect of Mortgage Loans it services subsequent to the Cut-Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

          (i) all payments on account of principal of such Mortgage Loans, including Principal Prepayments;

          (ii) all payments on account of interest on such Mortgage Loans, net of the Servicing Fee;

          (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.09(a) and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

          (iv) any amount required to be deposited by such Servicer  pursuant to
     Section 3.08(d) in connection with any losses on Permitted Investments with respect to such Servicer Custodial Account;

          (v) any amounts required to be deposited by such Servicer  pursuant to
     Section 3.14;

          (vi) all Repurchase Prices and all Substitution Adjustment Amounts received by such Servicer;

          (vii) Periodic Advances made by such Servicer pursuant to Section 3.20 and any payments of Compensating Interest; and (viii) any other amounts required to be deposited hereunder.

          The foregoing requirements for deposits to the Servicer Custodial Accounts by the Servicers shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be deposited by the Servicers. If a Servicer shall deposit in the related Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining such Servicer Custodial Account to withdraw such amount from such Servicer Custodial Account, any provision herein to the contrary notwithstanding. Each Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the applicable Servicer or serviced by such Servicer on behalf of others. Notwithstanding such commingling of funds, each Servicer shall keep records that accurately reflect the funds on deposit in the applicable Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. Each Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in a Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

          (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

          (i) the aggregate amount remitted by each Servicer to the Trustee pursuant to Section 3.11(a)(viii);

          (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Certificate Account; and

          (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

          If a Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds required to be deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of a Servicer.

          (d) Each institution at which either Servicer Custodial Account or the Certificate Account is maintained shall invest the funds therein as directed in writing by the NMC Servicer (with respect to the NMC Servicer Custodial Account), the BA Servicer (with respect to the BA Servicer Custodial Account) or the Trustee (with respect to the Certificate Account) in Permitted Investments, which shall mature not later than (i) in the case of either Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and (ii) in the case of the Certificate Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain (net of any losses) realized from any such investment of funds on deposit in the NMC Servicer Custodial Account shall be for the benefit of the NMC Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the BA Servicer Custodial Account shall be for the benefit of the BA Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the NMC Servicer Custodial Account, the BA Servicer Custodial Account or the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the NMC Servicer in the NMC Servicer Custodial Account, the BA Servicer in the BA Servicer Custodial Account or by the Trustee in the Certificate Account, as applicable.

          (e) A Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by such Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicers, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days and not more than 45 days prior to any change thereof. The creation of any Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

          Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

          (a) To the extent required by the related Mortgage Note and not violative of current law, each Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan serviced by such Servicer which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "[Insert name of Servicer], in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-3 and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. Each Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans serviced by such Servicer, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Insurance Policy. Nothing herein shall require either Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

          (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the related Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse such Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by such Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the related Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account,
(vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the Trust Estate.

          (c) With respect to each Mortgage Loan it services, each Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage. Each Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by such Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the related Servicer shall determine that any such payments are made by the Mortgagor. The related Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The related Servicer shall advance any such payments that are not timely paid, but such Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of such Servicer, will be recoverable by such Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

          Section 3.10 Access to Certain Documentation and Information Regarding the Mortgage Loans.

          Each Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans serviced by said Servicer and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the applicable Servicer.

          Upon reasonable advance notice in writing, each Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans serviced by such Servicer sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that such Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by such Servicer in providing such reports and access.

          Section  3.11  Permitted   Withdrawals  from  the  Servicer  Custodial
Accounts  and  Certificate  Account.

          (a) The NMC Servicer may from time to time make withdrawals from the NMC Servicer Custodial Account, and the BA Servicer may from time to time make withdrawals from the BA Servicer Custodial Account, for the following purposes:

          (i) to pay to the related Servicer (to the extent not previously retained), the servicing compensation to which it is entitled pursuant to
     Section 3.17, and to pay to the related Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the related Servicer Custodial Account;

          (ii) to reimburse the related Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

          (iii) to reimburse the related Servicer for any Nonrecoverable Advance previously made;

          (iv) to reimburse the related Servicer for Insured Expenses from the related Insurance Proceeds;

          (v) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02 or 2.05, all amounts received thereon after the date of such purchase;

          (vi) to reimburse the related Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

          (vii) to withdraw any amount deposited in the related Servicer Custodial Account and not required to be deposited therein;

          (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount, the related Trustee Fee and any other amounts due to the Trustee under this Agreement for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

          (ix) to clear and terminate the related Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

          Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Servicer Custodial Account pursuant to clauses (i),
(ii), (iv) and (v). Prior to making any withdrawal from the related Servicer Custodial Account pursuant to clause (iii), each Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by such Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

          (b) The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

          (i) to pay to itself the Trustee Fee and any other amounts due to the Trustee under this Agreement for the related Distribution Date;

          (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Account;

          (iii) to withdraw and return to the related Servicer any amount deposited in the Certificate Account and not required to be deposited therein; and

          (iv) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 10.01.

          Section 3.12 Maintenance of Hazard Insurance.

          Each Servicer shall cause to be maintained for each Mortgage Loan serviced by such Servicer fire and hazard insurance with extended coverage customary in the area where the

Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of
(i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the related Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. Each Servicer shall also maintain on REO Property serviced by such Servicer, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by a Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the related Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by a Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the related Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to such Servicer.

          The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

          Notwithstanding the foregoing, either Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans serviced by such Servicer in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the related Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the related Servicer shall deposit in the related Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with Section 3.12 and the amount paid under such blanket policy.

          Section  3.13   Enforcement   of   Due-On-Sale   Clauses;   Assumption
Agreements.

          (a) Except as otherwise provided in this Section 3.13, when any Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the related Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, a Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the related Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the related Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the related Servicer enters such agreement) by the applicable Required Insurance Policies. The related Servicer, subject to Section 3.13(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, a Servicer shall not be deemed to be in default under this Section
3.13 by reason of any transfer or assumption which such Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

         (b) Subject to a Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the related Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In no event shall the Trustee incur liability for executing any document under this Section 3.13 at the direction of a Servicer. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the related Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the related Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. Each

Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by a Servicer for entering into an assumption or substitution of liability agreement may be retained by such Servicer as additional master servicing compensation. Notwithstanding the foregoing, to the extent permissible under applicable law and at the request of either Servicer, the Trustee shall execute and deliver to such Servicer any powers of attorney and other documents prepared by such Servicer that are reasonably necessary or appropriate to enable such Servicer to execute any assumption agreement or modification agreement required to be executed by the Trustee under this Section 3.13.

          Section 3.14 Realization Upon Defaulted Mortgage Loans; REO Property.

          (a) Each Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans serviced by such Servicer as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, each Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that either Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the applicable Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans serviced by such Servicer and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, a Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the related Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

          The decision of either Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

          With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The related Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the related Servicer shall either itself or through an agent selected by such Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, such Servicer may rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. Each Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property serviced by such Servicer that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that a Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the related Servicer Custodial Account no later than the close of business on each Determination Date. Each Servicer shall perform, with respect to the Mortgage Loans serviced by such Servicer, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required. Each Servicer shall deliver copies of such reports to the Trustee.

          If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A) the Trustee shall have been supplied by such Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" on the REMIC (as defined in Section 860F of the Code) or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (B) the Trustee (at such Servicer's expense) or such Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the related Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. Each Servicer shall identify to the Trustee any Mortgaged Property relating to a Mortgage Loan serviced by such Servicer held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by such Servicer have been made. After delivery of such identification, the related Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

          The income earned from the management of any REO Properties, net of reimbursement to the related Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

          The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the related Servicer for any unreimbursed Periodic Advances and to reimburse the related Servicer Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the related Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the related Servicer as additional servicing compensation pursuant to Section 3.17.

          (b) Each Servicer shall promptly notify the Depositor of any Mortgage Loan serviced by such Servicer which comes into default. The Depositor shall be entitled, at its option, to repurchase (i) any such defaulted Mortgage Loan from the Trust Estate if, in the Depositor's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which pursuant to Section 4(b) of the applicable Mortgage Loan Purchase Agreement the applicable Seller requests the Depositor to repurchase and to sell to such Seller to facilitate the exercise of the Seller's rights against the originator or prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate (less the Servicing Fee Rate for such Mortgage Loan) through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the applicable Servicer shall provide to the Trustee the notification required by Section 3.15 and the Trustee or the

Custodian shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

          Section 3.15 Trustee to Cooperate; Release of Mortgage Files.

          Upon the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the related Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to such Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the related
Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the related Servicer. The Trustee shall at the related Servicer's direction execute and deliver to such Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by such Servicer, together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the related Servicer. Subject to the further limitations set forth below, the related Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by such Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Servicer Custodial Account, in which case the related Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

          The Trustee shall execute and deliver to either Servicer any powers of attorney and other documents prepared by such Servicer that are reasonably necessary or appropriate to enable such Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of such Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the related Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the related Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

          Section 3.16 Documents, Records and Funds in Possession of the Servicers to be Held for the Trustee.

          Each Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan serviced by such Servicer coming into the possession of such Servicer from time to time and shall account fully to the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan serviced by such Servicer. The documents constituting the Servicing File shall be held by the related Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, either Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the related Servicer Custodial Account, shall be held by such Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the related Servicer Custodial Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by such Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that each Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

          Section 3.17 Servicing Compensation.

          Each Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) serviced by such Servicer and included in the Trust Estate to retain or withdraw from the related Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date.

          Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments and all other customary and ancillary income and fees shall be retained by the related Servicer to the extent not required to be deposited in the related Servicer Custodial Account pursuant to Section 3.08(b). Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

          Notwithstanding the foregoing, with respect to the payment of the Servicing Fee on any Distribution Date, the aggregate Servicing Fee for each Servicer for such Distribution Date shall be reduced (but not below zero) by an amount equal to the lesser of (a) the Prepayment Interest Shortfall for such Distribution Date relating to the Mortgage Loans serviced by such Servicer and (b) one-twelfth of 0.25% of the aggregate Scheduled Principal Balance of such Mortgage Loans for such Distribution Date (any such reduction, "Compensating Interest").

          Section 3.18 Annual Statement as to Compliance.

          Each Servicer shall deliver to the Trustee and each Rating Agency on or before 90 days after the end of such Servicer's fiscal year, commencing with its 1999 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of such Servicer during the preceding calendar year and of the performance of such Servicer under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          Section  3.19  Annual   Independent  Public   Accountants'   Servicing
Statement; Financial Statements.

          Each Servicer shall, at its own expense, on or before 90 days after the end of such Servicer's fiscal year, commencing with its 1999 fiscal year, cause a firm of independent public accountants (who may also render other services to such Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has with respect to such Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

          Section 3.20 Advances.

          Each Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If either Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the related Servicer Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the related Servicer Custodial Account that any portion of the Amount Held for Future Distribution in such Servicer Custodial Account has been used by such Servicer in discharge of its obligation to make any such Periodic Advance. Any funds so applied shall be replaced by such Servicer by deposit in the related Servicer Custodial Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. Each Servicer shall be entitled to be reimbursed from the related Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. Each Servicer shall inform the Trustee of the amount of the Periodic Advance to be made by such Servicer on each Servicer Advance Date no later than the related Remittance Date.

          Each Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by such Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, the related Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

          Section 3.21 Modifications, Waivers, Amendments and Consents.

          (a) Subject to this Section 3.21, each Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan serviced by such Servicer without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

          (b) A Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

          (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

          (ii) in such Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

          (iii) otherwise constitutes a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless,  in either case,  (A) such  Mortgage Loan is 90 days or more past due or
(B) such Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of the Trust Estate and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to Customary Servicing Procedures, either Servicer may permit a forbearance for a Mortgage Loan serviced by such Servicer which in such Servicer's judgment is subject to imminent default.

          (c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

          (d) Either Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within such Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to such Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by such Servicer, which amount shall be retained by such Servicer as additional servicing compensation.

          (e) Each Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan serviced by such Servicer and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the related Servicer (i) shall deliver to the Trustee a copy thereof and (ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

          Section 3.22 Reports to the Securities and Exchange Commission.

          The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, for so long as any Certificates registered under the 1933 Act are outstanding (other than the Current Report on Form 8-K to be filed by the Depositor in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates). Upon the request of the Trustee, each of the Servicers and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.


                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

          Section 4.01 Servicer's Certificate.

          Each month, not later than 12:00 noon Eastern time on the Business Day following each Determination Date, each Servicer shall deliver to the Trustee, a Servicer's Certificate (in substance and format mutually acceptable to such Servicer and the Trustee) certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The Trustee may conclusively rely upon the information contained in a Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

          Each such statement shall be provided by the Trustee to any Holder of a Certificate upon request and shall also, to the extent available, include information regarding delinquencies on Mortgage Loans serviced by the Servicer providing such statement, indicating the number and aggregate principal amount of Mortgage Loans which are either one, two, three or more than three months delinquent and the book value of any REO Property.

                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

          Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer's Certificate the Trustee shall distribute out of the Certificate Account (to the extent funds are available therein) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

          None of the Holders of any Class of Certificates, the Depositor, the Servicers or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

          Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

          Section 5.02  Priorities  of  Distribution.

          (a) On each Distribution Date, based solely on the information contained in the Servicer's Certificate, the Trustee shall withdraw from the Certificate Account (to the extent funds are available therein) (1) the amounts payable to the Trustee pursuant to Sections 3.11(b)(i) and 3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution Amount, in an amount as specified in written notice received by the Trustee from the Servicers no later than the related Determination Date, and shall apply such funds from the Certificate Account to distributions on the Certificates in the following order of priority and to the extent of such funds:

          (i) to each Class of Senior Certificates (other than the Class A-PO Certificates), an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

          (ii) concurrently to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Senior Principal Distribution Amount and PO Principal Amount, (A) to the Class A Certificates (other than the Class A-PO
     Certificates), in an aggregate amount up to the Senior Principal Distribution Amount, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) to the Class A-PO Certificates in an aggregate amount up to the PO Principal Amount;

          (iii) to the Class A-PO Certificates, any Class A-PO Deferred Amount, up to the Subordinate Principal Distribution Amount for such Distribution Date from amounts otherwise distributable first to the Class B-6 Certificates pursuant to clause (iv)(L) below, second to the Class B-5
     Certificates  pursuant  to  clause  (iv)(J)  below,  third to the Class B-4
     Certificates  pursuant  to clause  (iv)(H)  below,  fourth to the Class B-3
     Certificates pursuant to clause (iv)(F) below, fifth to the Clause B-2 Certificates pursuant to clause (iv)(D) below and finally to the Class B-1 Certificates pursuant to clause (iv)(B) below;

          (iv) to each Class of Subordinate  Certificates,  subject to paragraph
     (d) below, in the following order of priority:

          (A) to the Class B-1 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

          (B) to the Class B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

          (C) to the Class B-2 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

          (D) to the Class B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

          (E) to the Class B-3 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

          (F) to the Class B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

          (G) to the Class B-4 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

          (H) to the Class B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

          (I) to the Class B-5 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

          (J) to the Class B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

          (K) to the Class B-6 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

          (L) to the Class B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero; and

          (v) to the Holder of the Class A-R Certificate, any remaining Pool Distribution Amount.

          On any Distribution Date, amounts distributed in respect of Class A-PO Deferred Amounts will not reduce the Class Certificate Balance of the Class A-PO Certificates.

          All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

         (b) On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Class A Certificates (other than the Class A-PO Certificates) pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed in the following order of priority:

          (i)   first, to the Class A-R  Certificate,  pro rata, until the Class
     Certificate   Balance  thereof  has  been reduced to zero; and

          (ii)  second,  to  the  Class  A-1   Certificates,   until  the  Class
     Certificate Balance thereof has been reduced to zero.

          (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates for such Distribution Date shall be reduced by such Class's pro rata share, based on such Class's Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this
Section 5.02(c), of (A) Non-Supported Interest Shortfalls, (B) any Excess Losses allocable to interest, (C) on and after the Senior Credit Support Depletion Date, any other Realized Loss allocable to interest and (D) each Relief Act Reduction incurred during the calendar month preceding the month of such Distribution Date.

          (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iv), if with respect to any Class of Subordinate Certificates on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Class Certificate Balance of all the Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date (the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes junior to such Class (the "Restricted Classes") and the Class Certificate Balances of the Restricted Classes will not be used in determining the Pro Rata Share for the Subordinate Certificates that are not Restricted Classes. Any funds remaining will be distributed in the order provided in Section 5.02(a)(iv).

          Section 5.03 Allocation of Losses.

          (a) On or prior to each Determination Date, each Servicer shall inform the Trustee in writing with respect to each Mortgage Loan serviced by such
Servicer: (1) whether any Realized Loss is a Deficient Valuation, a Debt Service Reduction, a Fraud Loss or a Special Hazard Loss, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses. Based on such information, the Trustee shall determine the total amount of Realized Losses, including Excess Losses, with respect to the related Distribution Date.

          The  principal   portion  of  Realized  Losses  with  respect  to  any
Distribution  Date  shall  be  allocated  as  follows:

          (i) the applicable PO Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan, including any Excess Loss, shall be allocated to the Class A-PO Certificates until the Class Certificate Balance thereof is reduced to zero; and

          (ii) (1) the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss) shall be allocated first to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero, and second to the Senior Certificates (other than the Class A-PO Certificates), pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date, until the Class Certificate Balances thereof have been reduced to zero; and

               (2) the applicable Non-PO Percentage of the principal portion of any Excess Losses shall be allocated to the Senior Certificates (other than the Class A-PO Certificates), pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date.

         (b) The Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses and Class A-PO

Deferred Amounts on such Distribution Date) exceeds the Adjusted Pool Amount for such Distribution Date.

          After the Senior Credit Support Depletion Date, the Class Certificate Balances of the Senior Certificates in the aggregate (other than the Class Certificate Balance of the Class A-PO Certificates) shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates (other than Class A-PO Certificates) (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the difference between (i) the Adjusted Pool Amount for such Distribution Date and (ii) the Adjusted Pool Amount (PO Portion) for such Distribution Date.

          Any such reduction shall be allocated among the Senior Certificates (other than the Class A-PO Certificates) based on the Class Certificate Balances immediately prior to such Distribution Date.

          After the Senior Credit Support Depletion Date, the Class Certificate Balance of the Class A-PO Certificates shall be reduced on each Distribution Date by the amount, if any, by which the Class Certificate Balance of the Class A-PO Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for such Distribution Date.

          (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

          (d) Any allocation of Realized Losses to a Class of Certificates or any reduction in the Class Certificate Balance of a Class pursuant to Section 5.03(b) above shall be accomplished by reducing the Class Certificate Balance thereof prior to the distributions made on the related Distribution Date in accordance with the definition of "Class Certificate Balance."

          Section  5.04  Statements  to  Certificateholders.

          (a) Prior to the Distribution Date in each month, based upon the information provided to the Trustee on the Servicer's Certificates delivered to the Trustee pursuant to Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

          (i) the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

          (ii) the amount allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

          (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

          (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

          (v) the Pool Stated Principal Balance for the following Distribution Date;

          (vi)  the  Senior  Percentage  and  Subordinate   Percentage  for  the
     following Distribution Date;

          (vii) the amount of the Servicing Fees paid to or retained by the Servicers with respect to such Distribution Date;

          (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

          (ix) the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

          (x) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days
     (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

          (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

          (xiii) the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

          (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month and any Class A-PO Deferred Amounts for such Distribution Date; and

          (xv) the Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount, in each case as of the related Determination Date.

          (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer's Certificates, shall prepare and deliver (by mail, fax or electronically) to each Holder of a Certificate, each Rating Agency and each Servicer a statement setting forth the information set forth in Section 5.04(a).

          In the case of information furnished pursuant to clauses (i), (ii) and
(ix) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

          On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

          The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website.

          Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i), (ii) and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

          The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Trustee), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of the REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of the REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

          Section  5.05 Tax Returns and Reports to  Certificateholders.

          (a) For federal income tax purposes, the REMIC shall have a calendar year taxable year and shall maintain their books on the accrual method of accounting.

          (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to the REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to the REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

          (c) In the first federal income tax return of the REMIC for its short taxable year ending December 31, 1999, REMIC status shall be elected for such taxable year and all succeeding taxable years.

          (d) The Trustee will maintain or cause to be maintained such records relating to the REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

          Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to the REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class A-R Certificate is hereby designated as the Tax Matters Person for the REMIC. By their acceptance of the Class A-R Certificate, such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the REMIC.

          Section 5.07 Rights of the Tax Matters Person in Respect of the Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

          Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and each Servicer shall act in accordance herewith to assure continuing treatment of the Trust Estate as a REMIC and avoid the imposition of tax on the REMIC. In particular:

          (a) The Trustee shall not create, or permit the creation of, any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates and the Residual Certificate.

          (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicers shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in the REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to the REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

          (c) The Trustee shall not accept on behalf of the REMIC any fee or other compensation for services and neither the Trustee nor the Servicers shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

          (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02, 2.05 or 3.14(b)), unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with Article X.

          (e) The Trustee shall maintain books with respect to the Trust on a calendar year taxable year and on an accrual basis.

          None of the Servicers or the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of each Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that each Servicer (or the two Servicers, acting together) shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on the REMIC and will not disqualify the Trust Estate from treatment as a REMIC; and, provided further, that the Servicers shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.

                                   ARTICLE VI

                                THE CERTIFICATES

          Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1, A-PO, A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be countersigned and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section
2.01. The Senior Certificates (other than the Class A-PO and Class A-R Certificates) shall be available to investors in interests representing minimum dollar Certificate Balances of $1,000 and integral multiples of $1 in excess thereof. The Subordinate Certificates and the Class A-PO Certificates shall be available to investors in interests representing minimum dollar Certificate Balances of $25,000 and integral dollar multiples of $1 in excess thereof (except one Certificate of such Class may be issued with a different Certificate Balance). The Class A-R Certificate shall be in a minimum denomination of $100. The Senior Certificates (other than the Class A-R Certificate) and the Class B-1, Class B-2 and Class B-3 Certificates shall initially be issued in book-entry form through the Depository and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

          The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such
Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature.

          Section 6.02  Registration  of Transfer and Exchange of  Certificates.

          (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

          (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

          (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Trustee shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

          (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          (iii) If (A) (1) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (2) the Trustee or the Depositor is unable to locate a qualified successor, (B) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (C) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the aggregate Class Certificate Balances of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicers, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of
     certificates   to  facilitate  the  issuance  and  transfer  of

     Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.


          (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, either Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or either Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and each Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Depositor or either Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or either Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and each Servicer of an Opinion of Counsel satisfactory to the Trustee and each Servicer as described above shall be void and of no effect.

          Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

          To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

          (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Person  shall  acquire  an  Ownership  Interest  in a Residual
     Certificate unless such Ownership Interest is a pro rata undivided interest.

          (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

          (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

          (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

          (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

          (vii) If any Person  other than a Permitted  Transferee  acquires  any
     Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by either Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause (vii) shall be reimbursable by the Trust.

          (g) [Reserved]

          (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

          Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicers, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicers, the Trustee, the Certificate Registrar or any agent of the Servicers, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.


                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICERS

          Section 7.01 Respective Liabilities of the Depositor and the Servicers. The Depositor and the Servicers shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicers herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of either Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

          Section 7.02 Merger or Consolidation of the Depositor or a Servicer. The Depositor and each Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          Any Person into which the Depositor or either Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or either Servicer shall be a party, or any Person succeeding to the business of the Depositor or either Servicer, shall be the successor of the Depositor or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to a Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

          Section 7.03 Limitation on Liability of the Depositor, the Servicers and Others. None of the Depositor, the Servicers or any of the directors, officers, employees or agents of the Depositor or of either Servicer shall be under any liability to the Trust Estate or the

Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicers or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicers and any director, officer, employee or agent of the Depositor or either Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicers and any director, officer, employee or agent of the Depositor or either Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor or either of the Servicers shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or either Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and such Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the related Servicer Custodial Account as provided by Section 3.11.

          Section 7.04 Depositor and Servicers Not to Resign. Subject to the provisions of Section 7.02, none of the Depositor or the Servicers shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or either Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by a Servicer shall become effective until the Trustee or a successor servicer shall have assumed such Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.


                                  ARTICLE VIII

                                     DEFAULT

          Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

          (a) any failure by either Servicer to deposit amounts in the related Servicer Custodial Account in the amount and manner provided herein so as to enable the Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such

Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

          (b) failure on the part of either Servicer duly to observe or perform in any material respect any other covenants or agreements of such Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee or the Depositor, or to the Servicers, the Depositor and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or


          (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against either Servicer, or for the winding up or liquidation of either Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (d) the consent by either Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to substantially all of its property; or either Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (e) the failure of either Servicer to remit any Periodic Advance required to be remitted by such Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the related Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the related Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of such Servicer under this Agreement. If an Event of Default described in clause (e) hereof shall occur, the Trustee shall, by notice to the related Servicer, terminate all of the rights and obligations of such Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the Advance which such Servicer failed to make. On or after the receipt by a Servicer of such written notice, all authority and power of such Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to
Section 8.05,  and,  without  limitation,  the Trustee is hereby  authorized and empowered to execute and deliver, on behalf of each Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. Each Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of such Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by such Servicer in the related Servicer Custodial Account or thereafter received by such Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer. Notwithstanding the termination of a Servicer pursuant hereto, such Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

          Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

          Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of either Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

          Section 8.04 Action upon Certain Failures of a Servicer and upon Event of Default. In the event that the Trustee shall have actual knowledge of any failure of either Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon such Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to such Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

          Section  8.05 Trustee to Act;  Appointment  of  Successor.

          (a) On and after the time a Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall be the successor in all respects to such Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding anything provided herein to the contrary, under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to a Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (b) In connection with the appointment of a successor Servicer or the assumption of the duties of a Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree; provided, however, that any Person assuming the duties of a Servicer as successor to NationsBanc Mortgage Corporation or Bank of America, FSB shall pay to such predecessor an amount equal to the market value of the portion of the Servicing Fee that will accrue in the future due to the Servicing Fee Rate exceeding 0.25% per annum with respect to any Mortgage Loan. The "market value" of such portion of the Servicing Fee shall be determined by NationsBanc Mortgage Corporation or Bank of America, FSB, as applicable, on the basis of at least two quotations from third parties actively engaged in the servicing of single-family mortgage loans. If the successor Servicer does not agree that such market value is a fair price, such successor shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. The market value of the excess portion of the Servicing Fee will then be equal to the average of (i) the lowest figure obtained by NationsBanc Mortgage Corporation or Bank of America, FSB, as applicable, and (ii) the highest figure obtained by the successor Servicer. Payment of the amount calculated above shall be made to NationsBanc Mortgage Corporation or Bank of America, FSB, as applicable, by the successor Servicer no later than the last Business Day of the month in which such successor Servicer becomes entitled to receive the Servicing Fee under this Agreement. In no event will any portion of the Trust Estate be used to pay amounts due to NationsBanc Mortgage Corporation or Bank of America, FSB, as applicable, under this Section 8.05(b).

          (c) Any successor, including the Trustee, to a Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as each Servicer is so
required   pursuant   to   Section   3.03.

          Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to a Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.


                                   ARTICLE IX

                                   THE TRUSTEE

          Section  9.01  Duties  of  Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

          (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicers and which on their face, do not contradict the requirements of this Agreement;

          (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

          (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

          (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c), (d) and
     (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from a Servicer, the Depositor or any Certificateholder; and

          (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance as successor Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          Section 9.02 Certain Matters Affecting the Trustee.

          Except as otherwise provided in Section 9.01:

          (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders or Certificate or any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

          Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the counter-signature on the Certificates) shall be taken as the statements of the Depositor or Servicers, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicers in respect of the Mortgage Loans or deposited into the Servicer Custodial Accounts, or any other account hereunder (other than the Certificate Account) by a Servicer.

          The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicers with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of a Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicers (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any Subservicer or any Mortgagor; any action of a Servicer (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any Subservicer taken in the name of the Trustee; the failure of a Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of a Servicer (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

          Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicers, any Subservicer or any of their respective affiliates with the same right it would have if it were not the Trustee.

          Section 9.05 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United

States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by S&P and "A" by Fitch or (ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or either Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this
Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

          Section 9.06 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicers and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicers shall use their best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicers, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicers may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

          The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicers and the Trustee; the Servicers shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee in accordance with this Section 9.06.

          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

          Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicers and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor  Trustee  has been  terminated  pursuant to the third  paragraph  of
Section 9.06, all reasonable expenses of the predecessor Trustee incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

          No  successor  Trustee  shall accept  appointment  as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

          Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicers shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicers fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicers.

          Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the related Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as such Servicer and the Trustee may consider necessary or desirable. If a Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

          In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be The Bank of New York. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Trustee or the Trustee's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Trustee by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicers and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

          Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicers. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicers. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor
Authenticating Agent, shall give written notice of such appointment to the Servicers and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

          Section 9.11 Trustee's Fees and Expenses. The Trustee, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to
Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the related Servicer and
(c) arising out of the transfer of any Private Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations
Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

          Section 9.12  [Reserved]

          Section 9.13 Paying Agents. The Trustee may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.08 and Section 5.02. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the Paying Agent shall be The Bank of New York. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicers and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

          Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying
Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

          Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicers; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the Servicers, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicers. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicers, a successor Paying Agent, shall give written notice of such appointment to the Servicers and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

          Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

          Section 9.15 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

          Section 9.16 Suits for Enforcement. In case an Event of Default or other default by a Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

          Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

          Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

          Section 9.19 Year 2000 Compliance. The Trustee warrants that it will use commercially reasonable efforts to ensure that the computer software and hardware systems ("Systems") that are owned by the Trustee and used to provide the services are 2000 Compliant or will be made 2000 Compliant before December 31, 1999. With respect to software that the Trustee licenses from third parties and uses in providing the services ("Third Party Software"), the Trustee warrants that it has used or will use commercially reasonable efforts to test the same by September 30, 1999 to certify, in accordance with the Trustee's standard practices, that the Third Party Software is 2000 Compliant. If the Trustee cannot certify any Third Party Software as 2000 Compliant, the Trustee will use commercially reasonable efforts to replace such Third Party Software with software that is warranted or certified by its vendor as 2000 Compliant, if such replacement is available, compatible with the Trustee's Systems and deemed by the Trustee as appropriate under the circumstances. In the event that the Trustee uses third party service providers to provide the services or any portion thereof ("Third Party Services"), the Trustee warrants that it has in place a program under which it will use commercially reasonable efforts to contact such service providers and obtain from them assurances that the Systems that they use in providing services are 2000 Compliant. Notwithstanding the foregoing, the Trustee cannot and does not warrant that the Systems, Third Party Software or Third Party Services will continue to interface with the hardware, firmware, software (including operating systems), records or data used by the third parties. As used herein, the term "2000 Compliant" means that the Systems, Third Party Software and Third Party Services will function without material error caused by the introduction of dates falling on or after January 1, 2000.


                                   ARTICLE X

                                  TERMINATION

          Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicers and the Trustee created hereby (other than the obligation of Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Depositor of all Mortgage Loans and all REO Property remaining in the Trust Estate at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property (as determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Article X), plus any Class Unpaid Interest Shortfall for any Class of Certificates as well as one month's interest at the related Mortgage Rate on the Stated Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          The right of the Depositor to repurchase all Mortgage Loans pursuant to (a) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than 10% of the Cut-Off Date Pool Principal Balance. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased.

          Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on the Final Distribution Date equal to the purchase price for the related assets of the Trust computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph.

          Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the final Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each Class of Certificates, the Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the Class A-PO Deferred Amount with respect to the Class A-PO Certificates, and (II) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than the amounts retained to meet claims) after application pursuant to clause (I) above.

          If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining
Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

          Section  10.02  Additional  Termination   Requirements.

          (a) If the  Depositor  exercises  its  purchase  option as provided in
Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash; and

          (ii) the notice  given by the  Depositor  or the  Trustee  pursuant to
     Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax return of the REMIC.

          (b) By their acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicers and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates or the Class B-5 Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect and (v) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

          This Agreement may also be amended from time to time by the Depositor, the Servicers and the Trustee, with the consent of the Holders of Certificates of each Class of

Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

          Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the Trust Estate as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Trust Estate as a REMIC.

          Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

          It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by either Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this
Agreement   or  the  Trust,   nor   entitle   such   Certificateholder's   legal
representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee shall be deemed effective upon receipt) to (a) in the case of the Depositor, Bank of America Mortgage Securities, Inc., 345 Montgomery Street, Lower Level #2, Unit #8152, San Francisco, California 94104, Attention:
Russell Thompson, (b) in the case of the NMC Servicer, NationsBanc Mortgage Corporation, 101 East Main Street, Suite 400, Louisville, Kentucky 40202,
Attention: Servicing Manager, with a copy to: NationsBanc Mortgage Corporation, 201 North Tryon Street, 14th Floor, Charlotte, North

Carolina 28255, Attention: General Counsel and Treasurer, (c) in the case of the BA Servicer, Bank of America, FSB, 10200 Valley View Street, Cypress, California 90630, Attention: Brian Shea, (d) in the case of the Trustee, 101 Barclay Street
- 12E, New York, New York 10286,  Attention:  Corporate  Trust - MBS Group (Fax:
(212) 815-5309), (d) in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 26 Broadway, New York, New York 10004, Attn:
Mortgage Surveillance Group, and (e) in the case of Fitch, Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attn: Residential Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

          Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

          Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

          If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

          Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

          Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

          IN WITNESS WHEREOF, the Depositor, the Servicers and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.


                                      BANK OF AMERICA MORTGAGE SECURITIES, INC.,
                                           as Depositor


                                      By:  _____________________________________
                                           Name:  Sharon Joseph
                                           Title: Vice President


                                      NATIONSBANC MORTGAGE CORPORATION,
                                           as Servicer


                                      By:  _____________________________________
                                           Name:  Robert J. Debenedet
                                           Title: Vice President


                                      BANK OF AMERICA, FSB,
                                           as Servicer


                                      By:  _____________________________________
                                           Name:  Russell Thompson
                                           Title: Vice President


                                      THE BANK OF NEW YORK,
                                           as Trustee


                                      By:  _____________________________________
                                           Name:  Kelly Sheahan
                                           Title: Vice President

STATE OF NEW YORK )
                  )       ss.:
COUNTY OF NEW YORK)


          On the 27th day of April, 1999, before me, a notary public in and for the State of New York, personally appeared Kelly Sheahan, known to me who, being by me duly sworn, did depose and say that she is an Assistant Vice President of The Bank of New York, a New York banking corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.


                                       ----------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA)
                       )       ss.:
COUNTY OF MECKLENBURG  )


          On the 27th day of April, 1999, before me, a notary public in and for the State of North Carolina, personally appeared Robert J. Debenedet, known to me who, being by me duly sworn, did depose and say that he is a Vice President of NationsBanc Mortgage Corporation, a Texas corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.



                                       ----------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NEW YORK )
                  )       ss.:
COUNTY OF NEW YORK)



          On the 27th day of April, 1999, before me, a notary public in and for the State of New York, personally appeared Russell Thompson, known to me who, being by me duly sworn, did depose and say that he is an Vice President of Bank of America, FSB, a federal savings bank, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.



                                        ---------------------------------------
                                                     Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NEW YORK )
                  )       ss.:
COUNTY OF NEW YORK)


          On the 27th day of April, 1999, before me, a notary public in and for the State of New York, personally appeared Sharon Joseph, known to me who, being by me duly sworn, did depose and say that she is the Vice President of Bank of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.



                                        ---------------------------------------
                                                        Notary Public

[Notarial Seal]

My commission expires ____________.

                                   EXHIBIT A-1

                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                    Class A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                    Class A-1

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                               April 1, 1999

First Distribution Date:                    May 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $270,699,000.00

Pass-Through Rate:                          6.250%

CUSIP No.:                                  060506

         This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 27, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                      * * *

                                  EXHIBIT A-PO

                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                   Class A-PO


[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                   Class A-PO

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                               April 1, 1999

First Distribution Date:                    May 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance of this Class:                      $660,067.00

CUSIP No.:                                  060506

         This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 27, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the

Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This Class A-PO Certificate represents the right to receive principal only.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate is issued on April 27, 1999, at an issue price of 70.00000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated April 20, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 30.00000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.21%; and (iii) the amount of OID allocable to the short first accrual period (April 27, 1999 to May 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.44682867%.

         This Certificate shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT A-R

                     [FORM OF FACE OF CLASS A-R CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                    Class A-R


SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS  CLASS  A-R  CERTIFICATE  MAY NOT BE  PURCHASED  BY OR  TRANSFERRED  TO ANY
EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                    Class A-R


evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                               April 1, 1999

First Distribution Date:                    May 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $100.00

Initial Class Certificate
Balance
of this Class:                              $100.00

Pass-Through Rate:                          6.250%

CUSIP No.:                                  060506

         This certifies that _____________________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 27, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office.

         Each Person who has or who acquires this Class A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of EXHIBIT I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires this Class A-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicers, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-1

                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                    Class B-1


[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY

SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                    Class B-1

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                               April 1, 1999

First Distribution Date:                    May 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance
of this Class:                              $2,075,000.00

Pass-Through Rate:                          6.250%

CUSIP No.:                                  060506

         This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 27, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-2

                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                    Class B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE

TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                    Class B-2

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                               April 1, 1999

First Distribution Date:                    May 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance
of this Class:                              $969,000.00

Pass-Through Rate:                          6.250%

CUSIP No.:                                  060506

         This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 27, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                    Class B-3


[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1 AND CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE

TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                    Class B-3

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                               April 1, 1999

First Distribution Date:                    May 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance
of this Class:                              $969,000.00

Pass-Through Rate:                          6.250%

CUSIP No.:                                  060506

         This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 27, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate is issued on April 27, 1999, and based on its issue price of 93.85764%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus two days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated April 20, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 6.17708333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.37%; and (iii) the amount of OID allocable to the short first accrual period (April 27, 1999 to May 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05198353%.

         This Certificate shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-4

                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                    Class B-4


SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF

PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                    Class B-4


evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                               April 1, 1999

First Distribution Date:                    May 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance
of this Class:                              $554,000.00

Pass-Through Rate:                          6.250%

CUSIP No.:                                  060506

         This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 27, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as EXHIBIT G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as EXHIBIT G-2A or as EXHIBIT G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate is issued on April 27, 1999, and based on its issue price of 81.51389% including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus two days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated April 20, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 18.52083333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.97%; and (iii) the amount of OID allocable to the short first accrual period (April 27, 1999 to May 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.14557863%.

         This Certificate shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-5

                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                    Class B-5


SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3 AND CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF

PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                    Class B-5

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                               April 1, 1999

First Distribution Date:                    May 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance
of this Class:                              $277,000.00

Pass-Through Rate:                          6.250%

CUSIP No.:                                  060506

         This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 27, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as EXHIBIT G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as EXHIBIT G-2A or as EXHIBIT G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate is issued on April 27, 1999, and based on its issue price of 70.32639%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus two days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated April 20, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 29.70833333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 12.87%; and (iii) the amount of OID allocable to the short first accrual period (April 27, 1999 to May 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.21735393%.

          This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-6

                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                    Class B-6


SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF

PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-3
                                    Class B-6

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                               April 1, 1999

First Distribution Date:                    May 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                           $

Initial Class Certificate
Balance
of this Class:                              $[415,877]

Pass-Through Rate:                          6.250%

CUSIP No.:                                  060506

         This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 27, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as EXHIBIT G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as EXHIBIT G-2A or as EXHIBIT G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate is issued on April 27, 1999, and based on its issue price of 24.45139%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus two days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated April 20, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 75.58333333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 43.23%; and (iii) the amount of OID allocable to the short first accrual period (April 27, 1999 to May 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.33506173%.

         This Certificate shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                      * * *

                                     EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates


         This Certificate is one of a duly authorized issue of Certificates designated as Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing
Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

         On each Distribution Date, the Trustee shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in, the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers, the Certificate Registrar and the Trustee and any agent of the Depositor, the Servicers, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date on which the Pool Stated Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Depositor will have the option to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing

Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

         Any term used  herein  that is defined  in the  Pooling  and  Servicing
Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ________ ___, ___

                                   THE BANK OF NEW YORK,
                                   as Trustee


                                   By   ________________________________________
                                                 Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class [__] Certificates referred to in the Pooling and Servicing Agreement referenced herein.


                                   THE BANK OF NEW YORK,
                                   as Trustee


                                   By   ________________________________________
                                                 Authorized Signatory

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                        ________________________________________
                                        Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in
immediately                  available                  funds                 to
____________________________________________________    for   the   account   of
___________________, account number _________________________,  or, if mailed by check, to Applicable statements should be mailed to ___________________

         This information is provided by ____________________________, the assignee named above, or, as its agent.

                                   EXHIBIT D-1

                            BA MORTGAGE LOAN SCHEDULE


            BANK OF AMERICA MORTGAGE SECURITIES INC., SERIES 1999-3

BA,FSB - 15Yr Fixed

LOAN#         ADDRESS                     CITY            ST    ZIP     OCC        PROP      TERM   LTV    RATE  FIRSTPAYDT  MAT DT
-----------------------------------------------------------------------------------------------------------------------------------
5000001262    21931 ANDOVER ROAD          KILDEER         IL    60047   Primary    SFR        180   73.9    6.75     4/1/99  3/1/14
5000002674    3 ESSEX CT                  HAWTHORN WO     IL    60047   Primary    SFR        180   69.1    6.75     4/1/99  3/1/14
5000002807    2101 KEIM DR                NAPERVILLE      IL    60565   Primary    SFR        180   57.0    6.75     5/1/99  4/1/14
5000002997    510 DEVON DR                BURR RIDGE      IL    60521   Primary    SFR        180   61.5   6.875     4/1/99  3/1/14
5000003565    711 ARGYLE AVE              FLOSSMOOR       IL    60422   Primary    SFR        180   62.7   6.875     4/1/99  3/1/14
5000005768    113 OLD BELDEN HILL RD      WILTON          CT     6897   Primary    SFR        180   59.0   6.875     5/1/99  4/1/14
5000012129    22 MARKS RD                 RIVERSIDE (     CT     6878   Primary    SFR        180   32.8   6.875     5/1/99  4/1/14
5000012897    140 ASHFORD RD              LONGMEADOW      MA     1106   Primary    SFR        180   72.2   6.875     5/1/99  4/1/14
5000016450    59 COTTAGE ST               WELLESLEY       MA     2181   Primary    Townhouse  180   57.4    6.75     4/1/99  3/1/14
5000016468    40 BEAVER ROAD              WESTON          MA     2493   Primary    SFR        180   54.2    6.75     5/1/99  4/1/14
5000022565    68 PHILLIPS AVE             ROCKPORT        MA     1966   Primary    SFR        180   68.5   6.375     4/1/99  3/1/14
5000022573    21 IVY LANE                 SHERBORN        MA     1770   Primary    SFR        144   61.9   6.875     4/1/99  3/1/11
5000027143    11712 AMKIN DR              CLIFTON         VA    22024   Primary    PUD        180   73.2     6.5     4/1/99  3/1/14
5000027523    1699 FRIAR TUCK RD          ATLANTA         GA    30309   Primary    PUD        180   74.6    6.75     4/1/99  3/1/14
5000034990    5206 TULIP LEAF CT          CENTREVILLE     VA    20121   Primary    PUD        180   83.9   6.875     4/1/99  3/1/14
5000035708    2100 FRIAR COURT            WALL TWP        NJ     7719   Primary    SFR        180   73.9     6.5     4/1/99  3/1/14
5000035872    101 SOUND CT                NORTHPORT       NY    11768   Primary    SFR        180   63.3     6.5     5/1/99  4/1/14
5000036540    7274 ALGONQUIN DR           CINCINNATI      OH    45243   Primary    SFR        180   71.0   6.625     4/1/99  3/1/14
5000038348    755 WADDINGTON ROAD         BLOOMFIELD      MI    48301   Primary    SFR        180   34.8     6.5     5/1/99  4/1/14
5000040104    4740 HILLTOP LANE           CINCINNATI      OH    45243   Primary    SFR        180   51.1    6.75     4/1/99  3/1/14
5000040484    1621 CLAUDIA WAY            NORTH WALES     PA    19454   Primary    SFR        180   58.3    6.75     4/1/99  3/1/14
5000041300    4768 SQUIRREL HILL          TROY            MI    48098   Primary    SFR        180   57.3    6.75     4/1/99  3/1/14
5000041318    6634 WYNDWATCH DR           CINCINNATI      OH    45230   Primary    SFR        180   67.5     6.5     4/1/99  3/1/14
5000041342    6881 GLENGARRY AVE          CANTON          OH    44718   Primary    PUD        180   66.0       7     5/1/99  4/1/14
5000042209    614 SUNRISE WAY             NESHANIC ST     NJ     8853   Primary    SFR        180   80.0   6.625     4/1/99  3/1/14
5000069699    304 MT. LOWE DR             BAKERSFIELD     CA    93309   Primary    SFR        180   80.0   6.625     5/1/99  4/1/14
5000092618    45 ST. TROPEZ CT            DANVILLE        CA    94506   Primary    PUD        180   61.5   6.875     4/1/99  3/1/14
5000093046    275 APRICOT LANE            MOUNTAIN VI     CA    94040   Primary    SFR        180   53.4    6.75     5/1/99  4/1/14
5000093475    2550 VALLEJO ST             SAN FRANCIS     CA    94123   Primary    SFR        180   25.0    6.75     5/1/99  4/1/14
5000094101    412 SILVER HOLLOW DR        WALNUT CREE     CA    94598   Primary    PUD        180   69.1   6.875     4/1/99  3/1/14
5000094416    294 ORCHARD RD              ORINDA          CA    94563   Primary    SFR        180   52.7       7     4/1/99  3/1/14
5000094945    2131 CAMINO A LOS CERROS    MENLO PARK      CA    94025   Primary    SFR        180   45.5    6.75     5/1/99  4/1/14
5000102334    121 DIABLO VIEW DR          ORINDA          CA    94563   Primary    SFR        180   53.1    6.75     4/1/99  3/1/14
5000102482    1042 OXFORD ST              BERKELEY        CA    94701   Primary    SFR        180   64.4   6.875     4/1/99  3/1/14
5000140904    10804 BAYLARK AVE           LAS VEGAS       NV    89134   Primary    PUD        180   75.2   6.875     5/1/99  4/1/14
5000178805    12471 BARLEY HILL RD        LOS ALTOS       CA    94024   Primary    SFR        180   54.2    6.75     5/1/99  4/1/14
5000182229    525 LOCH LOMOND CT          SUNNYVALE       CA    94087   Primary    SFR        180   47.1       7     5/1/99  4/1/14
5000228063    12038 DEWEY ST              LOS ANGELES     CA    90066   Primary    SFR        180   75.0    6.75     4/1/99  3/1/14
5000259522    1289 WASHO DR               FREMONT         CA    94539   Primary    SFR        180   69.2   6.875     4/1/99  3/1/14
5000264498    3109 SUNSET TERRACE         SAN MATEO       CA    94403   Primary    SFR        180   60.0       7     5/1/99  4/1/14
5000265925    12457 BEAUCHAMPS LANE       SARATOGA        CA    95070   Primary    SFR        180   36.5   6.875     4/1/99  3/1/14
5000278779    85 HEATHER LANE             INVERNESS       CA    94937   Secondary  SFR        180   80.0   6.875     4/1/99  3/1/14
5000279330    125 WHITETHORNE DR          MORAGA          CA    94556   Primary    SFR        180   58.1       7     5/1/99  4/1/14
5000284793    1059 MONTE VERDE DR         ARCADIA         CA    91006   Primary    SFR        180   78.1    6.75     5/1/99  4/1/14
5000287531    140 W 24TH ST               UPLAND          CA    91784   Primary    SFR        180   60.0     6.5     4/1/99  3/1/14
5000288406    1304 COUNTRY VIEW DR        MODESTO         CA    95356   Primary    SFR        180   77.2   6.875     4/1/99  3/1/14
5000311190    1731 LA COLINA DR           SANTA ANA A     CA    92705   Primary    SFR        180   80.0     6.5     5/1/99  4/1/14
5000311356    7624 CARMENITA LANE         LOS ANGELES     CA    91304   Primary    PUD        180   53.1     6.5     5/1/99  4/1/14
5000347822    499 SANTA ANITA CT          SIERRA MADR     CA    91024   Primary    SFR        180   75.0   6.375     4/1/99  3/1/14
5000347939    14 ASHFORD                  IRVINE          CA    92618   Primary    PUD        180   80.0   6.625     5/1/99  4/1/14
5000365188    94 DUDLEY TOWN ROAD         CORNWALL        CT     6753   Primary    SFR        180   85.6     6.5     4/1/99  3/1/14
5000400563    680 PILGRIM DR              FOSTER CITY     CA    94404   Primary    SFR        180   70.3   6.625     4/1/99  3/1/14
5000400704    1309 RIMROCK DR             SAN JOSE        CA    95120   Primary    SFR        180   48.8    6.75     4/1/99  3/1/14
5000401249    4788 SONGBIRD               CHICO           CA    95973   Primary    SFR        180   59.0    6.75     5/1/99  4/1/14
5000401264    10110 PHAR LAP DR           CUPERTINO       CA    95014   Primary    SFR        180   44.8   6.875     4/1/99  3/1/14
5000401876    1401 RIFLE RANGE RD         EL CERRITO      CA    94530   Primary    SFR        180   47.9   6.875     4/1/99  3/1/14
5000402593    1348 COUNTRY CLUB DR        LOS ALTOS       CA    94024   Primary    SFR        180   33.8    6.75     4/1/99  3/1/14
5000402742    1445 MEADOW LANE            MOUNTAIN VI     CA    94040   Primary    SFR        180   47.6    6.75     4/1/99  3/1/14
5000402916    3030 BENVENUE AVE           BERKELEY        CA    94705   Primary    SFR        180   52.9     6.5     4/1/99  3/1/14
5000403070    12280 SARAGLEN DR           SARATOGA        CA    95070   Primary    SFR        180   56.0    6.75     4/1/99  3/1/14
5000404870    1220 EDGEHILL DR            BURLINGAME      CA    94010   Primary    SFR        180   80.0   6.875     4/1/99  3/1/14
5000406404    155 CLIPPER ST              SAN FRANCIS     CA    94114   Primary    SFR        180   74.8   6.875     4/1/99  3/1/14
5000406511    88 COYOTE PL                SAN RAMON       CA    94583   Primary    PUD        180   57.2     6.5     4/1/99  3/1/14
5000406602    1601 CHRISTINA DR           LOS ALTOS       CA    94024   Primary    SFR        180   46.9   6.875     4/1/99  3/1/14
5000406651    911 TRES PALMAS             MARTINEZ        CA    94553   Primary    PUD        180   77.2    6.75     4/1/99  3/1/14
5000406867    5950 LAUREL CREEK DR        PLEASANTON      CA    94588   Primary    PUD        180   75.4   6.875     4/1/99  3/1/14
5000407006    448 HOBART AVE              SAN MATEO       CA    94402   Primary    SFR        180   36.8   6.875     4/1/99  3/1/14
5000407949    38 ELENA AVE                ATHERTON        CA    94027   Primary    SFR        180   25.0    6.75     4/1/99  3/1/14
5000408756    816 ALDEN LANE              LIVERMORE       CA    94550   Primary    SFR        180   74.6   6.875     4/1/99  3/1/14
5000408830    721 QUINTARA ST             SAN FRANCIS     CA    94116   Primary    SFR        180   79.6     6.5     4/1/99  3/1/14
5000409150    897 ALTOS OAKS DR           LOS ALTOS       CA    94024   Primary    SFR        180   53.3    6.75     4/1/99  3/1/14
5000409275    801 SEQUOIA AVE             MILLBRAE        CA    94030   Primary    SFR        180   59.1     6.5     5/1/99  4/1/14
5000409283    120 ENCINAL AVE             ATHERTON        CA    94027   Primary    SFR        180   31.9   6.875     4/1/99  3/1/14
5000409937    794 AUGUSTA DR              MORAGA          CA    94556   Primary    PUD        180   46.6    6.75     4/1/99  3/1/14
5000410034    24932 NORMAN'S WAY          CALABASAS       CA    91302   Primary    PUD        180   57.9   6.625     4/1/99  3/1/14
5000410828    1080 N KENTER AVE           LOS ANGELES     CA    90049   Primary    SFR        180   62.4    6.75     4/1/99  3/1/14
5000410869    27860 MOUNT RAINIER WAY     YORBA LINDA     CA    92887   Primary    SFR        180   68.4   6.875     4/1/99  3/1/14
5000411776    31 ABETO                    IRVINE          CA    92620   Primary    PUD        180   75.0   6.875     5/1/99  4/1/14
5000411875    29301 BLUEWATER RD          MALIBU          CA    90265   Primary    SFR        180   35.4     6.5     5/1/99  4/1/14
5000416932    16958 DULCE YNEZ LANE       LOS ANGELES     CA    90272   Primary    SFR        180   47.0   6.625     4/1/99  3/1/14
5000417690    1157 ROSEHILL CT            ESCONDIDO       CA    92025   Primary    SFR        180   56.0   6.875     4/1/99  3/1/14
5000418789    145 S CANON DR UNIT 303     BEVERLY HIL     CA    90212   Primary    Condo      180   61.5    6.75     4/1/99  3/1/14
5000421676    1713 WILLOWHAVEN RD         ENCINITAS       CA    92024   Primary    PUD        180   72.8    6.75     4/1/99  3/1/14
5000447721    2200 CAROLINA WAY           ROSWELL         NM    88201   Primary    SFR        180   67.0   6.625     4/1/99  3/1/14
5000447788    8205 TURTLE CREEK CIRCLE    LAS VEGAS       NV    89113   Primary    PUD        180   80.0     6.5     5/1/99  4/1/14
5000448232    4309 N 66TH ST              SCOTTSDALE      AZ    85251   Primary    SFR        180   72.6   6.375     4/1/99  3/1/14
5000448497    3266 STONE VALLEY RD        ALAMO           CA    94507   Primary    PUD        180   79.8    6.25     5/1/99  4/1/14
5000449784    6332 E FANFOL DR            PARADISE VA     AZ    85253   Primary    SFR        180   69.4   6.375     5/1/99  4/1/14
5000456276    2630 208TH AVE SE           ISSAQUAH        WA    98029   Primary    PUD        180   70.1    6.75     4/1/99  3/1/14
5000457332    16112 95TH AVE SE           SNOHOMISH       WA    98296   Primary    SFR        180   75.0     6.5     5/1/99  4/1/14
5000465400    2104 PEREGRINE CT           WEST LINN       OR    97068   Primary    SFR        180   69.8     6.5     4/1/99  3/1/14
5000465830    3399 E STONE MOUNTAIN LAN   SANDY           UT    84092   Primary    SFR        180   71.3   6.875     3/1/99  2/1/14
5000476951    5917 BROADMEADE DRIVE       PLANO           TX    75093   Primary    SFR        180   79.0   6.375     4/1/99  3/1/14
5000477025    FM 3496                     GAINESVILLE     TX    76240   Primary    SFR        180   67.3     6.5     5/1/99  4/1/14
5000478114    2995 LAKESIDE DRIVE         HIGHLAND VI     TX    75067   Primary    SFR        180   63.6   6.625     4/1/99  3/1/14
5000479963    11730 RIVER VIEW DRIVE      HOUSTON         TX    77077   Primary    SFR        180   74.7   6.625     4/1/99  3/1/14
5000480532    2912 MASTERS CIRCLE         PLANO           TX    75093   Primary    SFR        180   56.9   6.875     4/1/99  3/1/14
5000480805    5508 SUMMERHILL LANE        TEMPLE          TX    76502   Primary    SFR        180   69.9   6.375     4/1/99  3/1/14
5000482082    6416 WESTCHESTER AVE.       HOUSTON         TX    77005   Primary    SFR        180   62.6   6.625     4/1/99  3/1/14
5000485283    214 KAOKOA WAY              HAIKU           HI    96708   Primary    SFR        180   77.4     6.5     4/1/99  3/1/14
5000495662    20533 LEXINGTON LANE        KILDEER         IL    60047   Primary    SFR        180   70.0    6.75     5/1/99  4/1/14
5000495670    20685 LONG MEADOW DR        KILDEER         IL    60047   Primary    SFR        180   75.0    6.75     5/1/99  4/1/14
64774741      930 BURRELL ST              LOS ANGELES     CA    90292   Primary    SFR        180   32.0   6.875     4/1/99  3/1/14
65033566      23 SUNSHINE AVE             RIVERSIDE(G     CT     6878   Primary    SFR        180   54.5   6.875     3/1/99  2/1/14
65071115      22706 SWEET MEADOW          MISSION VIE     CA    92692   Primary    PUD        180   74.8     6.5    11/1/98 10/1/13
65224922      321 PLEASANT SUMMIT DR      HENDERSON       NV    89012   Primary    PUD        180   90.0       7     4/1/99  3/1/14
65353030      1 DARTMOUTH                 NEWPORT BEA     CA    92660   Primary    PUD        180   80.0     6.5     4/1/99  3/1/14
65416261      3233 OLU ST                 HONOLULU        HI    96816   Primary    SFR        180   72.0   5.875     3/1/99  2/1/14
65482301      4905 CRUDEN BAY CT          SAN JOSE        CA    95138   Primary    PUD        180   26.1   6.875     3/1/99  2/1/14
65578554      8820 NOTTINGHAM PL          SAN DIEGO (     CA    92037   Primary    SFR        180   75.0       7    10/1/98  9/1/13
65618751      31162 HOLLY DR              LAGUNA BEAC     CA    92651   Primary    SFR        180   28.8   6.625     4/1/99  3/1/14
65709225      4480 COMMERCE RD            ORCHARD LAK     MI    48324   Primary    SFR        180   44.6     6.5     3/1/99  2/1/14
65722957      435 SUSAN LANE              DEERFIELD       IL    60015   Primary    SFR        180   89.8       7     3/1/99  2/1/14
65745710      34857 DOHENY PL             CAPISTRANO      CA    92624   Primary    SFR        180   33.7     6.5     3/1/99  2/1/14
65747623      5801 MANTON AVE             WOODLAND HI     CA    91367   Primary    SFR        180   67.2   6.375     4/1/99  3/1/14
65811071      3637 TWIN LAKE RIDGE        WESTLAKE VI     CA    91361   Primary    PUD        180   44.3   6.875     3/1/99  2/1/14
65811186      6 TRAPANI                   LAGUNA NIGU     CA    92677   Primary    PUD        180   51.8   6.875     3/1/99  2/1/14
65812140      12727 ALCONBURY ST          CERRITOS        CA    90701   Primary    PUD        180   56.0   6.875     3/1/99  2/1/14
65824555      220 S GORE AVE              ST. LOUIS       MO    63119   Primary    SFR        180   61.4    6.75     4/1/99  3/1/14
65854799      140 CANONWOOD DR            GLENDALE        CA    91207   Primary    SFR        180   57.1   6.625     3/1/99  2/1/14
65866151      25151 EXMOOR                MISSION VIE     CA    92692   Primary    PUD        180   63.2    6.25     3/1/99  2/1/14
65903358      1772 MORGAN LANE            UPPER PROVI     PA    19426   Primary    SFR        180   75.0    6.75     4/1/99  3/1/14
65918142      46 LYNCH ST                 SAN FRANCIS     CA    94109   Primary    SFR        180   64.4   6.125     3/1/99  2/1/14
65950160      2528 CLIFF DR               NEWPORT BEA     CA    92663   Primary    SFR        180   58.3   6.875     3/1/99  2/1/14
65950542      25512 SPOTTED PONY LANE     LAGUNA HILL     CA    92653   Primary    PUD        180   69.2   6.375     4/1/99  3/1/14
65950844      671 MESA GRANDE DR          PALM DESERT     CA    92211   Secondary  PUD        180   80.0     6.5     4/1/99  3/1/14
65950941      3805 VISTA AZUL             SAN CLEMENT     CA    92672   Primary    PUD        180   66.7       7     4/1/99  3/1/14
65967585      41 LESSAY                   NEWPORT COA     CA    92657   Primary    Condo      180   73.2   6.875     3/1/99  2/1/14
65975278      9832 BADEN AVE              LA(CHATSWOR     CA    91311   Primary    SFR        180   55.6       7     3/1/99  2/1/14
66040183      657 MATSONIA DR             FOSTER CITY     CA    94404   Primary    SFR        180   37.7     6.5     3/1/99  2/1/14
66051576      1310 QUAIL CREEK CIRCLE     SAN JOSE        CA    95120   Primary    SFR        180   58.3   6.875     5/1/99  4/1/14
66123046      5 STONE HARBOR              ALAMEDA         CA    94502   Primary    PUD        180   61.5    6.75     4/1/99  3/1/14
66136296      5758 LAYTON ST              RANCHO CUCA     CA    91737   Primary    SFR        180   75.4   6.875     3/1/99  2/1/14
66152313      7015 WINDHAM PARKWAY        PROSPECT        KY    40059   Primary    SFR        180   73.4    6.75     3/1/99  2/1/14
66157820      22 SILVER SPRING CT         EAST HANOVE     NJ     7936   Primary    SFR        180   75.0   6.875     3/1/99  2/1/14
66161754      4 ACORN CT                  NOVATO          CA    94949   Primary    SFR        180   43.1   6.625     3/1/99  2/1/14
66164354      3 MEADOWOOD DR              LARKSPUR        CA    94939   Primary    SFR        180   61.5    6.75     3/1/99  2/1/14
66165547      3535 MALIBU COUNTRY DR      MALIBU          CA    90265   Primary    SFR        180   65.4   6.875     3/1/99  2/1/14
66178673      11357 BALLANTYNE CRSSNG A   CHARLOTTE       NC    28277   Primary    PUD        180   43.4   5.875     4/1/99  3/1/14
66206081      17 ELMWOOD RD               MARBLEHEAD      MA     1945   Primary    SFR        180   70.5       7     4/1/99  3/1/14
66209501      3 OAK KNOLL                 CAPE ELIZAB     ME     4107   Primary    SFR        180   66.1       7     4/1/99  3/1/14
66210160      10 EDGEHILL RD              HOPKINTON       MA     1748   Primary    SFR        180   69.3       7     3/1/99  2/1/14
66210178      3219 BRYN MAWR DR           UNIVERSITY      TX    75225   Primary    SFR        180   57.0   6.875     3/1/99  2/1/14
66210381      467 SAGAMORE ST             HAMILTON        MA     1936   Primary    SFR        180   63.8   6.875     4/1/99  3/1/14
66280354      4917 N SCENIC VIEW LANE     TACOMA          WA    98407   Primary    SFR        180   88.9     6.5     4/1/99  3/1/14
66297729      13103 MOZART WAY            CERRITOS        CA    90703   Primary    PUD        180   63.4   6.875     4/1/99  3/1/14
66300037      4231 FAIR AVE               STUDIO CITY     CA    91602   Primary    SFR        180   51.1   6.625     3/1/99  2/1/14
66318386      13058 MOZART WAY            CERRITOS        CA    90703   Primary    PUD        180   66.0   6.875     3/1/99  2/1/14
66319331      5410 HALISON ST             TORRANCE        CA    90503   Primary    SFR        180   63.8   6.625     4/1/99  3/1/14
66319765      23 HIDDEN CREEK AKA 23      IRVINE          CA    92620   Primary    PUD        180   55.0   6.875     3/1/99  2/1/14
66341418      3602 MARONEAL STREET        HOUSTON         TX    77025   Primary    SFR        180   56.6   6.625     4/1/99  3/1/14
66345731      1225 ARCHLEY DRIVE          HOUSTON         TX    77055   Primary    SFR        180   51.4   6.625     3/1/99  2/1/14
66346711      2833 PARK BRIDGE CT         DALLAS          TX    75219   Primary    PUD        180   62.6   6.375     3/1/99  2/1/14
66380014      340 CORRALITOS ROAD         WATSONVILLE     CA    95076   Primary    SFR        180   48.0   6.625     4/1/99  3/1/14
66389127      9984 DILLWOOD ROAD          OAKDALE         CA    95361   Primary    SFR        180   69.0    6.75     3/1/99  2/1/14
66412056      36 SARATOGA CREEK LANE      LANGLEY         WA    98260   Secondary  SFR        180   74.7       7     3/1/99  2/1/14
66412072      18921 OLYMPIC VIEW DR       EDMONDS         WA    98020   Primary    SFR        180   66.3       7     3/1/99  2/1/14
66412129      7118 NE 118TH ST            KIRKLAND        WA    98034   Primary    SFR        180   73.3     6.5     3/1/99  2/1/14
66444993      8510 WARREN DRIVE NW        GIG HARBOR      WA    98335   Primary    SFR        180   48.0   6.125     5/1/99  4/1/14
66504368      7119 KENTWOOD AVE           LOS ANGELES     CA    90045   Primary    SFR        180   63.3    6.75     3/1/99  2/1/14
66505003      38937 ALTURA ST             FREMONT         CA    94536   Primary    SFR        180   59.7   6.625     3/1/99  2/1/14
66536596      17360 HIGHGRADE LANE        SONORA          CA    95370   Primary    SFR        180   90.0     6.5     3/1/99  2/1/14
66585261      1509 ZACHARY CT             BREA            CA    92821   Primary    SFR        180   90.0   6.375     3/1/99  2/1/14
66586810      9814 PANGBORN AVE           DOWNEY          CA    90240   Primary    SFR        180   79.4    6.75     3/1/99  2/1/14
66593352      11714 MARINE VIEW DR        MARYSVILLE      WA    98271   Primary    SFR        180   67.7    6.75     4/1/99  3/1/14
66594545      146 SLATER STREET S         KIRKLAND        WA    98033   Primary    SFR        180   80.0    6.25     4/1/99  3/1/14
66594588      11000 WACHUSETT ROAD        WOODWAY         WA    98020   Primary    SFR        180   31.1    6.75     4/1/99  3/1/14
66598443      2287 LAMBERT DR             PASADENA        CA    91107   Primary    SFR        180   78.0     6.5     4/1/99  3/1/14
66615631      4056 MANSION DRIVE NW       WASHINGTON      DC    20007   Primary    PUD        180   54.7   6.875     3/1/99  2/1/14
66616077      321 EL MOLINO WAY           SAN JOSE        CA    95119   Primary    SFR        180   66.3   6.625     4/1/99  3/1/14
66616522      2403 NW BIRKENDENE ST       PORTLAND        OR    97229   Primary    PUD        180   80.0   6.625     4/1/99  3/1/14
66619556      18573 DORAL WAY             LOS ANGELES     CA    91356   Primary    PUD        180   65.9   6.375     3/1/99  2/1/14
66620881      3606 E MARLETTE AVE         PARADISE VA     AZ    85253   Primary    SFR        180   25.8   6.875     3/1/99  2/1/14
66621984      43880 CALLE COLINA          TEMECULA AR     CA    92590   Primary    PUD        180   53.3   6.875     3/1/99  2/1/14
66629161      15849 FETLOCK LANE          CHINO HILLS     CA    91709   Primary    PUD        180   66.2       7     3/1/99  2/1/14
66629322      7608 SCHOOL HOUSE LANE      ROSEVILLE       CA    95747   Primary    PUD        180   79.4   6.875     3/1/99  2/1/14
66640865      1650 JACKSON ST #902        SAN FRANCIS     CA    94109   Primary    Condo      180   60.9    6.25     3/1/99  2/1/14
66651531      53 WATERSIDE CIRCLE         REDWOOD CIT     CA    94065   Primary    PUD        180   80.0   6.125     4/1/99  3/1/14
66653363      619 WINDSWEPT PL            SIMI VALLEY     CA    93065   Primary    PUD        180   72.9   6.625     4/1/99  3/1/14
66657873      1201 ESTELLE LANE           NEWPORT BEA     CA    92660   Primary    SFR        180   80.0   6.875     4/1/99  3/1/14
66661307      26950 ABBEY GLEN DR         YORBA LINDA     CA    92887   Primary    SFR        180   79.5   6.875     3/1/99  2/1/14
66662371      37765 AVENIDA LA CRESTA     MURRIETA        CA    92562   Primary    PUD        180   64.8       7     3/1/99  2/1/14
66664233      16551 ZUMAQUE ST            RANCHO SANT     CA    92067   Primary    SFR        180   60.0   6.875     3/1/99  2/1/14
66664501      7760 EADS AVE #2            SAN DIEGO (     CA    92037   Primary    Condo      180   80.0   6.875     5/1/99  4/1/14
66665451      5 SANDPIPER STRAND          CORONADO        CA    92118   Primary    PUD        180   28.9    6.75     3/1/99  2/1/14
66667097      36026 RAVELLO COURT         MURRIETA        CA    92562   Primary    SFR        180   90.0   6.625     4/1/99  3/1/14
66668093      79-160 JACK RABBIT TRAIL    LA QUINTA       CA    92253   Secondary  PUD        180   80.0   6.875     3/1/99  2/1/14
66673399      41910 JONES DR              PALM DESERT     CA    92211   Secondary  PUD        180   80.0       7     4/1/99  3/1/14
66728029      21526 PARVIN DR             SANTA CLARI     CA    91350   Primary    PUD        180   77.8    6.75     4/1/99  3/1/14
66738512      174 CHARTERHOUSE CT         POWELL          OH    43065   Primary    SFR        180   77.5    6.75     4/1/99  3/1/14
66738521      5758 HADDINGTON DR 1214     DUBLIN          OH    43017   Primary    PUD        180   80.0   6.625     4/1/99  3/1/14
66740037      5550 TRAIL SIDE DR          YORBA LINDA     CA    92887   Primary    SFR        180   62.0       7     3/1/99  2/1/14
66747902      1404 WINESAP DR             WALL TOWNSH     NJ     8736   Primary    SFR        180   80.0       7     3/1/99  2/1/14
66830796      27660 RED ROCK RD           LOS ALTOS       CA    94022   Primary    SFR        180   49.8       7     3/1/99  2/1/14
66841275      420 LOWER VINTNERS CIRCL    FREMONT         CA    94539   Primary    SFR        180   43.8   6.875     4/1/99  3/1/14
66842697      2120 ADELINE DR             BURLINGAME      CA    94010   Primary    SFR        180   53.1   6.875     4/1/99  3/1/14
66842999      12764 RODONI CT             SARATOGA        CA    95070   Primary    SFR        180   38.2   6.875     3/1/99  2/1/14
66928044      30991 VIA BRAVO             SAN JUAN CA     CA    92675   Primary    PUD        180   80.0    6.75     3/1/99  2/1/14
66930014      4300 MUGUET CT              MODESTO         CA    95356   Primary    PUD        180   71.8   6.875     4/1/99  3/1/14
66938546      906 S MORGAN                CHICAGO         IL    60607   Primary    Townhouse  180   77.1   6.875     4/1/99  3/1/14


LOAN#          PANDI       SCHPTD      ORIG BAL    ACT BALANCE      SCH BALANCE    PURP          DOC      APPRAISAL    RTRM    CLTV
-----------------------------------------------------------------------------------------------------------------------------------
5000001262     3805.12     4/1/99        430000      428613.63        428613.63    R/T REFI      FULL        582000     179    73.7
5000002674     2367.14     4/1/99        267500         267500        266637.55    R/T REFI      RAPD        387000     179    69.1
5000002807     2345.02     4/1/99        265000         265000           265000    C/O REFI      RAPD        465000     180    57.0
5000002997     3397.97     4/1/99        381000      379784.84        379784.84    R/T REFI      FULL        620000     179    61.3
5000003565     2515.03     4/1/99        282000       281100.6         281100.6    R/T REFI      FULL        450000     179    62.5
5000005768     3522.83     4/1/99        395000         395000           395000    R/T REFI      FULL        670000     180    59.0
5000012129     5707.87     4/1/99        640000         640000           640000    R/T REFI      RAPD       1950000     180    32.8
5000012897     5636.52     4/1/99        632000         632000           632000    R/T REFI      RAPD        875000     180    72.2
5000016450     3805.12     4/1/99        430000      428613.63        428613.63    R/T REFI      RAPD        749000     179    57.2
5000016468     5751.92     4/1/99        650000         650000           650000    R/T REFI      RAPD       1200000     180    54.2
5000022565     2722.39     4/1/99        315000      313951.05        313951.05    R/T REFI      RAPD        460000     179    68.3
5000022573     3223.56     4/1/99        315500      313770.63        313770.63    R/T REFI      RAPD        510000     143    61.6
5000027143     2613.33     4/1/99        300000      299011.67        299011.67    R/T REFI      RAPD        410000     179    73.0
5000027523     4424.55     4/1/99        500000         500000        498387.95    C/O REFI      RAPD        670000     179    74.6
5000034990      2497.2     4/1/99        280000      279106.97        279106.97    PURCH         FULL        343000     179    83.6
5000035708     2961.77     4/1/99        340000         340000         338879.9    R/T REFI      RAPD        460000     179    73.9
5000035872     2482.66     4/1/99        285000         285000           285000    R/T REFI      FULL        450000     180    63.3
5000036540     4363.63     4/1/99        497000         497000        495380.22    R/T REFI      RAPD        700000     179    71.0
5000038348     2423.43     4/1/99        278200         278200           278200    R/T REFI      RAPD        800000     180    34.8
5000040104     3167.98     4/1/99        358000         358000        356845.77    R/T REFI      FULL        725000     179    51.1
5000040484     2477.75     4/1/99        280000      279097.25        279097.25    PURCH         RAPD        504000     179    58.1
5000041300     2433.51     4/1/99        275000         275000        274113.37    R/T REFI      RAPD        480000     179    57.3
5000041318     2369.42     4/1/99        272000         272000        271103.91    R/T REFI      RAPD        403000     179    67.5
5000041342      3379.6     4/1/99        376000         376000           376000    R/T REFI      RAPD        570000     180    66.0
5000042209     2704.23     4/1/99        308000         308000        306996.19    R/T REFI      RAPD        385000     179    80.0
5000069699      3722.7     4/1/99        424000         424000           424000    PURCH         FULL        530000     180    80.0
5000092618     2577.46     4/1/99        289000         289000        288078.27    R/T REFI      RAPD        470000     179    61.5
5000093046     3451.15     4/1/99        390000         390000           390000    R/T REFI      RAPD        730000     180    53.4
5000093475     5751.92     4/1/99        650000         650000           650000    R/T REFI      FULL       2600000     180    25.0
5000094101     5797.06     4/1/99        650000         650000         647926.9    R/T REFI      FULL        940000     179    69.1
5000094416     3550.38     4/1/99        395000         395000        393753.79    C/O REFI      RAPD        750000     179    52.7
5000094945      3222.4     4/1/99        364150         364150           364150    R/T REFI      RAPD        800000     180    45.5
5000102334     5751.92     4/1/99        650000         650000        647904.33    C/O REFI      FULL       1225000     179    53.1
5000102482     2586.38     4/1/99        290000         290000        289075.08    R/T REFI      FULL        450000     179    64.4
5000140904     2675.57     4/1/99        300000         300000           300000    PURCH         RAPD        400000     180    75.2
5000178805     5751.92     4/1/99        650000         650000           650000    R/T REFI      RAPD       1200000     180    54.2
5000182229     2966.14     4/1/99        330000         330000           330000    R/T REFI      RAPD        700000     180    47.1
5000228063     2654.73     4/1/99        300000         300000        299032.77    C/O REFI      RAPD        400000     179    75.0
5000259522     5217.35     4/1/99        585000         585000        583134.21    R/T REFI      RAPD        845000     179    69.2
5000264498     3100.96     4/1/99        345000         345000           345000    C/O REFI      FULL        575000     180    60.0
5000265925      5529.5     4/1/99        620000         620000        618022.58    R/T REFI      FULL       1700000     179    36.5
5000278779      3538.7     4/1/99        396780         396780        395514.52    PURCH         FULL        496000     179    80.0
5000279330     2507.74     4/1/99        279000         279000           279000    R/T REFI      FULL        480000     180    58.1
5000284793     3212.23     4/1/99        363000         363000           363000    R/T REFI      RAPD        465000     180    78.1
5000287531     5226.65     4/1/99        600000      598023.35        598023.35    R/T REFI      RAPD       1000000     179    59.8
5000288406     3567.42     4/1/99        400000         400000        398724.25    PURCH         RAPD        518000     179    77.2
5000311190      3045.4     4/1/99        349600         349600           349600    PURCH         RAPD        445000     180    80.0
5000311356     3310.21     4/1/99        380000         380000           380000    R/T REFI      FULL        715000     180    53.1
5000347822     2463.12     4/1/99        285000         285000        284050.94    R/T REFI      RAPD        380000     179    75.0
5000347939     2949.19     4/1/99        335900         335900           335900    PURCH         RAPD        420000     180    80.0
5000365188     2386.84     4/1/99        274000         274000        273097.33    R/T REFI      RAPD        320000     179    85.6
5000400563     2809.59     4/1/99        320000      318957.08        318957.08    R/T REFI      RAPD        455000     179    70.1
5000400704     2743.22     4/1/99        310000         310000        309000.53    R/T REFI      RAPD        635000     179    48.8
5000401249     2610.49     4/1/99        295000         295000           295000    R/T REFI      RAPD        500000     180    59.0
5000401264      2497.2     4/1/99        280000      279106.97        279106.97    C/O REFI      RAPD        625000     179    44.7
5000401876     3313.24     4/1/99        371500         371500        370315.15    R/T REFI      FULL        775000     179    47.9
5000402593     2769.77     4/1/99        313000      311990.86        311990.86    R/T REFI      RAPD        925000     179    33.7
5000402742     2654.73     4/1/99        300000      299032.77        299032.77    R/T REFI      RAPD        630000     179    47.5
5000402916        2352     4/1/99        270000         270000         269110.5    R/T REFI      RAPD        510000     179    52.9
5000403070     3716.62     4/1/99        420000         420000        418645.88    R/T REFI      RAPD        750000     179    56.0
5000404870     4530.62     4/1/99        508000         508000         506379.8    PURCH         RAPD        635000     179    80.0
5000406404     5284.24     4/1/99        592500         592500        590610.29    PURCH         RAPD        793000     179    74.8
5000406511     2465.24     4/1/99        283000         283000        282067.68    R/T REFI      FULL        495000     179    57.2
5000406602     3264.19     4/1/99        366000         366000        364832.69    R/T REFI      RAPD        780000     179    46.9
5000406651     3141.43     4/1/99        355000      353796.88        353796.88    R/T REFI      FULL        460000     179    76.9
5000406867     5716.79     4/1/99        641000      638955.61        638955.61    R/T REFI      RAPD        850000     179    75.2
5000407006      3121.5     4/1/99        350000         350000        348883.71    C/O REFI      RAPD        950000     179    36.8
5000407949     5751.92     4/1/99        650000         650000        647904.33    R/T REFI      FULL       2600000     179    25.0
5000408756     2729.08     4/1/99        306000         306000        305024.05    C/O REFI      RAPD        410000     179    74.6
5000408830     3052.37     4/1/99        350400         350400        349245.63    R/T REFI      RAPD        440000     179    79.6
5000409150     3539.64     4/1/99        400000         400000        398710.36    R/T REFI      RAPD        750000     179    53.3
5000409275     2574.13     4/1/99        295500         295500           295500    R/T REFI      RAPD        500000     180    59.1
5000409283     2987.72     4/1/99        335000      333931.55        333931.55    R/T REFI      RAPD       1050000     179    31.8
5000409937     2433.51     4/1/99        275000      274113.37        274113.37    PURCH         RAPD        590000     179    46.5
5000410034      3810.5     4/1/99        434000      432585.54        432585.54    R/T REFI      RAPD        750000     179    57.7
5000410828     3504.25     4/1/99        396000         396000        394723.25    R/T REFI      RAPD        635000     179    62.4
5000410869     3567.42     4/1/99        400000         400000        398724.25    R/T REFI      RAPD        585000     179    68.4
5000411776     2943.12     4/1/99        330000         330000           330000    R/T REFI      RAPD        440000     180    75.0
5000411875     2386.84     4/1/99        274000         274000           274000    R/T REFI      RAPD        775000     180    35.4
5000416932     3301.26     4/1/99        376000         376000        374774.57    R/T REFI      RAPD        800000     179    47.0
5000417690      2595.3     4/1/99        291000         291000        290071.89    R/T REFI      RAPD        520000     179    56.0
5000418789     2176.88     4/1/99        246000      245206.87        245206.87    R/T REFI      FULL        400000     179    61.3
5000421676     2318.47     4/1/99        262000         262000        261155.28    R/T REFI      RAPD        360000     179    72.8
5000447721     3674.41     4/1/99        418500      417136.06        417136.06    R/T REFI      FULL        625000     179    66.8
5000447788     3484.43     4/1/99        400000         400000           400000    PURCH         RAPD        520000     180    80.0
5000448232     3889.13     4/1/99        450000         450000         448501.5    R/T REFI      FULL        620000     179    72.6
5000448497     4072.76     4/1/99        475000         475000           475000    PURCH         RAPD        595000     180    79.8
5000449784     4321.26     4/1/99        500000         500000           500000    C/O REFI      FULL        720000     180    69.4
5000456276     5176.73     4/1/99        585000         585000         583113.9    R/T REFI      FULL        835000     179    70.1
5000457332     3266.66     4/1/99        375000         375000           375000    C/O REFI      RAPD        500000     180    75.0
5000465400     2402.52     4/1/99        275800       274891.4         274891.4    R/T REFI      RAPD        395000     179    69.6
5000465830     4066.86     4/1/99        456000      448545.64        447048.57    R/T REFI      FULL        640000     178    70.1
5000476951     2696.47     4/1/99        312000         312000        310961.03    R/T REFI      RAPD        395000     179    79.0
5000477025     3048.88     4/1/99        350000         350000           350000    R/T REFI      RAPD        520000     180    67.3
5000478114     2848.22     4/1/99        324400      322690.96        322690.96    R/T REFI      RAPD        510000     179    63.3
5000479963     2230.11     4/1/99        254000         254000        253172.18    R/T REFI      FULL        340000     179    74.7
5000480532     4214.02     4/1/99        472500         472500        470993.01    R/T REFI      RAPD        830000     179    56.9
5000480805      3019.7     4/1/99        349400         349400        348236.49    R/T REFI      RAPD        500000     179    69.9
5000482082     3573.44     4/1/99        407000      406421.63        405091.98    R/T REFI      RAPD        650000     179    62.5
5000485283     4216.16     4/1/99        484000         484000        482405.51    R/T REFI      RAPD        625000     179    77.4
5000495662     4645.78     4/1/99        525000         525000           525000    C/O REFI      RAPD        750000     180    70.0
5000495670     2588.37     4/1/99        292500      290065.52        290065.52    C/O REFI      RAPD        390000     180    74.4
64774741        2211.8     4/1/99        248000         248000        247209.03    R/T REFI      FULL        775000     179    32.0
65033566       3085.82     4/1/99        346000      344896.47        343786.62    R/T REFI      RAPD        635000     178    54.3
65071115       3519.28     4/1/99        404000      397272.78        395905.39    C/O REFI      FULL        540000     174    73.6
65224922       2717.67     4/1/99        302356         302356        301402.07    PURCH         RAPD        337000     179    90.0
65353030       4899.11     4/1/99        562400      560547.22        560547.22    PURCH         RAPD        790000     179    79.7
65416261       3013.63     4/1/99        360000      358572.54        357314.42    R/T REFI      FULL        500000     178    71.7
65482301       2140.45     4/1/99        240000      238464.71        238464.71    PURCH         FULL        924000     178    25.9
65578554       4112.14     4/1/99        457500      448712.37        447217.72    C/O REFI      FULL        610000     173    73.6
65618751       2089.63     4/1/99        238000      236313.96        236313.96    R/T REFI      RAPD        825000     179    28.6
65709225       2090.66     4/1/99        240000       238414.4         238414.4    R/T REFI      RAPD        538000     178    44.3
65722957       2543.69     4/1/99        283000      282107.14        281209.07    R/T REFI      FULL        315000     178    89.6
65745710       3745.77     4/1/99        430000       428583.4        427159.12    R/T REFI      FULL       1275000     178    33.6
65747623       2003.77     4/1/99        231850         231850        231077.93    R/T REFI      FULL        345000     179    67.2
65811071       2586.38     4/1/99        290000      289075.08        288144.86    C/O REFI      FULL        655000     178    44.2
65811186       2746.92     4/1/99        308000      307017.66         306029.7    R/T REFI      RAPD        595000     178    51.6
65812140       2408.01     4/1/99        270000      269138.87         268272.8    R/T REFI      RAPD        482000     178    55.8
65824555       2875.96     4/1/99        325000         325000        323952.17    C/O REFI      RAPD        529000     179    61.4
65854799       5092.37     4/1/99        580000      578109.71        576208.99    C/O REFI      RAPD       1015000     178    57.0
65866151       2057.82     4/1/99        240000      239192.18        238380.15    C/O REFI      FULL        380000     178    63.0
65903358       2123.79     4/1/99        240000         240000        239226.21    R/T REFI      RAPD        320000     179    75.0
65918142       2875.12     4/1/99        338000      336525.21        335367.77    C/O REFI      RAPD        525000     178    64.1
65950160       4578.79     4/1/99        513400      511762.56        510115.74    R/T REFI      RAPD        880000     178    58.2
65950542       3539.11     4/1/99        409500         409500        408136.36    R/T REFI      RAPD        592000     179    69.2
65950844       3484.43     4/1/99        400000      398682.24        398682.24    PURCH         FULL        500000     179    79.7
65950941       4287.42     4/1/99        477000         477000        475495.08    R/T REFI      FULL        715000     179    66.7
65967585       2675.57     4/1/99        300000      299043.18        298080.88    R/T REFI      RAPD        410000     178    73.0
65975278       3371.51     4/1/99        375100      373916.57        372726.24    R/T REFI      FULL        675000     178    55.4
66040183       2003.55     4/1/99        230000      229242.28        228480.46    C/O REFI      FULL        610000     178    37.6
66051576       2675.57     4/1/99        300000         300000           300000    PURCH         RAPD        515000     180    58.3
66123046       2123.79     4/1/99        240000         240000        239226.21    C/O REFI      FULL        390000     179    61.5
66136296       2185.05     4/1/99        245000      243903.65        243115.96    R/T REFI      RAPD        325000     178    75.1
66152313        2973.3     4/1/99        336000       334916.7        333827.31    R/T REFI      RAPD        458000     178    73.2
66157820       2849.48     4/1/99        319500      318480.99        317456.14    C/O REFI      RAPD        426000     178    74.8
66161754       2458.39     4/1/99        280000      279087.44        278169.85    R/T REFI      RAPD        650000     178    43.0
66164354       5309.46     4/1/99        600000      598065.54         596120.2    C/O REFI      RAPD        975000     178    61.3
66165547       5537.53     4/1/99        620900      618919.71        616928.07    R/T REFI      RAPD        950000     178    65.2
66178673       2009.09     4/1/99        240000         240000        239165.91    PURCH         RAPD        555000     179    43.4
66206081       3550.38     4/1/99        395000      393753.79        393753.79    R/T REFI      RAPD        560000     179    70.3
66209501       3595.32     4/1/99        400000         400000        398738.01    R/T REFI      RAPD        605000     179    66.1
66210160       3365.22     4/1/99        374400      372030.67        372030.67    R/T REFI      RAPD        540000     178    68.9
66210178       4593.05     4/1/99        515000      509618.21        507944.85    R/T REFI      RAPD        903500     178    56.4
66210381        4949.8     4/1/99        555000      553229.89        553229.89    R/T REFI      RAPD        870000     179    63.6
66280354       2013.13     4/1/99        231100         231100        230338.66    R/T REFI      RAPD        260000     179    88.9
66297729       2764.75     4/1/99        310000         310000        309011.29    R/T REFI      RAPD        489000     179    63.4
66300037       2914.07     4/1/99        331900      330818.29        329730.61    R/T REFI      FULL        650000     178    50.9
66318386       2559.63     4/1/99        287000      286084.64        285164.04    R/T REFI      RAPD        435000     178    65.8
66319331       2107.19     4/1/99        240000         239025           239025    C/O REFI      RAPD        376000     179    63.6
66319765       3433.64     4/1/99        385000      383772.09        382537.14    R/T REFI      FULL        700000     178    54.8
66341418       2423.27     4/1/99        276000         276000        275100.48    R/T REFI      FULL        488000     179    56.6
66345731       2300.35     4/1/99        262000      261146.11         260287.5    R/T REFI      FULL        510000     178    51.2
66346711       5004.01     4/1/99        579000      577071.93        575133.61    R/T REFI      RAPD        925000     178    62.4
66380014       2423.27     4/1/99        276000      275100.48        275100.48    R/T REFI      FULL        575000     179    47.8
66389127       3052.94     4/1/99        345000      342590.12        341464.25    R/T REFI      RAPD        500000     178    68.5
66412056       2705.48     4/1/99        301000      300050.35        299095.16    R/T REFI      RAPD        403000     178    74.5
66412072       2709.97     4/1/99        301500      300548.78        299592.01    R/T REFI      RAPD        455000     178    66.1
66412129       3832.88     4/1/99        440000      435627.76        437093.05    R/T REFI      RAPD        600000     178    72.6
66444993        2041.5     4/1/99        240000         240000           240000    R/T REFI      FULL        500000     180    48.0
66504368       3362.66     4/1/99        380000       378637.5        377404.68    R/T REFI      RAPD        600000     178    63.1
66505003       2265.23     4/1/99        258000      255842.81        255842.81    R/T REFI      RAPD        432000     178    59.2
66536596       2939.12     4/1/99        337400      335873.79        334753.99    R/T REFI      FULL        375000     178    89.6
66585261        2255.7     4/1/99        261000      259257.11        259257.11    R/T REFI      RAPD        290000     178    89.4
66586810       2769.77     4/1/99        313000      311990.86        310976.04    R/T REFI      FULL        394000     178    79.2
66593352       2389.26     4/1/99        270000         270000        269129.49    PURCH         RAPD        400000     179    67.7
66594545        2297.9     4/1/99        268000      267097.93        267097.93    PURCH         RAPD        335000     179    79.7
66594588       2610.49     4/1/99        295000         295000        294048.89    C/O REFI      RAPD        950000     179    31.1
66598443       2683.02     4/1/99        308000      306985.31        306985.31    R/T REFI      RAPD        395000     179    77.7
66615631       2318.83     4/1/99        260000      257973.37        257973.37    R/T REFI      RAPD        475000     178    54.3
66616077       2326.69     4/1/99        265000      264136.33        264136.33    C/O REFI      RAPD        400000     179    66.1
66616522       2750.32     4/1/99        313250         313250        312229.08    PURCH         RAPD        400000     179    80.0
66619556       5185.51     4/1/99        600000      595993.37        595993.37    R/T REFI      RAPD        910000     178    65.5
66620881       3567.42     4/1/99        400000      398724.25        397441.19    R/T REFI      FULL       1550000     178    25.7
66621984       2853.94     4/1/99        320000      318979.39        317952.94    R/T REFI      RAPD        600000     178    53.2
66629161       2498.74     4/1/99        278000      277121.67        276239.47    R/T REFI      RAPD        420000     178    66.0
66629322       2544.47     4/1/99        285300      282554.52        283474.91    PURCH         RAPD        360000     178    78.6
66640865       2400.79     4/1/99        280000      279057.54        278110.17    R/T REFI      RAPD        460000     178    60.7
66651531       4314.38     4/1/99        507200         507200        505474.45    PURCH         RAPD        634000     179    80.0
66653363       2782.37     4/1/99        316900         316900        315867.18    R/T REFI      FULL        435000     179    72.9
66657873       4851.69     4/1/99        544000         544000        542264.98    R/T REFI      RAPD        680000     179    80.0
66661307       4396.85     4/1/99        493000      489846.25        489846.25    R/T REFI      FULL        620000     178    79.0
66662371       3873.96     4/1/99        431000      427946.44        427946.44    R/T REFI      RAPD        665000     178    64.4
66664233       5797.06     4/1/99        650000       647926.9        645841.92    R/T REFI      FULL       1083000     178    59.8
66664501       5351.13     4/1/99        600000         600000           600000    PURCH         RAPD        750000     180    80.0
66665451        2937.9     4/1/99        332000       330929.6        329853.18    R/T REFI      FULL       1150000     178    28.8
66667097        2844.7     4/1/99        324000      322944.05        322944.05    R/T REFI      RAPD        360000     179    89.7
66668093       4059.73     4/1/99        455200      452288.06        452288.06    PURCH         FULL        570000     178    79.5
66673399       2408.87     4/1/99        268000         268000        267154.46    PURCH         FULL        335000     179    80.0
66728029        3753.7     4/1/99        424190         424190        422822.37    R/T REFI      FULL        545000     179    77.8
66738512       3499.82     4/1/99        395500      394224.87        394224.87    R/T REFI      RAPD        510000     179    77.3
66738521       2985.18     4/1/99        340000       338891.9         338891.9    R/T REFI      FULL        425000     179    79.7
66740037       2786.37     4/1/99        310000      308038.22        308038.22    R/T REFI      RAPD        500000     178    61.6
66747902       3049.28     4/1/99        339250      337103.11        337103.11    PURCH         RAPD        448000     178    79.5
66830796        3918.9     4/1/99        436000      434623.33        433239.73    R/T REFI      RAPD        875000     178    49.7
66841275        3121.5     4/1/99        350000         350000        348883.71    R/T REFI      FULL        800000     179    43.8
66842697       3549.59     4/1/99        398000         398000        396730.62    R/T REFI      FULL        750000     179    53.1
66842999       2586.38     4/1/99        290000      289075.08        288144.86    R/T REFI      RAPD        760000     178    38.1
66928044       4176.78     4/1/99        472000      470478.22        468947.88    PURCH         RAPD        590000     178    79.7
66930014       2848.14     4/1/99        319350         319350        318331.47    R/T REFI      FULL        445000     179    71.8
66938546       2853.94     4/1/99        320000         320000        318979.39    R/T REFI      RAPD        415000     179    77.1

                                    Total Loans                             200
                                    Sched UPB                    $74,125,816.53
                                    WAC                                   6.721
                                    WAM                                   178.7
                                    WOLTV                                  63.5

                                   EXHIBIT D-2

                           NMC MORTGAGE LOAN SCHEDULE


            BANK OF AMERICA MORTGAGE SECURITIES INC., SERIES 1999-3

NBMC - 15Yr Fixed

LOAN#       ADDRESS                   CITY            ST    ZIP     OCC        PROP      TERM    LTV    RATE   FirstPayDt   Mat Dt
-----------------------------------------------------------------------------------------------------------------------------------
22018345    652 BROAD ACRES R         NARBERTH        PA    19072   Primary    SFR       180     56.5    6.75      2/1/99    1/1/14
22109185    35 UNDERWOOD              ECLECTIC        AL    36024   Primary    SFR       180     48.5    6.75      9/1/98    8/1/13
22219455    2111 W 116TH STREET       LEAWOOD         KS    66211   Primary    SFR       180     46.2    6.75      3/1/99    2/1/14
22290662    5 OLDE VILLAGE DR         NICHOLASVIL     KY    40356   Primary    SFR       180     75.0   6.875      2/1/99    1/1/14
22320071    6280 S COUNTRY RD 9       FORT COLLIN     CO    80525   Primary    SFR       180     61.8     6.5      1/1/99   12/1/13
22373146    11008 CATALINA            LEAWOOD         KS    66211   Primary    SFR       180     64.2     6.5     12/1/98   11/1/13
22390462    4 MARYHILL DRIV           ST LOUIS        MO    63124   Primary    SFR       180     66.7     6.5     12/1/98   11/1/13
22394886    6600 WOOD HOLLOW C        PLANO           TX    75024   Primary    PUD       180     66.2     6.5      2/1/99    1/1/14
22427470    2307 OLD GLENVIEW         WILMETTE        IL    60091   Primary    SFR       180     50.0    6.25      1/1/99   12/1/13
22440085    5101 GALLAGHER            WHITMORE LA     MI    48189   Primary    SFR       180     75.0    6.75     12/1/98   11/1/13
22440333    2938 MEDINAH              WESTON          FL    33326   Primary    PUD       180     64.3     6.5      2/1/99    1/1/14
22440358    7779 SUGARBUSH LAN        GATES MILLS     OH    44040   Primary    SFR       120     80.0    6.75      2/1/99    1/1/09
22441406    2942 MEDINAH              WESTON          FL    33327   Primary    PUD       180     70.0     6.5      2/1/99    1/1/14
22441463    2480 PRINCETON COURT      WESTON          FL    33327   Primary    PUD       180     72.3     6.5      2/1/99    1/1/14
22444301    2902 MEDINAH              WESTON          FL    33326   Primary    SFR       180     69.9     6.5      2/1/99    1/1/14
22445852    2019 VENUS COURT          PARK CITY       UT    84060   Primary    SFR       180     74.3    6.75      3/1/99    2/1/14
22455158    298 E FAIRCHILD DRI       LITTLETON       CO    80126   Primary    PUD       180     51.3   6.625      3/1/99    2/1/14
22460588    7670 VANTAGE VIEW         FORT COLLIN     CO    80525   Primary    PUD       180     70.0   6.875      2/1/99    1/1/14
22461370    6624 GLEASON TERRA        EDINA           MN    55439   Primary    SFR       180     64.4    7.25      2/1/99    1/1/14
22463301    6408 NORWAY RD            DALLAS          TX    75230   Primary    SFR       180     33.5    6.75      2/1/99    1/1/14
22463715    1134 W SCHUBERT           CHICAGO         IL    60614   Primary    SFR       180     27.8    6.75      3/1/99    2/1/14
22469530    8250 COLLIER ROAD         BEAUMONT        TX    77706   Primary    SFR       180     80.0   6.625      1/1/99   12/1/13
22483770    13862 S 36TH WAY          PHOENIX         AZ    85044   Primary    SFR       180     91.6   6.875      1/1/99   12/1/13
22488282    5824 DEER PARK LAN        PLANO           TX    78093   Primary    PUD       180     68.8       7      2/1/99    1/1/14
22511307    5332 PARADISE LN          FT COLLINS      CO    80526   Primary    SFR       180     73.9   6.875      1/1/99   12/1/13
22517817    47 SPRUCE DRIVE           GETTYSBURG      PA    17325   Primary    SFR       180     80.0   6.875      2/1/99    1/1/14
22535025    803 MARYWOOD CHAS         HOUSTON         TX    77079   Primary    SFR       180     30.6   7.125      2/1/99    1/1/14
22538813    339 ANITRA DRIVE          RENO            NV    89511   Primary    SFR       180     23.7       7      2/1/99    1/1/14
22544407    4838 HICKORY HILL         ROANOKE         VA    24018   Primary    SFR       180     64.6    7.25      1/1/99   12/1/13
22556542    2550 BRIDLE CREEK         CHANHASSEN      MN    55317   Primary    SFR       180     95.0       7      2/1/99    1/1/14
22576540    780 WILLIS                GLEN ELLYN      IL    60137   Primary    SFR       180     79.9   7.125      2/1/99    1/1/14
22578546    2801 COLONY RD            CHARLOTTE       NC    28211   Primary    SFR       180     65.8   6.125      2/1/99    1/1/14
22590087    5409 HABORTOWN ROAD       PROSPECT        KY    40059   Primary    Condo     180     63.5   6.875      3/1/99    2/1/14
22591499    2723 LIMESTONE PL         SUPERIOR        CO    80027   Primary    PUD       180     80.0       7      2/1/99    1/1/14
22592208    9895 NATURE MILL R        ALPHARETTA      GA    30022   Primary    SFR       180     49.0    6.75      3/1/99    2/1/14
22593529    1055 ARBORVIEW PLACE      ROCKWALL        TX    75087   Primary    SFR       180     79.4     6.5      2/1/99    1/1/14
22593818    4295 CEDAR HEIGHTS        COLORADO SP     CO    80904   Primary    PUD       180     75.6   6.875      2/1/99    1/1/14
22596720    6805 TULIP HILL TE        BETHESDA        MD    20816   Primary    SFR       180     69.0    7.25      2/1/99    1/1/14
22598312    3 SEVILLE CT              MILLBRAE        CA    94030   Primary    SFR       180     63.1    6.75      2/1/99    1/1/14
22600266    452 WEST 4150 NOR         PROVO           UT    84604   Primary    SFR       180     53.6   6.875      2/1/99    1/1/14
22600746    2427 196TH AVE SE         ISSAQUAH        WA    98029   Primary    PUD       180     50.0   6.625      2/1/99    1/1/14
22600845    946 DELVIN DRIVE          TOWN & COUN     MO    63141   Primary    PUD       180     59.2       7      2/1/99    1/1/14
22601207    3705 OLD MILL DRIV        FLOWER MOUN     TX    75028   Primary    PUD       180     74.3   6.875      2/1/99    1/1/14
22603906    16309 SW77 COURT          MIAMI           FL    33157   Primary    SFR       180     80.0   6.875      2/1/99    1/1/14
22603955    4816 E FOX TRAIL          AUSTIN          TX    78746   Primary    SFR       180     77.3   6.875      2/1/99    1/1/14
22606644    3345 AVENIDA OBERTUR      CARLSBAD        CA    92009   Primary    PUD       180     65.3    7.25      2/1/99    1/1/14
22607626    45 HOLLINGERS IS          KATY            TX    77450   Primary    PUD       180     80.0    6.75      2/1/99    1/1/14
22608913    11819 LAKESTONE WAY       PROSPECT        KY    40059   Primary    PUD       180     49.3    6.75      4/1/99    3/1/14
22609879    2956 WESTLAKE DRIV        AUSTIN          TX    78746   Primary    PUD       180     46.3    6.75      2/1/99    1/1/14
22610786    2115 FOXCROFT WOOD        CHARLOTTE       NC    28211   Primary    SFR       180     47.7    6.75      3/1/99    2/1/14
22611289    23901 BROADMOOR PARK      NOVI            MI    48374   Primary    SFR       180     80.0    6.75      2/1/99    1/1/14
22612147    373 EAGLE DR              JUPITER         FL    33477   Primary    SFR       180     37.7   6.875      2/1/99    1/1/14
22613160    5305 FIELDWOOD DRI        HOUSTON         TX    77056   Primary    PUD       120     55.3   6.625      2/1/99    1/1/09
22613533    5422 S HELENA STREET      AURORA          CO    80015   Primary    PUD       180     78.9    6.75      2/1/99    1/1/14
22615223    12031 BROAD MEADOW        CLARKSVILLE     MD    21044   Primary    SFR       180     61.5   7.125      3/1/99    2/1/14
22615967    8911 NEFORRESTAL DRI      TUSCALOOSA      AL    35406   Primary    PUD       180     68.5    6.75      2/1/99    1/1/14
22617617    4309 STONEBRIDGE          CHAMPAIGN       IL    61821   Primary    SFR       180     80.0       7      2/1/99    1/1/14
22618573    5824 MACON DR             HUNTSVILLE      AL    35802   Primary    SFR       180     73.6    6.75      2/1/99    1/1/14
22618615    107 CEDAR CLIFF C         CARY            NC    27511   Primary    PUD       180     79.4   6.875      4/1/99    3/1/14
22622229    3234 VALLEY LANE          FALLS CHURC     VA    22044   Primary    SFR       180     64.1   6.375      2/1/99    1/1/14
22622518    11 EAGLE POINT P          RAPID CITY      IL    61278   Primary    SFR       180     70.0   6.875      2/1/99    1/1/14
22622658    3718 164TH STREET         BOTHELL         WA    98012   Primary    SFR       180     80.0   6.875      2/1/99    1/1/14
22622815    11293 PINE VALLEY D       FRANKTOWN       CO    80116   Primary    SFR       180     52.0   6.875      3/1/99    2/1/14
22623102    9122 S ROUNDTREE DR       HIGHLANDS R     CO    80126   Primary    PUD       180     79.1   6.625      2/1/99    1/1/14
22623748    1124 LA SENDA DRIV        FULLERTON       CA    92835   Primary    SFR       180     80.0       7      2/1/99    1/1/14
22624738    443 PANORAMA DRIV         BENICIA         CA    94510   Primary    SFR       180     78.7     6.5      2/1/99    1/1/14
22625057    92N COUNTRY CLUB RD       DECATUR         IL    62521   Primary    SFR       180     63.6   6.875      2/1/99    1/1/14
22626824    6706 MAJESTIC DRIV        FORT COLLIN     CO    80528   Primary    PUD       180     69.1    6.75      2/1/99    1/1/14
22627087    26B ELM RIDGE R           PENNINGTON      NJ     8534   Primary    SFR       180     57.1       7      3/1/99    2/1/14
22627434    4219 PARK LANE            DALLAS          TX    75220   Primary    SFR       180     46.7    6.75      2/1/99    1/1/14
22627509    2337 THE WOODS LAN        LEXINGTON       KY    40502   Primary    PUD       180     64.7    6.75      3/1/99    2/1/14
22627681    7510 INWOOD DRIVE         HOUSTON         TX    77063   Primary    PUD       180     63.6   6.625      2/1/99    1/1/14
22628044    1614 CHESTNUT GROVE       KINGWOOD        TX    77345   Primary    SFR       180     75.5   6.625      2/1/99    1/1/14
22629869    839 ROSSUM DRIVE          LOVELAND        CO    80537   Primary    PUD       180     48.5    6.75      2/1/99    1/1/14
22630321    8451 LAKESIDE DRIV        RENO            NV    89511   Primary    SFR       180     79.4   7.125      3/1/99    2/1/14
22632715    5 HERITAGE PARK C         NORTH LITTL     AR    72116   Primary    SFR       180     75.0    6.75      3/1/99    2/1/14
22634182    3219 DEEP WATER LA        MAUMEE          OH    43537   Primary    SFR       180     47.6    6.75      3/1/99    2/1/14
22634372    680 BIRKDALE DRIV         FAYETTEVILL     GA    30215   Primary    SFR       180     80.0     6.5      2/1/99    1/1/14
22634430    2250 S RIVER VALLE        FLAGSTAFF       AZ    86004   Secondary  SFR       180     51.1   6.625      2/1/99    1/1/14
22637219    1116 FROST HOLLOW         DESOTO          TX    75115   Primary    PUD       180     72.2    6.75      2/1/99    1/1/14
22637409    3831 TURTLE CREEK         DALLAS          TX    75219   Primary    Condo     180     68.5   7.125      2/1/99    1/1/14
22637953    6140 PARSLEY DRIVE        ALEXANDRIA      VA    22310   Primary    PUD       180     80.0       7      2/1/99    1/1/14
22638704    2947 HILLSBORO RD         BRENTWOOD       TN    37027   Primary    SFR       180     80.0    6.75      2/1/99    1/1/14
22638837    2305 BARTON CREEK         AUSTIN          TX    78735   Secondary  SFR       180     75.5   6.875      2/1/99    1/1/14
22639157    2340 SPENCERS WAY         STONE MOUNT     GA    30087   Primary    PUD       180     52.8     6.5      3/1/99    2/1/14
22639207    6514 BELMONT AVENUE       HOUSTON         TX    77005   Primary    SFR       180     78.2   6.625      3/1/99    2/1/14
22639306    704 OREGON AVENUE         SAN MATEO       CA    94402   Primary    SFR       180     37.1   6.875      4/1/99    3/1/14
22639355    4150 S MOUNT OLYMPUS      SALT LAKE C     UT    84124   Primary    SFR       180     69.9     6.5      2/1/99    1/1/14
22641633    202 W JACKSON RD          ST LOUIS        MO    63119   Primary    SFR       180     54.5    6.75      3/1/99    2/1/14
22642730    3916 LUPINE DR            VAIL            CO    81657   Primary    SFR       180     27.2    6.75      3/1/99    2/1/14
22642847    12020 SWRIVERSIDE DR      PORTLAND        OR    97219   Primary    SFR       162     65.9    6.75      3/1/99    8/1/12
22643399    19600 COPPEROAKS DR       TYLER           TX    75703   Primary    PUD       180     70.0   7.125      3/1/99    2/1/14
22646459    940 SHOREWOOD CT          COLUMBUS        IN    47201   Primary    PUD       180     80.0   6.875      3/1/99    2/1/14
22646780    815 ST JOE ROAD EAS       SELLERSBURG     IN    47172   Primary    PUD       180     66.0   6.875      2/1/99    1/1/14
22646814    6205 MEMORIAL DRIV        DUBLIN          OH    43017   Primary    PUD       180     56.7       7      3/1/99    2/1/14
22646954    1434 N MAIDSTONE DRI      VERNON HILL     IL    60061   Primary    PUD       180     80.0   6.875      2/1/99    1/1/14
22647820    4770 BIGHORN ROAD         VAIL            CO    81657   Secondary  Condo     180     73.3   6.875      2/1/99    1/1/14
22649024    3981 FARBER CT            NEW ALBANY      OH    43054   Primary    SFR       180     46.2    6.75      2/1/99    1/1/14
22649040    27428 MOUNTAIN MEAD       ESCONDIDO       CA    92026   Primary    SFR       180     80.0    6.75      2/1/99    1/1/14
22651673    3 EAST WALINCA            CLAYTON         MO    63105   Primary    PUD       180     55.1    6.75      4/1/99    3/1/14
22652325    5 ANTHONY PLACE           GREENVILLE      SC    29605   Primary    SFR       180     70.0    6.75      3/1/99    2/1/14
22655971    919 W WOLFRAM             CHICAGO         IL    60657   Primary    SFR       180     69.4       7      3/1/99    2/1/14
22656029    7505 BOLO LN              FLOWER MOUN     TX    75022   Primary    SFR       180     61.9     6.5      3/1/99    2/1/14
22656094    23-60 BROADVIEW DR        LAKE CARROL     IL    61046   Secondary  SFR       180     80.0   6.875      3/1/99    2/1/14
22657308    551 LEEALAN               GARDENVILLE     NV    89410   Primary    SFR       180     62.3   6.875      2/1/99    1/1/14
22658595    7720 SW 183 TERRAC        MIAMI           FL    33157   Primary    SFR       180     75.0    6.75      3/1/99    2/1/14
22659296    6326 RIVERVIEW LAN        DALLAS          TX    75248   Primary    SFR       180     73.2     6.5      2/1/99    1/1/14
22659338    3 LITTLE DR               DANVERS         MA     1923   Primary    SFR       180     74.9     6.5      3/1/99    2/1/14
22660260    4655 OAKLEIGH MANO        POWDER SPRI     GA    30127   Primary    PUD       180     89.5   6.625      2/1/99    1/1/14
22663702    621 PHILLIPPA ST          HINSDALE        IL    60521   Primary    SFR       180     71.7    6.75      3/1/99    2/1/14
22664213    4210 ST ANDREWS DR        PUEBLO          CO    81001   Primary    SFR       180     54.2   6.625      4/1/99    3/1/14
22665665    485 SAN GERONIMO          SAN GERONIM     CA    94963   Primary    SFR       180     62.5       7      2/1/99    1/1/14
22666721    1509 33RD ST NW           WASHINGTON      DC    20007   Primary    SFR       180     76.2   6.875      2/1/99    1/1/14
22666978    5123 N STANFORD           NASHVILLE       TN    37215   Primary    SFR       180     71.5     6.5      3/1/99    2/1/14
22667463    3691 PIRATE CIRCLE        HUNTINGTON      CA    92649   Primary    SFR       180     53.9   6.875      3/1/99    2/1/14
22668586    721 WOODRIDGE LAN         GLENCOE         IL    60022   Primary    SFR       180     58.8   6.875      3/1/99    2/1/14
22668602    675 MARION ST             DENVER          CO    80218   Primary    SFR       180     57.6   6.625      2/1/99    1/1/14
22669253    6072 TREVINO CT           FORT COLLIN     CO    80525   Primary    PUD       180     68.9   6.625      2/1/99    1/1/14
22670061    5255 AVENIDA CANTA        RANCHO SANT     CA    92067   Primary    Condo     180     53.0   6.875      3/1/99    2/1/14
22670947    706 OAKLAND AVENU         AUSTIN          TX    78703   Primary    SFR       180     79.0    6.75      2/1/99    1/1/14
22671044    5418 CEDAR CREEK D        HOUSTON         TX    77056   Primary    PUD       180     80.0     6.5      3/1/99    2/1/14
22671465    121 STAUGUSTINE           MIDDLETOWN      DE    19709   Primary    PUD       180     80.0   6.375      3/1/99    2/1/14
22671945    700 WILLOW WAY WE         ALEXANDER C     AL    35010   Secondary  SFR       180     71.4   6.625      3/1/99    2/1/14
22672141    4782 CORSICA DR           CYPRESS         CA    90630   Primary    SFR       180     60.6       7      3/1/99    2/1/14
22674907    17507 MUIRFIELD DRI       DALLAS          TX    75287   Primary    SFR       180     66.0    6.75      3/1/99    2/1/14
22675003    8916 EVENING GROVE C      CORDOVA         TN    38018   Primary    SFR       180     87.7     6.5      3/1/99    2/1/14
22675177    305 W CHAPEL DOWNS        SOUTHLAKE       TX    76092   Primary    PUD       180     80.0    6.75      2/1/99    1/1/14
22677710    9619 MOSS HAVEN DR        DALLAS          TX    75231   Primary    SFR       180     87.8    6.75      2/1/99    1/1/14
22679401    #15 PIN OAK ESTATES       BELLAIRE        TX    77001   Primary    PUD       180     74.0   6.625      3/1/99    2/1/14
22679690    103 CAMELOT LN            LIBERTYVILL     IL    60048   Primary    SFR       180     74.6       7      3/1/99    2/1/14
22680318    2103 KEHRS MILL RO        CHESTERFIEL     MO    63005   Primary    SFR       180     43.2   6.875      3/1/99    2/1/14
22680375    114 NAPLES ROAD           BROOKLINE       MA     2146   Primary    SFR       180     48.3   6.875      3/1/99    2/1/14
22680995    3820 FREE FERRY RD        FORT SMITH      AR    72903   Primary    SFR       180     41.7     6.5      3/1/99    2/1/14
22681449    6302 HUNTING RIDGE        MCLEAN          VA    22101   Primary    SFR       180     76.5    6.75      2/1/99    1/1/14
22682215    1844 WELLINGTON WE        CARSON CITY     NV    89703   Primary    SFR       180     66.9       7      3/1/99    2/1/14
22682330    1105 HILL ROAD            VA BEACH        VA    23451   Primary    SFR       180     76.2     6.5      3/1/99    2/1/14
22682488    5113 GILLINGHAM DR        PLANO           TX    75093   Primary    PUD       180     80.0   6.375      3/1/99    2/1/14
22683437    22409 NE25TH WAY          REDMOND         WA    98053   Primary    SFR       180     80.0     6.5      3/1/99    2/1/14
22684609    3914 76TH STREET          LUBBOCK         TX    79423   Primary    SFR       180     80.0    6.75      3/1/99    2/1/14
22685176    2707 ROYAL LYTHAM         ST CHARLES      IL    60174   Primary    SFR       180     49.4    6.75      2/1/99    1/1/14
22685242    8558 CLEW COURT           INDIANAPOLI     IN    46236   Primary    SFR       120     50.8    6.75      3/1/99    2/1/09
22686463    3104 CROOKED STICK        PLANO           TX    75093   Primary    PUD       180     77.8     6.5      3/1/99    2/1/14
22689053    11701 YOUNG MANOR D       MIDLOTHIAN      VA    23113   Primary    SFR       180     80.0   6.625      3/1/99    2/1/14
22689459    18 CAMARGO CANVON         CINCINNATI      OH    45243   Primary    SFR       180     60.3    6.75      3/1/99    2/1/14
22689772    49680 COOKE AVE           PLYMOUTH        MI    48170   Primary    SFR       180     53.1       7      4/1/99    3/1/14
22689806    2125 HIDDEN MILL R        SNELLVILLE      GA    30278   Primary    SFR       180     50.8   6.625      3/1/99    2/1/14
22689830    206 E JULES VERN WA       CARY            NC    27511   Primary    SFR       180     75.0     6.5      2/1/99    1/1/14
22689939    1814 E SHORE DRIVE        CULVER          IN    46511   Secondary  SFR       180     75.0     6.5      2/1/99    1/1/14
22690440    16001 NW31ST CT           VANCOUVER       WA    98685   Primary    SFR       180     60.0     6.5      3/1/99    2/1/14
22690903    924 KINGS CROSS           VA BEACH        VA    23452   Primary    SFR       180     72.0     6.5      3/1/99    2/1/14
22691257    9500 WATERFALL RD         BRENTWOOD       TN    37027   Primary    PUD       180     86.7       7      3/1/99    2/1/14
22691331    1205 SPRUCE COURT         PLANO           TX    75075   Primary    PUD       180     69.9   7.375      2/1/99    1/1/14
22692107    6132 GARDEN ROAD          SPRINGFIELD     VA    22152   Primary    PUD       180     80.0     6.5      1/1/99   12/1/13
22695035    9200 FALLING WATER        BURR RIDGE      IL    60521   Primary    SFR       180     74.7    6.75      3/1/99    2/1/14
22702906    332 ALBERCHT LANE         DURANGO         CO    81301   Primary    SFR       180     54.8     6.5      4/1/99    3/1/14
22704167    1620 COUNTRY COMMO        LAKE OSWEGO     OR    97034   Primary    SFR       180     41.9   6.875      3/1/99    2/1/14
22706360    3433 POTOMAC AVENUE       HIGHLAND PA     TX    75205   Primary    SFR       180     80.0     6.5      3/1/99    2/1/14
22708887    28 INDIAN TRAIL           MADISON         CT     6443   Primary    SFR       180     80.0     7.5      3/1/99    2/1/14
22710024    6910 DUSTIN RD            GALENA          OH    43021   Primary    SFR       180     74.2    6.75      4/1/99    3/1/14
22710297    405 AMBRIANCE DR          BURR RIDGE      IL    60521   Primary    SFR       180     32.8   6.625      3/1/99    2/1/14
22710453    17 RIVERSIDE DR           ROCKVILLE       NY    11570   Primary    SFR       180     90.0    7.25      4/1/99    3/1/14
22710511    7007 SEMAKER STREET       MERCER ISLA     WA    98040   Primary    SFR       180     59.2   6.625      4/1/99    3/1/14
22710743    1014 GREENWAY TERR        KANSAS CIAT     MO    64113   Primary    SFR       180     75.0   6.625      3/1/99    2/1/14
22711048    2312 LELAND RIDGE WA      ST LOUIS        MO    63131   Primary    PUD       180     67.3    6.75      3/1/99    2/1/14
22711055    2214 TOPEKA AVE           LUBBOCK         TX    79407   Primary    SFR       180     80.0   6.875      3/1/99    2/1/14
22711360    5652 GADWALL DRIVE        FRISCO          TX    75034   Primary    SFR       180     78.5     6.5      4/1/99    3/1/14
22712103    3708 WEST END AVEN        NASHVILLE       TN    37205   Primary    SFR       180     80.0     6.5      3/1/99    2/1/14
22712939    1414 TWIFORD PLACE        CHARLOTTE       NC    28207   Primary    SFR       180     80.0     6.5      4/1/99    3/1/14
22713127    8021 WINSTON AVENUE       LUBBOCK         TX    79424   Primary    SFR       180     75.9    6.75      3/1/99    2/1/14
22714638    2617 INDIAN MOUND RD      BLOOMFIELD      MI    48301   Primary    SFR       180     42.6    6.75      4/1/99    3/1/14
22715320    2287 FM RD 2951           POSSUM KING     TX    76450   Secondary  SFR       180     64.9    6.75      3/1/99    2/1/14
22715742    7707 MONTICELLO PARK      COLLEYVILLE     TX    76034   Primary    PUD       180     80.0   6.875      3/1/99    2/1/14
22716666    1347 JACKSON AVE          RIVER FORES     IL    60305   Primary    SFR       180     60.0   6.625      4/1/99    3/1/14
22716732    3025 N FAIRWAY DRIVE      BURLINGTON      NC    27215   Primary    SFR       180     42.9     6.5      3/1/99    2/1/14
22716922    1739 E TANYA RD           PHOENIX         AZ    85027   Primary    SFR       180     75.0   6.625      4/1/99    3/1/14
22716963    9417 N 42ND ST            PHOENIX         AZ    85028   Primary    SFR       180     48.0    6.75      3/1/99    2/1/14
22717417    6105 RIVERWOOD DRI        ATLANTA         GA    30328   Primary    PUD       180     80.0     6.5      4/1/99    3/1/14
22719355    1620 PINNACLE RIDG        COLORADO SP     CO    80919   Primary    PUD       180     80.0     6.5      4/1/99    3/1/14
22720064    5928 N MATTOX ROAD        KANSAS CITY     KS    64151   Primary    SFR       180     51.5   6.875      4/1/99    3/1/14
22720718    3009 WOODY TRAIL          PLANO           TX    75093   Primary    PUD       180     78.5   6.625      3/1/99    2/1/14
22723787    2400 CLUBHOUSE DR         STEAMBOAT S     CO    80477   Secondary  SFR       180     76.9   7.125      3/1/99    2/1/14
22723845    6537 EDLOE STREET         HOUSTON         TX    77005   Primary    SFR       180     43.5    6.75      3/1/99    2/1/14
22724421    22214 HONEYCOMB CIR       LEANDER         TX    78641   Primary    SFR       180     73.2   6.875      3/1/99    2/1/14
22724843    7103 OLDE OAK COUR        PROSPECT        KY    40059   Primary    SFR       180     89.9       7      4/1/99    3/1/14
22725030    5452 REDBARK PLACE        DUNWOODY        GA    30338   Primary    SFR       180     70.0   6.625      3/1/99    2/1/14
22725741    407 AMBRIANCE DRI         BURR RIDGE      IL    60521   Primary    PUD       180     53.0   6.625      3/1/99    2/1/14
22727291    11221 COUNTRY PLACE       OAKTON          VA    22124   Primary    SFR       180     60.6     6.5      3/1/99    2/1/14
22727804    1637 DUNWOODY SQUA        ATLANTA         GA    30338   Primary    SFR       180     78.9   6.625      3/1/99    2/1/14
22727929    4451 ROLLING PINE         WEST BLOOMF     MI    48323   Primary    SFR       180     67.8    7.25      4/1/99    3/1/14
22729040    202 SPRUCE CT             YORKVILLE       IL    60560   Primary    SFR       180     80.0    6.75      4/1/99    3/1/14
22729305    24500 KELSEY ROAD         LAKE BARRIN     IL    60010   Primary    SFR       180     65.3    6.75      4/1/99    3/1/14
22730709    205 BERKELEY DR           MECHANICSBU     PA    17055   Primary    SFR       180     75.0   6.625      1/1/99   12/1/13
22732101    9070 NESBIT LAKES         ALPHARETTA      GA    30022   Primary    PUD       180     69.3     6.5      3/1/99    2/1/14
22732622    2818 CHERRY LANE          DENVER          NC    28037   Primary    SFR       120     68.9   6.625      4/1/99    3/1/09
22733018    1625 STONINGTON CI        NORTH WALES     PA    19454   Primary    SFR       180     75.6   6.875      3/1/99    2/1/14
22734586    2395 TAHOE DRIVE          VAIL            CO    81657   Primary    SFR       180     27.1     6.5      4/1/99    3/1/14
22736664    26W003 MARION AVE         WHEATON         FL    60187   Primary    SFR       180     80.0   6.875      4/1/99    3/1/14
22736763    4416 SHIRLEY ROAD         GAINSVILLE      GA    30506   Primary    PUD       180     59.1   6.625      4/1/99    3/1/14
22738892    1688 CRYSTAL VIEW CI      THOUSAND OA     CA    91320   Primary    PUD       180     65.6     6.5      4/1/99    3/1/14
22738983    218 HERITAGE OAKS         HOUSTON         TX    77024   Primary    SFR       180     33.3     6.5      3/1/99    2/1/14
22740948    412 NORTH 97TH CO         OMAHA           NE    68114   Primary    PUD       180     52.9    6.75      4/1/99    3/1/14
22741078    7100 PINEBERRY COU        SPORTSYLVAN     VA    22553   Primary    SFR       180     76.2    6.75      4/1/99    3/1/14
22742332    747 REDWOOD LANE          GLENVIEW        IL    60025   Primary    SFR       180     75.0   6.875      2/1/99    1/1/14
22742795    6379 OXBOW BEND           CHANHASSEN      MN    55317   Primary    SFR       180     75.0   6.875      3/1/99    2/1/14
22743439    320 IVY BROOKE CO         ATLANTA         GA    30342   Primary    SFR       180     68.2     6.5      4/1/99    3/1/14
22745814    5 CALEB CT                GUILFORD        CT     6437   Primary    SFR       180     80.0       7      3/1/99    2/1/14
22746234    7355 SWWESTGATE WAY       PORTLAND        OR    97225   Primary    SFR       180     50.2   6.875      4/1/99    3/1/14
22746325    2339 E CINNABAR           PHOENIX         AZ    85028   Primary    SFR       180     56.1   6.875      3/1/99    2/1/14
22746556    6323 RUTGERS STREE        HOUSTON         TX    77005   Primary    SFR       180     80.0     6.5      4/1/99    3/1/14
22747521    4109 JOHNSON AVENU        WESTERN SPR     IL    60558   Primary    SFR       180     65.7    6.75      4/1/99    3/1/14
22748735    4608 18TH ST              LUBBOCK         TX    79416   Primary    SFR       180     90.0    6.75      3/1/99    2/1/14
22749154    1710 SWRIVERDALE RD       PORTLAND        OR    97219   Primary    SFR       180     41.6     6.5      4/1/99    3/1/14
22749253    5 WALTERS RD              ROSS            CA    94957   Primary    SFR       180     40.0   6.875      3/1/99    2/1/14
22749949    3519 VALLEY ROAD          ATLANTA         GA    30305   Primary    SFR       180     52.8    6.25      4/1/99    3/1/14
22750335    211 TAYLOR AVE            GLEN ELLYN      IL    60137   Primary    SFR       180     43.9    6.75      4/1/99    3/1/14
22751184    1103 GLENLAKE WAY         LOUISVILLE      KY    40245   Primary    SFR       180     78.7       7      4/1/99    3/1/14
22751275    3329 BRINTON TRAIL        CINCINNATI      OH    45241   Primary    SFR       180     63.4    6.75      4/1/99    3/1/14
22751762    408 BROOK HOLLOW          NASHVILLE       TN    37205   Primary    SFR       180     73.2   6.875      4/1/99    3/1/14
22753115    2025 WROXTON ROAD         HOUSTON         TX    77005   Primary    SFR       180     72.5   6.625      4/1/99    3/1/14
22756555    41W591 GOLDEN OAKS LAN    ST. CHARLES     IL    60175   Primary    SFR       180     50.0    6.75      4/1/99    3/1/14
22758452    7526 STEEPLE DR           SAN ANTONIO     TX    78256   Primary    SFR       180     80.0   6.625      3/1/99    2/1/14
22759930    1021 CHURCH ROAD          LUSBY           MD    20657   Primary    SFR       180     85.9   6.625      4/1/99    3/1/14
22761746    LOT 24 ARTIST VIEW C      ROUND HILL      VA    22141   Primary    SFR       180     80.0     6.5      2/1/99    1/1/14
22767230    17123 CHAISE RIDGE        CHESTERFIEL     MO    63005   Primary    PUD       180     74.7     6.5      2/1/99    1/1/14
22769335    14256 MANDERLEIGH WOO     CHESTERFIEL     MO    63017   Primary    SFR       180     74.6    6.75      4/1/99    3/1/14
22773436    504 DOWNY MEADE D         FRANKLIN        TN    37064   Primary    PUD       180     90.0     6.5      4/1/99    3/1/14
22773733    157 ANN ST                CLARENDON H     IL    60514   Primary    SFR       180     62.1       7      4/1/99    3/1/14
22775183    1215 JUDSON AVENUE        EVANSTON        IL    60202   Primary    SFR       180     70.6    6.75      4/1/99    3/1/14
22775266    629NERUSHBROOK PLA        LEE'S SUMMI     MO    64064   Primary    PUD       180     61.0   6.625      4/1/99    3/1/14
22775506    444 CLAYTON ST            DENVER          CO    80206   Primary    SFR       180     44.0    6.75      4/1/99    3/1/14
22778575    121 LAKE WISTERIA         TIFTON          GA    31794   Primary    SFR       180     79.3     6.5      4/1/99    3/1/14
22778591    853 VIEWMONT DRIV         ASHEBORO        NC    27203   Primary    SFR       180     73.5     6.5      4/1/99    3/1/14
22778906    10445 TREMONT LN          FISHERS         IN    46038   Primary    SFR       180     76.9    6.75      4/1/99    3/1/14
22779573    10421 WHITEBRIDGE LAN     SAINT LOUIS     MO    63141   Primary    SFR       180     58.8   6.875      4/1/99    3/1/14
22781793    5993 NWROSEWOOD DR        CORVALLIS       OR    97330   Primary    SFR       180     73.8   6.375      4/1/99    3/1/14
22785323    572 NOE ST                SAN FRANCIS     CA    94114   Primary    SFR       180     58.2   6.375      4/1/99    3/1/14
22785612    10775 SW38 DRIVE          DAVIE           FL    33328   Primary    PUD       180     74.7       7      2/1/99    1/1/14
22785695    905 NAPOLI DRIVE          LOS ANGELES     CA    90272   Primary    SFR       180     31.2    6.75      2/1/99    1/1/14
22785794    830 TRAIL RIDGE D         LOUISVILLE      CO    80027   Primary    SFR       180     69.7    6.75      2/1/99    1/1/14
22785919    17082 PARTHENIA AVE       LOS ANGELES     CA    91325   Primary    SFR       180     70.6       7      2/1/99    1/1/14
22785992    623 11TH STREET           SANTA MONIC     CA    90402   Primary    SFR       180     46.8    6.75      1/1/99   12/1/13
22786032    4326 BEAU RIVAGE C        LUTZ            FL    33549   Primary    PUD       180     70.0   7.375      2/1/99    1/1/14
22787659    4321 NW4TH STREET CIRC    HICKORY         NC    28601   Primary    SFR       180     80.0   6.375      4/1/99    3/1/14
22793996    4507 APPLE WAY            BOULDER         CO    80301   Primary    PUD       180     64.3   6.875      4/1/99    3/1/14
22795157    4 SERIAN CIRCLE           LITTLEROCK      AR    72211   Primary    SFR       180     80.0    6.25      4/1/99    3/1/14
22799233    6422 RED BANK ROAD        GALENA          OH    43021   Primary    SFR       180     75.0    6.75      4/1/99    3/1/14
22799373    8234 BAR HARBOR LA        CHARLOTTE       NC    28210   Primary    PUD       180     46.2    6.75      4/1/99    3/1/14
22799647    6363 ALEXANDER DRIVE      ST LOUIS        MO    63105   Primary    PUD       180     75.8   6.875      4/1/99    3/1/14
22802573    2020 ALBANS ROAD          HOUSTON         TX    77005   Primary    SFR       180     80.0     6.5      4/1/99    3/1/14
22804512    2101 WOODHAVEN ROA        CHARLOTTE       NC    28211   Primary    SFR       180     56.2   6.375      4/1/99    3/1/14
22805501    10 BRIDLEWOOD COUR        OWINGS MILL     MD    21117   Primary    SFR       180     63.6    6.75      3/1/99    2/1/14
22810618    438 WINGED FOOT D         MCDONOUGH       GA    30253   Primary    PUD       180     70.0     6.5      4/1/99    3/1/14
22814065    11140 VALESIDE CRESCE     CARMEL          IN    46032   Primary    PUD       180     61.2   6.875      4/1/99    3/1/14
22815054    12716 E MEADOW CT         WICHITA         KS    67206   Primary    PUD       180     90.0    6.25      4/1/99    3/1/14
22815104    1453 WATERFORD GRE        MARIETTA        GA    30068   Primary    PUD       180     70.3   6.625      4/1/99    3/1/14
22815203    3761 E SUMO OCTAVO        TUCSON          AZ    85718   Primary    SFR       180     45.6   6.875      4/1/99    3/1/14
22821045    300 ARBOR SPRIN           NEWMAN          GA    30265   Primary    PUD       180     80.0    6.75      4/1/99    3/1/14
22831119    1304 MARIETTA COUNTR      KENNESAW        GA    30152   Primary    PUD       180     65.9     6.5      4/1/99    3/1/14
22833230    352 TRINITY LN            OAK BROOK       IL    60523   Primary    SFR       180     73.9     6.5      4/1/99    3/1/14
22835508    7135 LUANE TRL            COLTON          CA    92324   Primary    SFR       180     72.7    6.75      4/1/99    3/1/14
22848097    8804 CHATEAU DR           PICKERINGTO     OH    43147   Primary    SFR       180     77.3   6.875      4/1/99    3/1/14
22856165    858 BRIXHAM PLACE         CASTLE ROCK     CO    80104   Primary    PUD       180     90.0    6.75      4/1/99    3/1/14
22857924    21135 TIMER RIDGE ROA     YORBA LINDA     CA    92886   Primary    SFR       180     64.3    6.25      4/1/99    3/1/14
26610816    5669 KELVIN AVENUE        WOODLAND HI     CA    91367   Primary    SFR       180     77.5       7      3/1/99    2/1/14
26985093    1445 LA PERLA AVE         LONG BEACH      CA    90815   Primary    SFR       180     53.6   6.875      4/1/99    3/1/14
27005750    292 FARALLON AVENUE       PACIFICA        CA    94044   Primary    SFR       180     74.8   6.125      4/1/99    3/1/14
27031947    7913 SW153 TERRACE        MIAMI           FL    33157   Primary    SFR       180     60.5       7      3/1/99    2/1/14
27073402    1157 HARKER AVENUE        PALO ALTO       CA    94301   Primary    SFR       180     49.9     6.5      4/1/99    3/1/14
27113190    2680 MIDDLEBOROUGH C      SAN JOSE        CA    95132   Primary    SFR       180     64.1   6.875      3/1/99    2/1/14
27147982    6520N LAKE BOULEVARD      TAHOE VISTA     CA    96148   Primary    SFR       180     28.8     6.5      3/1/99    2/1/14
27190719    410 29TH AVENUE           SAN MATEO       CA    94403   Primary    SFR       180     58.8   6.875      3/1/99    2/1/14
27201029    2230 ST MARGARET          LIVERMORE       CA    94550   Primary    SFR       180     54.5   6.875      3/1/99    2/1/14
27220359    1808 PEMBROKE JONES       WILMINGTON      NC    28405   Primary    PUD       180     57.0   7.125      4/1/99    3/1/14
27281567    506 LAKERIDGE CT          EL DORADO H     CA    95762   Primary    SFR       180     70.8    6.75      4/1/99    3/1/14
27291004    1123 QUAIL KNOLL COU      SAN JOSE        CA    95120   Primary    SFR       180     48.0    6.75      3/1/99    2/1/14
27315365    264 PARKER DRIVE          PAWLEYS ISL     SC    29585   Primary    SFR       180     66.5     7.5      3/1/99    2/1/14
27322841    40 LATIMORE WAY           OWINGS MILL     MD    21117   Primary    SFR       180     80.0   6.625      4/1/99    3/1/14
27330620    10353 SCENIC BOULEVAR     CUPERTINO       CA    95014   Primary    SFR       180     48.6       7      3/1/99    2/1/14
27356344    331 SUMMIT DRIVE          REDWOOD CIT     CA    94062   Primary    SFR       180     48.0   6.875      3/1/99    2/1/14
27401025    3291 GREENHILLS DR        LAFAYETTE       CA    94549   Primary    SFR       180     41.1     6.5      3/1/99    2/1/14
27401322    18085 IDALYN DRIVE        LOS GATOS       CA    95033   Primary    SFR       180     69.9    6.75      5/1/99    4/1/14
27402510    351 CYPRESS POINT R       HALF MOON B     CA    94019   Primary    PUD       180     53.8       7      5/1/99    4/1/14
27407683    45022 IMNAHA COURT        FREMONT         CA    94539   Primary    SFR       180     40.0   6.875      4/1/99    3/1/14
27409390    18980 GREENBROOK CO       SARATOGA        CA    95070   Primary    SFR       180     49.3   7.125      4/1/99    3/1/14
27439843    2219 WEST RIDGE DRIV      SUTTER          CA    95982   Primary    SFR       180     80.0    6.75      4/1/99    3/1/14
27446566    7115N WILDER ROAD         PHOENIX         AZ    85021   Primary    SFR       180     80.0   6.375      3/1/99    2/1/14
27457282    683 SPRUCE DRIVE          SUNNYVALE       CA    94086   Primary    SFR       180     50.6   7.125      3/1/99    2/1/14
27497056    15 SEKI COURT             REDWOOD CIT     CA    94062   Primary    PUD       180     52.4   6.875      4/1/99    3/1/14
27499029    3833 GOODLAND AVENUE      STUDIO CITY     CA    91604   Primary    SFR       180     51.6       7      3/1/99    2/1/14
27505122    301E LANDING              WILLIAMSBUR     VA    23185   Primary    PUD       180     74.5    6.75      3/1/99    2/1/14
27505551    12821 STARDELL STREET     WHITTIER        CA    90601   Primary    SFR       180     80.0   6.375      3/1/99    2/1/14
27510478    507 QUAKER BOTTOM R       SPARKS          MD    21152   Primary    SFR       120     41.0       7      3/1/99    2/1/09
27512938    1026 PHOENIX COURT        MILPITAS        CA    95035   Primary    PUD       180     79.8       7      4/1/99    3/1/14
27513357    3920 LAKEMEAD WAY         REDWOOD CIT     CA    94062   Primary    SFR       180     49.6   7.125      3/1/99    2/1/14
27515493    5460 & 5450 SO.HIGHW      ELK             CA    95432   Secondary  SFR       180     79.4    6.75      3/1/99    2/1/14
27543735    11 GLEN DRIVE             MILL VALLEY     CA    94941   Primary    SFR       180     43.4   6.875      3/1/99    2/1/14
27544022    120 HAPPY ACRES ROA       LOS GATOS       CA    95032   Primary    SFR       180     47.4    6.75      4/1/99    3/1/14
27545706    161 LILLIANA DRIVE        PALM SPRING     CA    92264   Secondary  SFR       180     66.7       7      3/1/99    2/1/14
27546902    528 SAIL POINT WAY        COLUMBIA        SC    29212   Primary    SFR       180     67.3    6.75      3/1/99    2/1/14
27547876    6131 MORNINGSIDE DRI      HUNTINGTON      CA    92648   Primary    SFR       180     59.7   6.625      3/1/99    2/1/14
27548189    1602 SANTA ROSA AVEN      GLENDALE        CA    91208   Primary    SFR       180     72.0     6.5      3/1/99    2/1/14
27548346    4084 WINTERWOOD COUR      MOOR PARK       CA    93021   Primary    PUD       180     64.7    6.75      3/1/99    2/1/14
27549757    4815 ALHAMBRA CIR         CORAL GABLE     FL    33146   Primary    SFR       180     75.0   6.875      3/1/99    2/1/14
27550631    2245S PINNACLE CIRCLE     PALM HARBOR     FL    34684   Primary    SFR       180     78.3    7.25      3/1/99    2/1/14
27551266    34 COLLINS STREE          SAN FRANSIC     CA    94118   Primary    Condo     180     57.6   6.875      3/1/99    2/1/14
27554120    11 ST. ANDREWS HIL        PITTSFORD       NY    14534   Primary    SFR       180     72.1    6.75      4/1/99    3/1/14
27554161    15153 MULHOLLAND DRIV     SHERMAN OAK     CA    90077   Primary    SFR       180     48.2    6.75      3/1/99    2/1/14
27555655    8189 MEEKS BAY AVENU      TAHOMA          CA    96142   Secondary  SFR       180     45.6     6.5      4/1/99    3/1/14
27560069    17553 MONDINO DRIVE       ROWLAND HEI     CA    91748   Primary    SFR       180     64.3   6.625      3/1/99    2/1/14
27562545    134 LEAL WAY              FREMONT         CA    94539   Primary    PUD       180     64.6       7      3/1/99    2/1/14
27562560    45 SERENA LANE            DANVILLE        CA    94526   Primary    PUD       180     69.1   6.375      3/1/99    2/1/14
27565456    23 LA FOND LANE           ORINDA          CA    94563   Primary    SFR       180     44.7   6.875      3/1/99    2/1/14
27568492    153 SHORELAND DR          OSPREY          FL    34229   Primary    SFR       180     55.1   6.875      3/1/99    2/1/14
27569680    1031 LAVENDER LANE        LA CANADA F     CA    91011   Primary    SFR       180     57.5   6.375      3/1/99    2/1/14
27569722    1121 FRESNO AVENUE        BERKELEY        CA    94707   Primary    SFR       180     55.2    6.75      3/1/99    2/1/14
27572775    3002 YORKSHIRE WAY        ROWLAND HEI     CA    91748   Primary    PUD       180     70.0    6.75      3/1/99    2/1/14
27575653    6 OYSTER CATCHER          WILMINGTON      NC    28405   Secondary  PUD       180     50.0   6.875      3/1/99    2/1/14
27579044    8 FRONT LIGHT WAL         DAUFUSKIE I     SC    29915   Primary    PUD       180     38.2    6.75      3/1/99    2/1/14
27582451    4108 CRICKET LANE         DURHAM          NC    27707   Primary    SFR       180     45.0    6.75      3/1/99    2/1/14
27587211    2438 DEL PRADO            LA VERNE        CA    91750   Primary    PUD       180     68.7    6.25      3/1/99    2/1/14
27587641    1073 SAINT FRANCIS D      CONCORD         CA    94521   Primary    SFR       180     67.4       7      3/1/99    2/1/14
27591130    2060 WINDWARD POINT       DISCOVERY B     CA    94514   Primary    SFR       180     75.0   6.625      3/1/99    2/1/14
27595917    1008S 8TH AVE             ARCADIA         CA    91006   Primary    SFR       180     66.3   6.875      4/1/99    3/1/14
27599075    44173 OWL PLACE           FREMONT         CA    94539   Primary    SFR       180     45.0    6.75      3/1/99    2/1/14
27599463    177 PACIFIC COURT         MARINA          CA    93933   Primary    SFR       180     80.0   6.875      3/1/99    2/1/14
27601020    23635 SKYVIEW TER         LOS GATOS       CA    95033   Primary    SFR       180     69.8     6.5      3/1/99    2/1/14
27602879    1482 BEDFORD ROAD         SAN MARINO      CA    91108   Primary    SFR       180     46.7    6.75      3/1/99    2/1/14
27604750    202 CYPRESS COURT         WACO            TX    76712   Primary    SFR       180     90.0     6.5      3/1/99    2/1/14
27605054    9716 WILD OAK DR          WINDERMERE      FL    32786   Primary    PUD       180     70.0   6.875      3/1/99    2/1/14
27605732    6013 RIVERVIEW WAY        HOUSTON         TX    77057   Primary    PUD       180     58.6     6.5      3/1/99    2/1/14
27607423    15445 SADDLEBACK RD       SANTA CLARI     CA    91351   Primary    PUD       180     63.0    7.25      3/1/99    2/1/14
27608215    843 HOBART STREET         MENLO PARK      CA    94025   Primary    SFR       180     59.6    6.75      3/1/99    2/1/14
27608439    1131 TELLEM DRIVE         PACIFIC PAL     CA    90272   Primary    SFR       180     70.1   6.875      4/1/99    3/1/14
27610179    6625 OLDE ATLANTA PA      SUWANEE         GA    30024   Primary    PUD       180     75.0   6.625      3/1/99    2/1/14
27610740    9806 GRANT LINE RO        ELK GROVE       CA    95624   Primary    SFR       180     69.5   6.875      3/1/99    2/1/14
27614791    1724 EOLUS AVENUE         ENCINITAS       CA    92024   Primary    SFR       180     69.0       7      3/1/99    2/1/14
27619097    12534 SUMNER DRIVE        SARATOGA        CA    95070   Primary    SFR       180     36.0   6.625      3/1/99    2/1/14
27619493    14 SILVER EAGLE RO        ROLLING HIL     CA    90274   Primary    SFR       180     54.6   6.625      3/1/99    2/1/14
27620210    3128 AMHERST AVENUE       UNIVERSITY      TX    75225   Primary    SFR       180     55.3    6.75      3/1/99    2/1/14
27622364    6 OAK KNOLL WAY           ORMOND BEAC     FL    32174   Primary    PUD       180     69.3   6.375      3/1/99    2/1/14
27624857    928 NEWPORT STREET        DENVER          CO    80220   Primary    SFR       180     75.0   6.625      3/1/99    2/1/14
27625912    3754 PINCKNEY ISLAND      JACKSONVILL     FL    32224   Primary    PUD       180     74.8    6.75      3/1/99    2/1/14
27626472    13204 SHAW COURT          LA MIRADA       CA    90638   Primary    PUD       180     80.0       7      5/1/99    4/1/14
27627215    9475E LARKSPUR DRIVE      SCOTTSDALE      AZ    85260   Primary    SFR       180     61.7       7      3/1/99    2/1/14
27627587    2231 LIANE LANE           SANTA ANA       CA    92705   Primary    SFR       180     60.1       7      3/1/99    2/1/14
27630961    1310 MILLBRAE AVE         MILLBRAE        CA    94030   Primary    SFR       180     31.7   6.375      3/1/99    2/1/14
27632140    371 CHERRY AVENUE         LOS ALTOS       CA    94022   Primary    SFR       180     59.3    6.75      3/1/99    2/1/14
27633684    3720 CANYON CREST         ALTADENA        CA    91001   Primary    SFR       180     53.6   6.875      3/1/99    2/1/14
27635481    14995 FRUITVALE AVENU     SARATOGA        CA    95070   Primary    SFR       180     33.7       7      3/1/99    2/1/14
27636646    280 CALIFORNIA TERR       PASADENA        CA    91105   Primary    SFR       180     32.0    6.75      3/1/99    2/1/14
27641182    964 SAIGON ROAD           MCLEAN          VA    22102   Primary    SFR       180     32.1   6.875      3/1/99    2/1/14
27641281    1509 JUARCEYS COURT       SAN JOSE        CA    95120   Primary    SFR       180     54.3    6.75      3/1/99    2/1/14
27643584    SEA ISLAND DR,            SEA ISLAND      GA    31561   Secondary  SFR       180     45.0   6.625      3/1/99    2/1/14
27645274    420 FIRST AVENUE          HALF MOON B     CA    94019   Primary    SFR       180     43.5   6.875      3/1/99    2/1/14
27645332    623 CORNWALLIS LANE       FOSTER CITY     CA    94404   Primary    SFR       180     43.4   7.125      3/1/99    2/1/14
27648260    2246 MILTON ROAD          CHARLOTTESV     VA    22902   Primary    SFR       180     56.0    6.75      4/1/99    3/1/14
27656206    2607 MARIA ANNA RD        AUSTIN          TX    78703   Primary    SFR       180     64.2    6.75      4/1/99    3/1/14
27656990    57 PALMORR PLACE          BRISTOL         CT     6010   Primary    SFR       180     72.9    6.75      3/1/99    2/1/14
27659531    3694 DEER TRAIL DRIV      DANVILLE        CA    94506   Primary    SFR       180     58.8     6.5      3/1/99    2/1/14
27668839    1104 CHARLES STREET       FREDERICKSB     VA    22401   Primary    SFR       180     86.9       7      4/1/99    3/1/14
27669316    14221 92ND ST SE          SNOHOMISH       WA    98290   Primary    SFR       180     59.1    6.75      4/1/99    3/1/14
27673839    1216 OLD MILL ROAD        SAN MARINO      CA    91108   Primary    SFR       180     47.6       7      3/1/99    2/1/14
27673938    545 VENTURA AVE           SAN MATEO       CA    94403   Primary    SFR       180     52.2       7      3/1/99    2/1/14
27675339    1 CORDOBA CT              PALM COAST      FL    32137   Primary    PUD       180     57.9   6.875      3/1/99    2/1/14
27676386    125 VIA PASQUAL           REDONDO BEA     CA    90277   Primary    SFR       180     59.6   6.625      3/1/99    2/1/14
27676543    19 ROCKWREN               IRVINE          CA    92604   Primary    PUD       180     47.9     6.5      3/1/99    2/1/14
27678226    1235 MAYBERRY LANE        SAN JOSE        CA    95131   Primary    SFR       180     80.0       7      3/1/99    2/1/14
27678887    1777 DOLORES DRIVE        SAN JOSE        CA    95125   Primary    SFR       180     62.2   6.625      3/1/99    2/1/14
27679679    293S BEVERLY GLEN BL      LOS ANGELES     CA    90024   Primary    SFR       180     46.1   6.625      4/1/99    3/1/14
27681006    5112NW67TH AVENUE         LAUDERHILL      FL    33319   Primary    SFR       180     79.7   6.875      4/1/99    3/1/14
27681089    2024 FALCON RIDGE DR      PETALUMA        CA    94954   Primary    SFR       180     64.6    6.75      3/1/99    2/1/14
27681949    116 WILLIAMS LANDIN       FOSTER CITY     CA    94404   Primary    PUD       180     70.0       7      3/1/99    2/1/14
27685320    2029 SKYLINE DRIVE        MILPITAS        CA    95035   Primary    SFR       180     62.7   6.875      4/1/99    3/1/14
27685932    2070 FASANA ROAD          YORK            SC    29732   Secondary  SFR       180     76.2   6.875      5/1/99    4/1/14
27686831    5100 LIGHTHOUSE DR        FLOWER MOUN     TX    75028   Primary    PUD       180     66.7   6.875      3/1/99    2/1/14
27691146    14 SELSED GARTH           LUTHERVILLE     MD    21093   Primary    PUD       180     69.1       7      4/1/99    3/1/14
27692094    6219 LAKEHURST AVE        DALLAS          TX    75230   Primary    SFR       180     37.5   6.625      3/1/99    2/1/14
27693431    5003 TIMBER CIRCLE D      MCKINNEY        TX    75070   Primary    PUD       180     80.0   6.875      4/1/99    3/1/14
27695543    4965 CASA DRIVE           TARZANA         CA    91356   Primary    SFR       180     50.6   6.625      4/1/99    3/1/14
27697911    9208 BENTGRASS LANE       KNOXVILLE       TN    37922   Primary    PUD       180     60.2    6.75      4/1/99    3/1/14
27698521    25 BINNACLE LANE          FOSTER CITY     CA    94404   Primary    PUD       180     74.8   6.375      3/1/99    2/1/14
27701747    44330 SIOUX TERRACE       FREMONT         CA    94539   Primary    SFR       180     70.0    6.75      4/1/99    3/1/14
27707017    2001 14TH STREET          ENCINITAS       CA    92024   Primary    SFR       180     68.1       7      4/1/99    3/1/14
27709666    2020 GOLDENROD LANE       SAN RAMON       CA    94583   Primary    SFR       180     68.6   6.875      3/1/99    2/1/14
27709799    320 COUNTY ROAD           WOODSIDE        CA    94062   Primary    SFR       180     42.5   6.875      4/1/99    3/1/14
27711019    44 STUART COURT           LOS ALTOS       CA    94022   Primary    SFR       180     68.3       7      3/1/99    2/1/14
27715705    4509 TOBIAS AVENUE        SHERMAN OAK     CA    91403   Primary    SFR       180     67.8   6.625      3/1/99    2/1/14
27716018    5805 RANCH VIEW RD        OCEANSIDE       CA    92057   Primary    SFR       180     70.0   6.875      4/1/99    3/1/14
27716265    1061- 1063 FRANCISCO      SAN FRANCIS     CA    94109   Primary    SFR       180     40.1    6.75      4/1/99    3/1/14
27716554    6630 MANLEY LANE          BRENTWOOD       TN    37027   Primary    SFR       180     79.4     6.5      4/1/99    3/1/14
27716869    422S LAS PALMAS AVEN      LOS ANGELES     CA    90020   Primary    SFR       180     47.1     6.5      3/1/99    2/1/14
27717529    513 AVOCADO CREST         LA HABRA HE     CA    90631   Primary    SFR       180     52.9       7      3/1/99    2/1/14
27719012    12667 CHEVERLY COURT      SARATOGA        CA    95070   Primary    SFR       180     57.2     6.5      3/1/99    2/1/14
27719525    4132 WILLMAR DRIVE        PALO ALTO       CA    94306   Primary    SFR       180     51.9    6.75      3/1/99    2/1/14
27721422    1045 LYNNWOOD BLVD        NASHVILLE       TN    37215   Primary    SFR       180     61.4   6.625      4/1/99    3/1/14
27721539    5306 SURREY CIRCLE        DALLAS          TX    75209   Primary    SFR       180     72.1    6.75      4/1/99    3/1/14
27721794    113 GRAYS CREEK COU       SAVANNAH        GA    31410   Primary    PUD       180     73.1     6.5      4/1/99    3/1/14
27722537    6027 NW77 TERRACE         PARKLAND        FL    33067   Primary    SFR       180     75.0   6.875      4/1/99    3/1/14
27722560    27110 SOBOBA STREET       HEMET           CA    92544   Primary    SFR       180     74.4       7      4/1/99    3/1/14
27722628    3249 MORRIS DRIVE         PALO ALTO       CA    94303   Primary    SFR       180     49.1    6.75      4/1/99    3/1/14
27723113    2402 CROSS STREET         RIVERSIDE       CA    92504   Primary    SFR       180     79.0   6.375      4/1/99    3/1/14
27723519    2501 CLEARVIEW DRIVE      LAS CRUCES      NM    88011   Primary    SFR       180     78.5       7      4/1/99    3/1/14
27723618    5835 PINETREE DRIVE       MIAMI BEACH     FL    33140   Primary    SFR       180     55.2   6.875      4/1/99    3/1/14
27723717    924 HOLLY ROAD            BELMONT         CA    94002   Primary    SFR       180     75.0       7      3/1/99    2/1/14
27724889    935 PLYMOUTH ROAD         ATLANTA         GA    30306   Primary    SFR       180     70.0   6.625      4/1/99    3/1/14
27725217    203 CASSIDY COURT         GEORGETOWN      TX    78628   Primary    SFR       180     59.5    6.75      5/1/99    4/1/14
27725928    301 DRAEGER DRIVE         MORAGA          CA    94556   Primary    SFR       180     51.6     6.5      4/1/99    3/1/14
27726090    10445 10445B TUXFORD      SUN VALLEY      CA    91352   Primary    2-Family  180     79.1   6.875      4/1/99    3/1/14
27726371    12921 BUCKEYE             DARNESTOWN      MD    20878   Primary    SFR       180     76.2   6.125      4/1/99    3/1/14
27728575    20654 GARDENSIDE CI       CUPERTINO       CA    95014   Primary    PUD       180     80.0   6.875      4/1/99    3/1/14
27728906    330 DEWPOINT LANE         ALPHARETTA      GA    30022   Primary    SFR       180     67.6   6.625      4/1/99    3/1/14
27729276    3822 WOODY GROVE L        CHARLOTTE       NC    28210   Primary    SFR       180     69.3   6.625      5/1/99    4/1/14
27729813    18152 STRATFORD CIRCL     VILLA PARK      CA    92861   Primary    SFR       180     70.0     6.5      4/1/99    3/1/14
27730662    878 MONTEVINO DRIVE       PLEASANTON      CA    94566   Primary    SFR       180     61.4   6.875      4/1/99    3/1/14
27730779    19830E SADDLE RIDGE       WALNUT          CA    91789   Primary    SFR       180     69.5    6.25      4/1/99    3/1/14
27731306    10 ENCLAVE COURT          COLUMBIA        SC    29223   Primary    PUD       180     66.7   6.875      4/1/99    3/1/14
27731421    26001 KENDRA LANE         HAYWARD         CA    94541   Primary    PUD       180     68.1       7      4/1/99    3/1/14
27733872    13187 VIA RANCHERO        SARATOGA        CA    95070   Primary    SFR       180     42.8   6.875      4/1/99    3/1/14
27736628    362 CAMERON CIR           SAN RAMON       CA    94583   Primary    SFR       180     58.6     6.5      4/1/99    3/1/14
27737451    18322E JOCOTAL AVE        VILLA PARK      CA    92861   Primary    SFR       180     56.7   6.375      4/1/99    3/1/14
27739606    1813 CASTENADA DRIVE      BURLINGAME      CA    94010   Primary    SFR       180     54.5       7      4/1/99    3/1/14
27739929    10394 ORANGE AVENUE       CUPERTINO       CA    95014   Primary    SFR       180     73.8    6.75      4/1/99    3/1/14
27739986    291 EL PINTO              DANVILLE        CA    94526   Primary    SFR       180     38.3       7      4/1/99    3/1/14
27742709    1411 CANTERA COURT        PEBBLE BEAC     CA    93953   Primary    SFR       180     47.5   6.875      3/1/99    2/1/14
27742998    1704 AVENIDA LA PO        ENCINITAS       CA    92024   Primary    PUD       180     66.7   6.875      4/1/99    3/1/14
27743038    1664 FINCH WAY            SUNNYVALE       CA    94087   Primary    SFR       180     57.8   7.125      4/1/99    3/1/14
27743111    1479 YUKON DRIVE          SUNNYVALE       CA    94087   Primary    SFR       180     68.4       7      3/1/99    2/1/14
27743541    975 MACADAMIA DR          HILLSBOROUG     CA    94010   Primary    SFR       180     16.2       7      4/1/99    3/1/14
27743764    11703 WESTSHORE COURT     CUPERTINO       CA    95014   Primary    SFR       180     45.9   6.875      4/1/99    3/1/14
27744556    4039 SUMAC DRIVE          SHERMAN OAK     CA    91403   Primary    SFR       180     50.2   6.625      4/1/99    3/1/14
27744952    1355 PORTMARNOCK DRI      ALPHARETTA      GA    30005   Primary    PUD       180     62.4     6.5      4/1/99    3/1/14
27745421    1829 AVENIDA FLORE        ENCINITAS       CA    92024   Primary    SFR       180     69.4   6.875      4/1/99    3/1/14
27745439    1414 BERNIE LANE          ALAMO           CA    94507   Primary    SFR       180     61.6   6.875      4/1/99    3/1/14
27745850    7820 CREEKLINE DRIVE      CUPERTINO       CA    95014   Primary    SFR       180     31.0   6.875      4/1/99    3/1/14
27746122    1348 HEARST DRIVE         PLEASANTON      CA    94566   Primary    SFR       180     53.8   6.625      4/1/99    3/1/14
27746296    47736 AVALON HEIGHTS      FREMONT         CA    94539   Primary    PUD       180     63.2   6.625      4/1/99    3/1/14
27746783    123 ELDRIDGE AVE          MILL VALLEY     CA    94941   Primary    SFR       180     63.0   6.625      4/1/99    3/1/14
27746882    15 RAY COURT              ALAMO           CA    94507   Primary    SFR       180     45.9   6.625      4/1/99    3/1/14
27746981    6030 CARDENO DRIVE        LA JOLLA        CA    92037   Primary    SFR       180     47.6   6.375      4/1/99    3/1/14
27746999    953 CRATER CAMP DRI       CALABASAS       CA    91302   Primary    SFR       180     68.9   6.375      4/1/99    3/1/14
27748722    228 WATEREE AVENUE        COLUMBIA        SC    29205   Primary    SFR       180     64.2   6.375      4/1/99    3/1/14
27748961    3408 34TH PLACE NW        WASHINGTON      DC    20016   Primary    SFR       180     47.1    6.25      4/1/99    3/1/14
27749050    1037 BEECH GROVE ROA      BRENTWOOD       TN    37027   Primary    SFR       180     67.6   6.875      4/1/99    3/1/14
27749654    260E STRAWBERRY DR        MILL VALLEY     CA    94941   Primary    SFR       180     44.7    6.75      4/1/99    3/1/14
27749811    408 SAN ANDREAS DRI       NOVATO          CA    94945   Primary    SFR       180     70.5    6.75      4/1/99    3/1/14
27750405    731 N RANCHO DR           LONG BEACH      CA    90815   Primary    SFR       180     46.6   6.625      4/1/99    3/1/14
27750686    13590 SUMMIT CIRCLE       POWAY           CA    92064   Primary    SFR       180     45.2    6.75      4/1/99    3/1/14
27750801    10397 AMISTAD COURT       CUPERTINO       CA    95014   Primary    SFR       180     62.3    6.75      4/1/99    3/1/14
27750868    8571 OXLEY CIRCLE         HUNTINGTON      CA    92646   Primary    SFR       180     77.5       7      4/1/99    3/1/14
27752278    119 VICTORIA BAY CO       PALM BEACH      FL    33418   Secondary  PUD       180     80.0   6.875      4/1/99    3/1/14
27752583    200 H STREET              SAN RAFAEL      CA    94901   Primary    SFR       180     45.4   6.625      4/1/99    3/1/14
27752609    149 AGNEW ROAD            MOORESVILLE     NC    28117   Primary    SFR       180     80.0   6.625      4/1/99    3/1/14
27752849    421 CROCKER ROAD          SACRAMENTO      CA    95864   Primary    SFR       180     68.4     6.5      4/1/99    3/1/14
27752989    47 ELIZABETH CIR          LARKSPUR        CA    94904   Primary    SFR       180     63.5     6.5      4/1/99    3/1/14
27753367    18820 BELLGROVE CIRCL     SARATOGA        CA    95070   Primary    SFR       180     26.1   6.875      4/1/99    3/1/14
27753474    7383 BAINBRIDGE CT        ROSEVILLE       CA    95746   Primary    SFR       180     75.0    6.75      4/1/99    3/1/14
27754548    147 MENDOSA AVENUE        SAN FRANCIS     CA    94116   Primary    SFR       180     71.5   6.625      4/1/99    3/1/14
27754886    5023 SWBERMUDA WAY        PALM CITY       FL    34990   Secondary  PUD       180     76.9    6.75      5/1/99    4/1/14
27755248    555 RANCH ROAD            TARPON SPRI     FL    34689   Primary    SFR       180     80.0     6.5      4/1/99    3/1/14
27757095    941 ASHEBROOKE TRAC       MARIETTA        GA    30068   Primary    PUD       180     75.0     6.5      4/1/99    3/1/14
27757855    1853 CHEDWORTH LANE       STONE MOUNT     GA    30087   Primary    SFR       180     73.3     6.5      4/1/99    3/1/14
27758234    7464 FALLENLEAF LA        CUPERTINO       CA    95014   Primary    SFR       180     70.0   6.625      4/1/99    3/1/14
27758507    6358 GINGER DR            EDEN PRAIRI     MN    55346   Primary    SFR       180     68.1   6.875      5/1/99    4/1/14
27758937    45536 CHEROKEE LANE       FREMONT         CA    94539   Primary    SFR       180     68.9    6.75      4/1/99    3/1/14
27759307    4411 REGENTS COURT        WESTLAKE VI     CA    91361   Primary    SFR       180     66.6     6.5      4/1/99    3/1/14
27759521    506 BROSIAN WAY           SANTA BARBA     CA    93109   Primary    SFR       180     40.5   6.625      4/1/99    3/1/14
27759562    4169 ORIN COURT           SAN JOSE        CA    95124   Primary    SFR       180     60.9   6.375      4/1/99    3/1/14
27759612    4657 GREEN VALLEY         SUISUN CITY     CA    94585   Primary    SFR       180     60.7   6.625      4/1/99    3/1/14
27759893    15150 EL CAMINO GRAND     SARATOGA        CA    95070   Primary    SFR       180     33.4   6.625      4/1/99    3/1/14
27761352    513 PASEO REFUGIO         MILPITAS        CA    95035   Primary    SFR       180     47.7   6.875      4/1/99    3/1/14
27761386    331 PARROTT DRIVE         SAN MATEO       CA    94402   Primary    SFR       180     52.3   6.625      4/1/99    3/1/14
27761782    8530 AVENIDA DE LA        LA JOLLA        CA    92037   Primary    SFR       180     34.8     6.5      4/1/99    3/1/14
27762350    15314 SOBEY ROAD          SARATOGA        CA    95070   Primary    SFR       180     36.9     6.5      4/1/99    3/1/14
27762368    15492 CHURCHILL DOW       RANCHO SANT     CA    92067   Primary    PUD       180     53.0   6.875      4/1/99    3/1/14
27762921    1518 BELLEMEADE STRE      SAN JOSE        CA    95131   Primary    SFR       180     80.0    6.75      4/1/99    3/1/14
27763077    63 JORDAN AVENUE          SAN ANSELMO     CA    94960   Primary    SFR       180     69.5   6.875      4/1/99    3/1/14
27763119    10069 OAKLEAF PLACE       CUPERTINO       CA    95014   Primary    SFR       180     57.0   6.625      4/1/99    3/1/14
27764695    401 PHILLIPS ROAD         GREER           SC    29650   Primary    SFR       180     71.9   6.375      4/1/99    3/1/14
27766013    1595 KENSINGTON ROAD      SAN MARINO      CA    91108   Primary    SFR       180     45.5     6.5      4/1/99    3/1/14
27768076    1 VANCE LANE              LAFAYETTE       CA    94549   Primary    SFR       180     56.7    6.75      4/1/99    3/1/14
27768944    17429 LA BRISA            RANCHO SANT     CA    92067   Primary    SFR       180     41.0     6.5      4/1/99    3/1/14
27769538    155 GIFFIN ROAD           LOS ALTOS       CA    94022   Primary    SFR       180     50.4   6.875      4/1/99    3/1/14
27769777    3214 KIRBY LANE           WALNUT CREE     CA    94598   Primary    SFR       180     77.0   6.375      4/1/99    3/1/14
27771070    24 COLONIAL COURT         WICHITA         KS    67207   Primary    SFR       180     50.9    6.75      5/1/99    4/1/14
27771286    13981 FREMONT PINES L     LOS ALTOS H     CA    94022   Primary    SFR       180     22.1   6.875      4/1/99    3/1/14
27772763    3802 CAMDEN FALLS CO      GREENSBORO      NC    27410   Primary    PUD       180     75.0     6.5      5/1/99    4/1/14
27774546    2607 ACUNA COURT          CARLSBAD        CA    92009   Primary    SFR       180     51.8   6.625      4/1/99    3/1/14
27775147    1354 GALANTI COURT        PLEASANTON      CA    94566   Primary    SFR       180     36.1    6.75      4/1/99    3/1/14
27775378    18767 CABERNET DRIV       SARATOGA        CA    95070   Primary    SFR       180     65.1   6.625      4/1/99    3/1/14
27776269    100 TARNHILL DRIVE        FLATROCK        NC    28731   Primary    PUD       180     80.0     6.5      5/1/99    4/1/14
27777713    28 LONGFELLOW ROAD        MILL VALLEY     CA    94941   Primary    SFR       180     50.4   6.875      5/1/99    4/1/14
27780758    1185 LOS TRANCOS ROA      PORTOLA VAL     CA    94028   Primary    SFR       180     60.0   6.875      4/1/99    3/1/14
27781053    17562 MESA DRIVE SOUT     PAUMA VALLE     CA    92061   Primary    SFR       180     72.8   6.625      5/1/99    4/1/14
27784511    29 TURTLE ROCK C          TIBURON         CA    94920   Primary    SFR       180     23.0   6.625      4/1/99    3/1/14
27784727    2544 ARLOTTA PLACE        PLEASANTON      CA    94588   Primary    SFR       180     57.0   6.375      4/1/99    3/1/14
27785641    6212 KINGSBRIDGE DRI      OKLAHOMA CI     OK    73162   Primary    SFR       180     88.9   6.875      5/1/99    4/1/14
27786938    2745S STATE HWY FF        SPRINGFIELD     MO    65807   Primary    SFR       180     64.2    6.75      4/1/99    3/1/14
27787852    1240 N PARK VICTORIA      MILPITAS        CA    95035   Primary    SFR       180     80.0   6.375      4/1/99    3/1/14
27788231    4140 COLONEL VANDE        MOUNT PLEAS     SC    29464   Primary    PUD       180     75.0     6.5      5/1/99    4/1/14
27794148    617E DILIDO DRIVE         MIAMI BEACH     FL    33139   Primary    SFR       180     23.3   6.625      5/1/99    4/1/14
27797943    1769 LAURENTIAN WAY       SUNNYVALE       CA    94087   Primary    SFR       180     66.7       7      4/1/99    3/1/14
27798438    7975 SUNDERLAND DR        CUPERTINO       CA    95014   Primary    SFR       180     60.5    6.75      4/1/99    3/1/14
27798503    3105 PROMONTORY WAY       SAN JOSE        CA    95135   Primary    SFR       180     79.5   6.625      4/1/99    3/1/14
27802107    1601 POE AVENUE           SULLIVANS I     SC    29482   Secondary  SFR       180     80.0     6.5      4/1/99    3/1/14
27802412    1096 KILDONAN DRIVE       GLENDALE        CA    91207   Primary    SFR       180     69.7     6.5      4/1/99    3/1/14
27805787    5757 COLLINS AVENUE       MIAMI BEACH     FL    33140   Primary    Condo     180     80.0   6.625      5/1/99    4/1/14
27806629    1240 RANCHO ENCINI        ENCINITAS       CA    92024   Primary    SFR       180     60.0   6.625      4/1/99    3/1/14
27809938    771 CORONADO BOULEV       SACRAMENTO      CA    95864   Primary    SFR       180     71.1   6.875      4/1/99    3/1/14
27813922    1560 SANTA BARBARA D      DUNEDIN         FL    34698   Primary    SFR       180     68.6   6.875      4/1/99    3/1/14
27816040    3814 GLENEAGLES DRIV      TARZANA         CA    91356   Primary    SFR       180     65.1    6.75      5/1/99    4/1/14
27818152    1760 OLIVETREE DR         SAN JOSE        CA    95131   Primary    SFR       180     70.0       7      4/1/99    3/1/14
27818624    1033 EL SUR AVENUE        ARCADIA         CA    91006   Primary    SFR       180     69.2    6.75      5/1/99    4/1/14
27819051    2456 SHARON OAKS DRI      MENLO PARK      CA    94025   Primary    SFR       180     59.2       7      4/1/99    3/1/14
27825710    3527 BELLINGTON DRIV      ORLANDO         FL    32835   Primary    PUD       180     79.9     6.5      4/1/99    3/1/14
27827229    471 30TH AVENUE           SAN FRANCIS     CA    94121   Primary    SFR       180     63.1    6.25      4/1/99    3/1/14
27829530    1136 STERLING GATE        SAN JOSE        CA    95120   Primary    SFR       180     43.8   6.875      4/1/99    3/1/14
27829985    246- 248 18TH AVENUE      SAN FRANCIS     CA    94121   Primary    SFR       180     63.0   6.875      4/1/99    3/1/14
27831353    2316 CASABONA AVENUE      BELMONT         CA    94002   Primary    SFR       180     56.3   6.875      4/1/99    3/1/14
27831361    1961 PORT TRINITY         NEWPORT BEA     CA    92660   Primary    PUD       180     59.9   6.625      5/1/99    4/1/14
27833474    1001 MONTEREY VALL        CHAPEL HILL     NC    27516   Primary    SFR       180     68.0     6.5      5/1/99    4/1/14
27833532    870 GLENVIEW COUR         MILPITAS        CA    95035   Primary    SFR       180     44.6    6.75      4/1/99    3/1/14
27834035    1363 SUZANNE COURT        SAN JOSE        CA    95129   Primary    SFR       180     66.8    6.75      4/1/99    3/1/14
27835750    3218 PARK HILLS DRIV      AUSTIN          TX    78746   Primary    SFR       180     69.2    6.75      5/1/99    4/1/14
27839067    10800 RIDGEVIEW WA        SAN JOSE        CA    95127   Primary    SFR       180     61.3   7.125      4/1/99    3/1/14
27839877    18968 BELLGROVE CIRCL     SARATOGA        CA    95070   Primary    SFR       180     62.3    6.75      5/1/99    4/1/14
27842517    1681 LUCCA PLACE          SAN JOSE        CA    95138   Primary    PUD       180     60.5   6.875      4/1/99    3/1/14
27843259    813 ROSINANTE RD          EL PASO         TX    79922   Primary    PUD       180     74.6     6.5      5/1/99    4/1/14
27846898    14876 CLARA STREET        LOS GATOS       CA    95032   Primary    SFR       180     64.3       7      5/1/99    4/1/14
27847078    16012 FLINTLOCK ROAD      CUPERTINO       CA    95014   Primary    SFR       180     54.2       7      4/1/99    3/1/14
27848027    4702E BRADFORD AVENUE     ORANGE          CA    92867   Primary    SFR       180     67.5    6.75      4/1/99    3/1/14
27852714    1091 VILLAGE LOOP         GREENSBORO      GA    30642   Secondary  SFR       180     80.0   6.375      4/1/99    3/1/14
27853670    2221 VIA GUADALANA        PALOS VERDE     CA    90274   Primary    SFR       180     45.5   6.875      5/1/99    4/1/14
27854215    3518 HOLLY SLOPE R        ALTADENA        CA    91001   Primary    SFR       180     78.0     6.5      4/1/99    3/1/14
27854447    17206 AVENIDA DE LA       PACIFIC PAL     CA    90272   Primary    SFR       180     71.5     6.5      5/1/99    4/1/14
27855311    423 COLGATE WAY           SAN MATEO       CA    94402   Primary    SFR       180     50.0    6.75      4/1/99    3/1/14
27856632    1532 KINGSGATE DRIVE      SUNNYVALE       CA    94087   Primary    SFR       180     59.4    6.75      4/1/99    3/1/14
27857457    460 CHESHIRE FARM         ST LOUIS        MO    63141   Primary    SFR       180     53.7    6.75      4/1/99    3/1/14
27864545    2140 VIZCAYA CIRCL        SAN JOSE        CA    95124   Primary    SFR       180     53.0   7.125      5/1/99    4/1/14
27865849    11000 MORA DRIVE          LOS ALTOS       CA    94024   Primary    SFR       180     30.5    6.75      4/1/99    3/1/14
27865971    12 CRAMDEN DRIVE          MONTEREY        CA    93940   Primary    SFR       180     61.0       7      4/1/99    3/1/14
27869643    4610 NOELINE AVENUE       ENCINO          CA    91436   Primary    SFR       180     34.8   6.875      4/1/99    3/1/14
27870328    5847 AMAPOLA DRIVE        SAN JOSE        CA    95129   Primary    SFR       180     55.8       7      4/1/99    3/1/14
27872530    950 OAK RIDGE ROAD        LOS GATOS       CA    95030   Primary    SFR       180     49.2   6.875      4/1/99    3/1/14
27893023    139 SAN PABLO AVENU       SAN FRANCIS     CA    94127   Primary    SFR       180     43.3       7      5/1/99    4/1/14
27898006    21 CASTLEWOOD DR          PLEASANTON      CA    94566   Primary    SFR       180     41.0       7      5/1/99    4/1/14
27904457    388 CHAD DRIVE            MILPITAS        CA    95035   Primary    SFR       180     75.0   6.875      5/1/99    4/1/14
27909035    620 AVENUE A              REDONDO BEA     CA    90277   Primary    SFR       180     45.3   6.875      5/1/99    4/1/14

LOAN#       PANDI        SCHPTD    ORIG BAL        ACT BALANCE      SCH BALANCE  PURP         DOC          APPRAISAL   RTRM    CLTV
-----------------------------------------------------------------------------------------------------------------------------------
22018345    4424.55      4/1/99         500000      478547.86        478547.86   R/T REFI     FULL/ALT        885000    177    54.1
22109185     2920.2      4/1/99         330000      322425.49        321318.93   PURCH        FULL/ALT        690000    172    47.4
22219455    2654.73      4/1/99         300000       298060.1         298060.1   PURCH        FULL/ALT        700000    178    45.9
22290662    2441.45      4/1/99         273750      270227.52         271115.7   C/O REFI     FULL/ALT        365000    177    74.0
22320071    5923.53      4/1/99         680000      670966.14        670966.14   R/T REFI     FULL/ALT       1100000    176    61.0
22373146    2961.77      4/1/99         340000      334338.49        334338.49   R/T REFI     FULL/ALT        530000    175    63.1
22390462     5662.2      4/1/99         650000      641364.68        639176.54   C/O REFI     FULL/ALT        975000    175    65.8
22394886    2852.88      4/1/99         327500      324245.67        324245.67   R/T REFI     FULL/ALT        495000    177    65.5
22427470    3000.98      4/1/99         350000      345249.81        345249.81   R/T REFI     FULL/ALT        700000    176    49.3
22440085    2409.17      4/1/99         272250      268709.21        267811.53   R/T REFI     FULL/ALT        363000    175    74.0
22440333    3695.24      4/1/99         424200      421397.45        419984.78   R/T REFI     FULL/ALT        660000    177    63.9
22440358    6108.65      4/1/99         532000      522051.83        518879.72   R/T REFI     FULL/ALT        665000    117    78.5
22441406    4265.82      4/1/99         489700       486464.7         484833.9   R/T REFI     FULL/ALT        700000    177    69.5
22441463    4028.01      4/1/99         462400      459345.07        457805.18   R/T REFI     FULL/ALT        640000    177    71.8
22444301    3561.96      4/1/99         408900      406198.54        404836.82   R/T REFI     FULL/ALT        585000    177    69.4
22445852    2654.73      4/1/99         300000      299032.77         298060.1   C/O REFI     FULL/ALT        404000    178    74.1
22455158    3511.98      4/1/99         400000      398696.35        397385.51   C/O REFI     FULL/ALT        780000    178    51.1
22460588    7491.58      4/1/99         840000      834626.49        831916.62   R/T REFI     FULL/ALT       1200000    177    69.6
22461370    3468.88      4/1/99         380000      376459.56        376459.56   R/T REFI     FULL/ALT        590000    177    63.8
22463301    2368.02      4/1/99         267600      264997.11        264997.11   R/T REFI     FULL/ALT        800000    177    33.2
22463715    2336.17      4/1/99         264000      261604.64           260740   R/T REFI     FULL/ALT        950000    178    27.5
22469530    4354.85      4/1/99         496000      491123.62        489480.18   R/T REFI     FULL/ALT        620000    176    79.2
22483770    2532.87      4/1/99         284000      281266.06        280344.61   R/T REFI     FULL/ALT        310000    176    90.7
22488282    2597.62      4/1/99         289000       287171.1        286248.64   R/T REFI     FULL/ALT        420000    177    68.4
22511307    4316.58      4/1/99         484000      479342.43        477772.08   R/T REFI     FULL/ALT        655000    176    73.2
22517817    2140.46      4/1/99         240000      237690.43        237690.43   R/T REFI     FULL/ALT        300000    177    79.2
22535025    2492.85      4/1/99         275200      272608.12        272608.12   R/T REFI     FULL/ALT        900000    177    30.3
22538813    4258.65      4/1/99         473800      468638.91        468638.91   R/T REFI     FULL/ALT       2000000    177    23.4
22544407    2359.75      4/1/99         258500      255279.02        255279.02   R/T REFI     FULL/ALT        400000    176    63.8
22556542    2501.89      4/1/99         278350      275700.06        275700.06   PURCH        FULL/ALT        293000    177    94.1
22576540    2235.59      4/1/99         246800         245255        244475.61   PURCH        FULL/ALT        310000    177    79.4
22578546     2041.5      4/1/99         240000      237537.97        237537.97   C/O REFI     FULL/ALT        365000    177    65.1
22590087    3622.71      4/1/99         406200      403365.34        403365.34   R/T REFI     FULL/ALT        640000    178    63.1
22591499    2629.52      4/1/99         292550      290698.66        289764.88   PURCH        FULL/ALT        376000    177    79.5
22592208    2654.73      4/1/99         300000      297057.29        297057.29   PURCH        FULL/ALT        620000    178    48.5
22593529     933.83      4/1/99         107200      106491.76        106134.76   PURCH        FULL/ALT        138000    177    78.9
22593818    2898.53      4/1/99         325000      322563.96        321513.45   R/T REFI     FULL/ALT        430000    177    75.0
22596720       3300      4/1/99         361500      359261.38        358131.92   R/T REFI     FULL/ALT        524000    177    68.6
22598312    2539.69      4/1/99         287000      285144.17        284208.42   R/T REFI     FULL/ALT        455000    177    62.7
22600266    3629.85      4/1/99         407000      404355.99        403042.76   R/T REFI     FULL/ALT        760000    177    53.3
22600746    3072.98      4/1/99         350000      347712.32           346559   C/O REFI     FULL/ALT        700000    177    49.7
22600845    3350.83      4/1/99         372800      368069.24        368069.24   R/T REFI     FULL/ALT        630000    177    58.4
22601207    2229.64      4/1/99         250000      248400.73        247594.22   PURCH        FULL/ALT        353000    177    73.9
22603906     2211.8      4/1/99         248000      246413.53        245613.47   PURCH        FULL/ALT        310000    177    79.5
22603955    2412.02      4/1/99         270450      268719.92        267847.44   R/T REFI     FULL/ALT        350000    177    76.8
22606644    2565.15      4/1/99         281000      278658.07        277776.48   C/O REFI     FULL/ALT        430000    177    64.8
22607626    3306.03      4/1/99         373600      369966.04        369966.04   PURCH        FULL/ALT        473000    177    79.2
22608913    3141.43      4/1/99         355000      353855.45        353855.45   R/T REFI     FULL/ALT        720000    179    49.1
22609879    4424.55      4/1/99         500000      496766.83        495136.59   PURCH        FULL/ALT       1080000    177    46.0
22610786    3539.64      4/1/99         400000      398710.36        397413.47   PURCH        FULL/ALT        860000    178    47.5
22611289    3575.03      4/1/99         404000      401387.61        400070.39   PURCH        FULL/ALT        505000    177    79.5
22612147    4705.87      4/1/99         527650      522572.39        522572.39   R/T REFI     FULL/ALT       1400000    177    37.3
22613160    7227.91      4/1/99         633000      625512.95        621738.39   R/T REFI     FULL/ALT       1145000    117    54.6
22613533     2674.2      4/1/99         302200      299260.55        299260.55   PURCH        FULL/ALT        384000    177    78.1
22615223    3061.71      4/1/99         338000      336945.17        335884.07   C/O REFI     FULL/ALT        550000    178    61.3
22615967     3999.8      4/1/99         452000       449077.2        447603.46   C/O REFI     FULL/ALT        660000    177    68.1
22617617     2682.1      4/1/99         298400      296511.64        295559.19   PURCH        FULL/ALT        375000    177    79.5
22618573    3010.91      4/1/99         340250      338049.83        336940.45   R/T REFI     FULL/ALT        462000    177    73.2
22618615    2479.36      4/1/99         278000         278000        277113.35   R/T REFI     FULL/ALT        350000    179    79.4
22622229    2437.19      4/1/99         282000      280116.89        279167.82   C/O REFI     FULL/ALT        440000    177    63.7
22622518    4307.66      4/1/99         483000      479910.23        478352.06   C/O REFI     FULL/ALT        690000    177    69.6
22622658     3317.7      4/1/99         372000       369620.3        368420.22   PURCH        FULL/ALT        465000    177    79.5
22622815    3121.49      4/1/99         350000      347761.04        347761.04   C/O REFI     FULL/ALT        673000    178    51.7
22623102     3578.7      4/1/99         407600      403592.73        403592.73   R/T REFI     FULL/ALT        515000    177    78.4
22623748    2818.73      4/1/99         313600      311251.83        310248.74   R/T REFI     FULL/ALT        392000    177    79.4
22624738    2378.12      4/1/99         273000      271196.39        270287.25   R/T REFI     FULL/ALT        347000    177    78.2
22625057    3460.39      4/1/99         388000      384266.28        384266.28   R/T REFI     FULL/ALT        610000    177    63.0
22626824    2544.11      4/1/99         287500      285640.94        284703.56   R/T REFI     FULL/ALT        416000    177    68.7
22627087    2696.48      4/1/99         300000      299053.52        298101.52   R/T REFI     FULL/ALT        525000    178    57.0
22627434    4955.49      4/1/99         560000         554553           554553   R/T REFI     FULL/ALT       1200000    177    46.2
22627509     2433.5      4/1/99         275000      273221.77        273221.77   R/T REFI     FULL/ALT        425000    178    64.3
22627681    2177.42      4/1/99         248000      246379.03        245561.83   R/T REFI     FULL/ALT        390000    177    63.2
22628044    2585.69      4/1/99         294500       292575.1        291604.67   R/T REFI     FULL/ALT        390000    177    75.0
22629869    2875.96      4/1/99         325000      321838.78        321838.78   R/T REFI     FULL/ALT        670000    177    48.0
22630321    5034.16      4/1/99         555750      553767.26        552021.09   R/T REFI     FULL/ALT        700000    178    79.1
22632715    2853.83      4/1/99         322500      321460.23        320414.61   C/O REFI     FULL/ALT        430000    178    74.8
22634182    4424.55      4/1/99         500000       497070.5        495441.97   R/T REFI     FULL/ALT       1050000    178    47.3
22634372    2613.32      4/1/99         300000      297969.06        296969.74   R/T REFI     FULL/ALT        375000    177    79.5
22634430    3138.83      4/1/99         357500      353985.28        353985.28   R/T REFI     FULL/ALT        700000    177    50.6
22637219    5751.92      4/1/99         650000      643677.56        643677.56   PURCH        FULL/ALT        904000    177    71.5
22637409    3722.51      4/1/99         410950      406177.39        404866.56   R/T REFI     FULL/ALT        600000    177    67.7
22637953    2628.17      4/1/99         292400      289616.32        289616.32   PURCH        FULL/ALT        385000    177    79.2
22638704    4459.95      4/1/99         504000      500546.44        498902.06   PURCH        FULL/ALT        865000    177    79.5
22638837    3299.87      4/1/99         370000      366439.44        366439.44   R/T REFI     FULL/ALT        490000    177    74.8
22639157    2665.59      4/1/99         306000      303978.36        303978.36   R/T REFI     FULL/ALT        580000    178    52.5
22639207    4076.09      4/1/99         464250      461215.56        461215.56   PURCH        FULL/ALT        840000    178    77.7
22639306    2761.51      4/1/99         309636         309636        308648.45   R/T REFI     FULL/ALT        835000    179    37.1
22639355    2613.32      4/1/99         300000      297018.95        297018.95   C/O REFI     FULL/ALT        429000    177    69.2
22641633    2566.24      4/1/99         290000      289065.01        288124.76   R/T REFI     FULL/ALT        532000    178    54.3
22642730    4336.06      4/1/99         490000      488420.19        486831.49   R/T REFI     FULL/ALT       1800000    178    27.1
22642847    3477.05      4/1/99         369000      367598.58        366189.27   R/T REFI     FULL/ALT        560000    160    65.6
22643399    2536.33      4/1/99         280000      279126.17        278247.15   PURCH        FULL/ALT        410000    178    69.8
22646459    3085.82      4/1/99         346000      343786.62        343786.62   PURCH        FULL/ALT        440000    178    79.5
22646780    3121.49      4/1/99         350000      346631.93        345496.35   R/T REFI     FULL/ALT        530000    177    65.4
22646814    2381.89      4/1/99         265000      264163.94        263323.01   R/T REFI     FULL/ALT        467000    178    56.6
22646954    2720.16      4/1/99         305000       302748.9        301763.24   PURCH        FULL/ALT        385000    177    79.4
22647820     2452.6      4/1/99         275000      271106.67        271106.67   PURCH        FULL/ALT        375000    177    72.3
22649024    2654.73      4/1/99         300000       298060.1        297081.96   PURCH        FULL/ALT        650000    177    45.9
22649040    3256.47      4/1/99         368000      364420.53        364420.53   R/T REFI     FULL/ALT        460000    177    79.2
22651673    3464.42      4/1/99         391500         391500        390237.77   R/T REFI     FULL/ALT        710000    179    55.1
22652325    5141.33      4/1/99         581000      577243.06        577243.06   R/T REFI     FULL/ALT        830000    178    69.5
22655971    3775.08      4/1/99         420000      418674.92        417342.11   C/O REFI     FULL/ALT        605000    178    69.2
22656029     2831.1      4/1/99         325000      322852.84        322852.84   PURCH        FULL/ALT        528000    178    61.5
22656094    2675.56      4/1/99         300000      299043.19         298080.9   R/T REFI     FULL/ALT        375000    178    79.7
22657308    2724.61      4/1/99         305500      303545.72        302560.17   R/T REFI     FULL/ALT        490000    177    61.9
22658595    3252.05      4/1/99         367500      366315.14        365123.61   R/T REFI     FULL/ALT        490000    178    74.8
22659296    2838.07      4/1/99         325800      322562.57        322562.57   R/T REFI     FULL/ALT        445000    177    72.5
22659338    2526.21      4/1/99         290000      289044.62        288084.07   C/O REFI     FULL/ALT        387000    178    74.7
22660260    2201.14      4/1/99         250700      249061.35        248235.24   R/T REFI     FULL/ALT        280000    177    89.0
22663702     2920.2      4/1/99         330000      328936.05        327866.12   C/O REFI     FULL/ALT        460000    178    71.5
22664213    3643.67      4/1/99         415000         415000        413647.48   R/T REFI     FULL/ALT        765000    179    54.2
22665665     3145.9      4/1/99         350000         347586        346467.69   R/T REFI     FULL/ALT        560000    177    62.1
22666721    3227.62      4/1/99         361900      356062.32        358417.42   R/T REFI     FULL/ALT        475000    177    75.0
22666978    2804.54      4/1/99         321950      320889.36        319822.97   R/T REFI     FULL/ALT        450000    178    71.3
22667463    3290.95      4/1/99         369000      367823.11        366639.48   R/T REFI     FULL/ALT        685000    178    53.7
22668586    2675.56      4/1/99         300000      299043.19         298080.9   R/T REFI     FULL/ALT        510000    178    58.6
22668602    2300.35      4/1/99         262000       257456.4        256577.42   R/T REFI     FULL/ALT        455000    177    56.6
22669253    3450.52      4/1/99         393000      388928.51         387625.2   R/T REFI     FULL/ALT        570000    177    68.2
22670061     2836.1      4/1/99         318000      316985.78        315965.74   R/T REFI     FULL/ALT        600000    178    52.8
22670947    2969.31      4/1/99         335550      333380.23        332286.18   R/T REFI     FULL/ALT        425000    177    78.5
22671044     3066.3      4/1/99         352000      349674.46        349674.46   PURCH        FULL/ALT        460000    178    79.5
22671465     2538.3      4/1/99         293700      292595.45        291611.56   PURCH        FULL/ALT        367200    178    79.7
22671945    4389.97      4/1/99         500000       496731.9         496731.9   PURCH        FULL/ALT        700000    178    71.0
22672141    2588.63      4/1/99         288000      286591.37        285674.52   R/T REFI     FULL/ALT        475000    178    60.3
22674907    2394.57      4/1/99         270600      269727.56        268850.21   R/T REFI     FULL/ALT        410000    178    65.8
22675003    2787.64      4/1/99         320011      316473.74        316473.74   R/T REFI     FULL/ALT        365000    178    86.7
22675177    2831.72      4/1/99         320000      317930.76         316887.4   R/T REFI     FULL/ALT        400000    177    79.5
22677710    2587.92      4/1/99         292450      290558.92        289605.39   PURCH        FULL/ALT        350000    177    87.3
22679401    3248.58      4/1/99         370000       367581.6         367581.6   R/T REFI     FULL/ALT        500000    178    73.5
22679690    3985.41      4/1/99         443400      442001.09        440594.02   R/T REFI     FULL/ALT        594000    178    74.4
22680318    2853.93      4/1/99         320000       318979.4        317952.96   C/O REFI     FULL/ALT        740000    178    43.1
22680375    3014.47      4/1/99         338000      336921.99         335837.8   R/T REFI     FULL/ALT        700000    178    48.1
22680995    2815.42      4/1/99         323200      321064.73        321064.73   R/T REFI     FULL/ALT        775000    178    41.4
22681449    3508.67      4/1/99         396500      392643.31        392643.31   R/T REFI     FULL/ALT        518000    177    75.8
22682215    3550.37      4/1/99         395000      389586.78        389586.78   R/T REFI     FULL/ALT        590000    178    66.0
22682330    2820.65      4/1/99         323800      322733.27        321660.76   R/T REFI     FULL/ALT        425000    178    75.9
22682488    2938.45      4/1/99         340000       338867.8        337729.59   PURCH        FULL/ALT        430000    178    79.7
22683437    2264.88      4/1/99         260000      258118.63        258118.63   R/T REFI     FULL/ALT        325000    178    79.4
22684609    2442.35      4/1/99         276000      275110.15        274215.29   R/T REFI     FULL/ALT        345000    178    79.7
22685176    2796.31      4/1/99         316000      313956.65        312926.35   R/T REFI     FULL/ALT        640000    177    49.1
22685242    5396.73      4/1/99         470000      467247.02        464478.55   R/T REFI     FULL/ALT        925000    118    50.5
22686463    3288.39      4/1/99         377495      376251.37        375001.01   R/T REFI     FULL/ALT        485000    178    77.6
22689053    2988.69      4/1/99         340400      338175.08        338175.08   PURCH        FULL/ALT        490000    178    79.5
22689459    3097.18      4/1/99         350000      348871.57        347736.79   R/T REFI     FULL/ALT        580000    178    60.2
22689772    2336.95      4/1/99         260000         260000        259179.72   R/T REFI     FULL/ALT        490000    179    53.1
22689806    5355.77      4/1/99         610000       605012.9         605012.9   C/O REFI     FULL/ALT       1200000    178    50.4
22689830    2645.99      4/1/99         303750      301743.22        300731.67   C/O REFI     FULL/ALT        405000    177    74.5
22689939    5063.31      4/1/99         581250      577409.89        575474.22   PURCH        FULL/ALT        814500    177    74.5
22690440    4181.32      4/1/99         480000      478418.68        476828.79   R/T REFI     FULL/ALT        800000    178    59.8
22690903    2382.48      4/1/99         273500      271693.08        271693.08   C/O REFI     FULL/ALT        380000    178    71.5
22691257    3235.78      4/1/99         360000      358864.22        357721.81   R/T REFI     FULL/ALT        415000    178    86.5
22691331    2828.76      4/1/99         307500      305616.39         304665.9   R/T REFI     FULL/ALT        440000    177    69.5
22692107    2501.82      4/1/99         287200      284346.12        283384.51   PURCH        FULL/ALT        362000    176    79.2
22695035    5220.97      4/1/99         590000      588097.78        586184.86   R/T REFI     FULL/ALT        790000    178    74.5
22702906    3702.21      4/1/99         425000         425000        423599.87   C/O REFI     FULL/ALT        775000    179    54.8
22704167    2898.53      4/1/99         325000      323963.45        322920.96   PURCH        FULL/ALT        776000    178    41.8
22706360    3170.83      4/1/99         364000      361595.18        361595.18   PURCH        FULL/ALT        460000    178    79.5
22708887    3708.05      4/1/99         400000      398791.95        397576.35   PURCH        FULL/ALT        500000    178    79.8
22710024    2415.81      4/1/99         273000      272119.82        272119.82   R/T REFI     FULL/ALT        368000    179    74.0
22710297    3740.25      4/1/99         426000      424611.62        423215.58   R/T REFI     FULL/ALT       1300000    178    32.7
22710453    2752.29      4/1/99         301500         301500        300569.27   PURCH        FULL/ALT        335000    179    90.0
22710511    3116.88      4/1/99         355000      353843.02        353843.02   R/T REFI     FULL/ALT        600000    179    59.0
22710743    3950.98      4/1/99         450000      448533.39        447058.69   R/T REFI     FULL/ALT        600000    178    74.8
22711048    5654.58      4/1/99         639000       636939.8        634868.01   C/O REFI     FULL/ALT        950000    178    67.1
22711055    2675.56      4/1/99         300000      299043.19         298080.9   PURCH        FULL/ALT        385000    178    79.7
22711360    2394.67      4/1/99         274900         274900        273994.37   PURCH        FULL/ALT        350000    179    78.5
22712103    3658.66      4/1/99         420000      418616.34        417225.19   PURCH        FULL/ALT        540000    178    79.7
22712939    4146.47      4/1/99         476000         476000        474431.86   PURCH        FULL/ALT        631500    179    80.0
22713127    4367.03      4/1/99         493500      491908.91        490308.87   R/T REFI     FULL/ALT        650000    178    75.7
22714638    2654.73      4/1/99         300000         300000        299032.77   R/T REFI     FULL/ALT        705000    179    42.6
22715320     2556.5      4/1/99         288900      287968.56        287031.88   R/T REFI     FULL/ALT        445000    178    64.7
22715742    2550.71      4/1/99         286000      284170.44        284170.44   PURCH        FULL/ALT        390000    178    79.5
22716666    2897.38      4/1/99         330000         330000         328924.5   C/O REFI     FULL/ALT        550000    179    60.0
22716732    3919.99      4/1/99         450000      448517.51        447026.99   R/T REFI     FULL/ALT       1050000    178    42.8
22716922    2857.87      4/1/99         325500         325500        324439.16   R/T REFI     FULL/ALT        434000    179    75.0
22716963    3185.67      4/1/99         360000      357672.13        357672.13   C/O REFI     FULL/ALT        750000    178    47.7
22717417    2717.86      4/1/99         312000      310972.14        310972.14   PURCH        FULL/ALT        390000    179    79.7
22719355    3125.53      4/1/99         358800         358800        357617.97   PURCH        FULL/ALT        468000    179    80.0
22720064    2639.89      4/1/99         296000         296000        295055.94   R/T REFI     FULL/ALT        575000    179    51.5
22720718    3143.66      4/1/99         358050      356883.07         355709.7   R/T REFI     FULL/ALT        456000    178    78.3
22723787    4529.16      4/1/99         500000      496869.92        496869.92   R/T REFI     FULL/ALT        650000    178    76.4
22723845    2769.77      4/1/99         313000      310574.91        310574.91   R/T REFI     FULL/ALT        720000    178    43.2
22724421    2775.01      4/1/99         311150      308708.29        308708.29   R/T REFI     FULL/ALT        425000    178    72.6
22724843    2804.34      4/1/99         312000         312000        311015.66   R/T REFI     FULL/ALT        347000    179    89.9
22725030    2458.39      4/1/99         280000      279087.44        278169.85   R/T REFI     FULL/ALT        400000    178    69.8
22725741    5580.53      4/1/99         635600      631445.59        631445.59   R/T REFI     FULL/ALT       1200000    178    52.7
22727291    4355.54      4/1/99         500000      496696.66        496696.66   PURCH        FULL/ALT        827000    178    60.2
22727804    2273.13      4/1/99         258900      257207.77        257207.77   R/T REFI     FULL/ALT        328000    178    78.4
22727929    5568.47      4/1/99         610000      608116.95        608116.95   C/O REFI     FULL/ALT        900000    179    67.6
22729040    2265.37      4/1/99         256000      255174.63        255174.63   R/T REFI     FULL/ALT        320000    179    79.7
22729305    5574.93      4/1/99         630000      627968.82        627968.82   R/T REFI     FULL/ALT        965000    179    65.1
22730709    2587.89      4/1/99         294750      291852.18        290875.56   C/O REFI     FULL/ALT        393000    176    74.3
22732101    2334.57      4/1/99         268000       267117.1        266229.41   R/T REFI     FULL/ALT        387000    178    69.1
22732622    4090.11      4/1/99         358200      353963.24        356087.45   R/T REFI     FULL/ALT        520000    119    68.1
22733018    2898.53      4/1/99         325000      323963.45        322920.96   R/T REFI     FULL/ALT        430000    178    75.4
22734586    3545.41      4/1/99         407000         407000        405659.17   R/T REFI     FULL/ALT       1500000    179    27.1
22736664    3731.52      4/1/99         418400         418400        417065.56   R/T REFI     FULL/ALT        523000    179    80.0
22736763    5706.96      4/1/99         650000         650000        647881.58   R/T REFI     FULL/ALT       1100000    179    59.1
22738892    3658.65      4/1/99         420000         420000        418616.35   R/T REFI     FULL/ALT        640000    179    65.6
22738983    3484.43      4/1/99         400000      398508.02        397182.18   R/T REFI     FULL/ALT       1200000    178    33.2
22740948    3982.09      4/1/99         450000      448549.16        448549.16   R/T REFI     FULL/ALT        850000    179    52.8
22741078    2225.55      4/1/99         251500         251500        250689.14   R/T REFI     FULL/ALT        330000    179    76.2
22742332    3444.79      4/1/99         386250      383779.14        382533.08   R/T REFI     FULL/ALT        515000    177    74.5
22742795    3491.61      4/1/99         391500      390251.36        388995.57   C/O REFI     FULL/ALT        522000    178    74.8
22743439    5052.42      4/1/99         580000      578089.25        578089.25   R/T REFI     FULL/ALT        850000    179    68.0
22745814    3559.37      4/1/99         396000      394750.63        393493.97   PURCH        FULL/ALT        500000    178    79.7
22746234    2729.07      4/1/99         306000         306000        305024.06   C/O REFI     FULL/ALT        610000    179    50.2
22746325    2809.34      4/1/99         315000      313995.34        312984.93   R/T REFI     FULL/ALT        561000    178    56.0
22746556    4076.79      4/1/99         468000      466458.21        466458.21   PURCH        FULL/ALT        590000    179    79.7
22747521    3663.53      4/1/99         414000         414000        412665.22   R/T REFI     FULL/ALT        630000    179    65.7
22748735    2508.72      4/1/99         283500       281666.8         281666.8   PURCH        FULL/ALT        340000    178    89.4
22749154    2974.83      4/1/99         341500         341500        340374.96   C/O REFI     FULL/ALT        820000    179    41.6
22749253    5574.09      4/1/99         625000      623006.64        621001.86   R/T REFI     FULL/ALT       1563000    178    39.9
22749949    2966.68      4/1/99         346000       344835.4         344835.4   R/T REFI     FULL/ALT        655000    179    52.6
22750335    2566.24      4/1/99         290000      288831.25        288831.25   C/O REFI     FULL/ALT        660000    179    43.8
22751184    3056.02      4/1/99         340000      338927.31        338927.31   R/T REFI     FULL/ALT        432000    179    78.5
22751275    2300.76      4/1/99         260000      259161.74        259161.74   PURCH        FULL/ALT        415000    179    63.2
22751762    2675.57      4/1/99         300000         300000        299043.18   C/O REFI     FULL/ALT        410000    179    73.2
22753115    4010.24      4/1/99         456750         456750         455261.4   R/T REFI     FULL/ALT        630000    179    72.5
22756555    2875.96      4/1/99         325000      323952.17        323952.17   R/T REFI     FULL/ALT        650000    179    49.8
22758452    2721.34      4/1/99         309950      308939.84        307924.11   PURCH        FULL/ALT        390000    178    79.7
22759930    3432.96      4/1/99         391000         391000        389725.69   R/T REFI     FULL/ALT        455000    179    85.9
22761746    3561.96      4/1/99         408900      405494.33         404128.8   PURCH        FULL/ALT        515000    177    79.3
22767230     2439.1      4/1/99         280000      278150.13        277217.68   C/O REFI     FULL/ALT        375000    177    74.2
22769335    4088.28      4/1/99         462000         462000        460510.47   R/T REFI     FULL/ALT        619000    179    74.6
22773436    2554.96      4/1/99         293300         293300        292333.75   PURCH        FULL/ALT        334000    179    90.0
22773733    4044.73      4/1/99         450000      448580.27        448580.27   C/O REFI     FULL/ALT        725000    179    61.9
22775183    3123.74      4/1/99         353000      351861.89        351861.89   R/T REFI     FULL/ALT        500000    179    70.4
22775266    2357.85      4/1/99         268550         268550        267674.77   C/O REFI     FULL/ALT        440000    179    61.0
22775506     3893.6      4/1/99         440000         440000         438581.4   C/O REFI     FULL/ALT       1000000    179    44.0
22778575    2543.64      4/1/99         292000         292000        291038.03   R/T REFI     FULL/ALT        368000    179    79.3
22778591    3266.65      4/1/99         375000         375000         373764.6   C/O REFI     FULL/ALT        510000    179    73.5
22778906    3097.18      4/1/99         350000         350000        348871.57   R/T REFI     FULL/ALT        455000    179    76.9
22779573    4459.27      4/1/99         500000      498405.31        498405.31   R/T REFI     FULL/ALT        850000    179    58.6
22781793    2201.25      4/1/99         254700      253851.84        253851.84   R/T REFI     FULL/ALT        345000    179    73.6
22785323    2212.48      4/1/99         256000         256000        255147.52   R/T REFI     FULL/ALT        440000    179    58.2
22785612    3660.48      4/1/99         407250       404672.8        403372.91   R/T REFI     FULL/ALT        545000    177    74.3
22785695    5663.43      4/1/99         640000      635861.53        633774.82   C/O REFI     FULL/ALT       2050000    177    31.0
22785794    2345.01      4/1/99         265000      263286.42         262422.4   C/O REFI     FULL/ALT        380000    177    69.3
22785919    3172.86      4/1/99         353000      348766.11        347627.72   R/T REFI     FULL/ALT        500000    177    69.8
22785992    5689.97      4/1/99         643000      635052.45        632934.65   C/O REFI     FULL/ALT       1375000    176    46.2
22786032    1841.69      4/1/99         200200      195866.63        195866.63   PURCH        FULL/ALT        295000    177    68.5
22787659    4285.82      4/1/99         495900      494248.65        494248.65   PURCH        FULL/ALT        650000    179    79.7
22793996    3585.25      4/1/99         402000      400217.88        400217.88   R/T REFI     FULL/ALT        625000    179    64.0
22795157     3361.1      4/1/99         392000         392000        390680.57   PURCH        FULL/ALT        525000    179    80.0
22799233    3218.86      4/1/99         363750      362577.23        362577.23   C/O REFI     FULL/ALT        485000    179    74.8
22799373    2411.38      4/1/99         272500         272500        271621.43   R/T REFI     FULL/ALT        590000    179    46.2
22799647    3852.81      4/1/99         432000         432000        430622.19   R/T REFI     FULL/ALT        570000    179    75.8
22802573    3972.25      4/1/99         456000         456000        454497.75   PURCH        FULL/ALT        586000    179    80.0
22804512    4321.25      4/1/99         500000         500000           498335   R/T REFI     FULL/ALT        890000    179    56.2
22805501    3097.19      4/1/99         350000      348871.56        347736.77   R/T REFI     FULL/ALT        550000    178    63.4
22810618    3048.88      4/1/99         350000         350000        348846.95   PURCH        FULL/ALT        500000    179    70.0
22814065    2764.75      4/1/99         310000      309011.29        309011.29   PURCH        FULL/ALT        515000    179    61.0
22815054    2700.88      4/1/99         315000         315000        313939.75   PURCH        FULL/ALT        390000    179    90.0
22815104    2467.16      4/1/99         281000      280084.19        280084.19   R/T REFI     FULL/ALT        400000    179    70.1
22815203    2898.53      4/1/99         325000      321861.98        321861.98   R/T REFI     FULL/ALT        712000    179    45.2
22821045    2440.59      4/1/99         275800      274910.79        274910.79   PURCH        FULL/ALT        345000    179    79.7
22831119    2613.33      4/1/99         300000      299011.67        299011.67   C/O REFI     FULL/ALT        455000    179    65.7
22833230     5662.2      4/1/99         650000         650000        647858.63   R/T REFI     FULL/ALT        880000    179    73.9
22835508    2477.75      4/1/99         280000         259000        257979.13   R/T REFI     FULL/ALT        385000    179    67.3
22848097    2414.25      4/1/99         270700      269836.64        269836.64   R/T REFI     FULL/ALT        350000    179    77.1
22856165    2787.46      4/1/99         315000         315000        313984.42   R/T REFI     FULL/ALT        350000    179    90.0
22857924    2203.58      4/1/99         257000         257000        256134.96   R/T REFI     FULL/ALT        400000    179    64.3
26610816    2564.36      4/1/99         285300      284399.89        283494.53   R/T REFI     FULL/ALT        368000    178    77.3
26985093    3826.06      4/1/99         429000         429000        427631.75   C/O REFI     FULL/ALT        800000    179    53.6
27005750    2704.99      4/1/99         318000         318000        316918.14   C/O REFI     FULL/ALT        425000    179    74.8
27031947    2696.49      4/1/99         300000       298101.5         298101.5   PURCH        REDUC           500000    178    60.1
27073402    2878.43      4/1/99         330433      328344.42        328344.42   R/T REFI     FULL/ALT        662000    179    49.6
27113190    2229.64      4/1/99         250000      248306.01        248306.01   R/T REFI     FULL/ALT        390000    178    63.7
27147982    5008.87      4/1/99         575000      572105.71        570195.75   R/T REFI     REDUC          2000000    178    28.7
27190719    2541.79      4/1/99         285000      284091.02        283176.83   C/O REFI     REDUC           485000    178    58.6
27201029    3161.18      4/1/99         354450      352182.57        352182.57   R/T REFI     REDUC           650000    178    54.2
27220359     2158.6      4/1/99         238300      237556.31        237556.31   R/T REFI     FULL/ALT        418000    179    56.8
27281567     3008.7      4/1/99         340000         340000         338903.8   C/O REFI     REDUC           480000    179    70.8
27291004    2654.73      4/1/99         300000      295149.69        294155.18   R/T REFI     REDUC           625500    178    47.2
27315365    5455.87      4/1/99         588543      586765.52        584976.93   C/O REFI     FULL/ALT        885000    178    66.3
27322841    2669.11      4/1/99         304000         304000        303009.22   R/T REFI     FULL/ALT        380000    179    80.0
27330620    2309.99      4/1/99         257000      255293.39        255293.39   R/T REFI     REDUC           529000    178    48.3
27356344     3624.5      4/1/99         406400      402728.33        401411.13   R/T REFI     FULL/ALT        846000    178    47.6
27401025    2683.02      4/1/99         308000      306968.33        305948.06   R/T REFI     REDUC           750000    178    41.0
27401322    3185.68      4/1/99         360000         360000           360000   C/O REFI     FULL/ALT        515000    180    69.9
27402510    3775.08      4/1/99         420000         420000           420000   C/O REFI     FULL/ALT        780000    180    53.8
27407683    2532.87      4/1/99         284000         284000        283094.21   R/T REFI     REDUC           710500    179    40.0
27409390    3034.54      4/1/99         335000         335000        333954.52   R/T REFI     REDUC           680000    179    49.3
27439843    2265.37      4/1/99         256000         256000        255174.63   R/T REFI     FULL/ALT        320000    179    80.0
27446566    3595.29      4/1/99         416000      413222.06        413222.06   PURCH        REDUC           520000    178    79.5
27457282    2291.76      4/1/99         253000      252210.43        251416.17   R/T REFI     REDUC           500000    178    50.4
27497056    4816.02      4/1/99         540000         540000        538277.73   R/T REFI     FULL/ALT       1030000    179    52.4
27499029    3829.01      4/1/99         426000      423304.14        423304.14   R/T REFI     REDUC           825000    178    51.3
27505122     4119.3      4/1/99         465505      462494.89        462494.89   R/T REFI     REDUC           625000    178    74.0
27505551    3042.17      4/1/99         352000      350827.83        349649.43   R/T REFI     FULL/ALT        440000    178    79.7
27510478    3091.97      4/1/99         266300      264761.45        263213.92   R/T REFI     REDUC           650000    118    40.8
27512938    3307.69      4/1/99         368000      366838.98        366838.98   R/T REFI     FULL/ALT        461000    179    79.6
27513357    3931.31      4/1/99         434000      431283.09        431283.09   R/T REFI     REDUC           875000    178    49.3
27515493    4424.55      4/1/99         500000      498387.95        496766.83   PURCH        FULL/ALT        630000    178    79.1
27543735    2809.35      4/1/99         315000      313995.34        312984.92   R/T REFI     REDUC           725000    178    43.3
27544022    5751.92      4/1/99         650000         650000        647904.33   C/O REFI     FULL/ALT       1370000    179    47.4
27545706    2696.49      4/1/99         300000       298101.5         298101.5   PURCH        REDUC           450000    178    66.3
27546902    2442.36      4/1/99         276000      275110.14        274215.27   C/O REFI     REDUC           410000    178    67.1
27547876    3406.62      4/1/99         388000      386735.46        385463.94   R/T REFI     FULL/ALT        650000    178    59.5
27548189    3135.99      4/1/99         360000      358814.01         357621.6   R/T REFI     FULL/ALT        500000    178    71.8
27548346    2460.05      4/1/99         278000       277103.7        276202.36   R/T REFI     REDUC           430000    178    64.5
27549757    2809.35      4/1/99         315000      312602.53        312602.53   R/T REFI     FULL/ALT        420000    178    74.4
27550631    2464.73      4/1/99         270000      269166.52           268328   R/T REFI     FULL/ALT        345000    178    78.1
27551266    2608.68      4/1/99         292500       291567.1        290628.86   R/T REFI     REDUC           508000    178    57.4
27554120    2840.56      4/1/99         321000         321000        319965.07   C/O REFI     REDUC           445000    179    72.1
27554161    3838.74      4/1/99         433800      430994.91        430994.91   R/T REFI     REDUC           900000    178    47.9
27555655    2979.19      4/1/99         342000         342000        340873.31   R/T REFI     REDUC           750000    179    45.6
27560069    2598.87      4/1/99         296000       295035.3        294065.27   R/T REFI     FULL/ALT        460000    178    64.1
27562545    3595.32      4/1/99         400000      398738.01        397468.66   PURCH        REDUC           619000    178    64.4
27562560    3050.81      4/1/99         353000      349073.49        347877.13   R/T REFI     REDUC           511000    178    68.3
27565456    3567.42      4/1/99         400000      398624.25        397340.61   R/T REFI     REDUC           895000    178    44.5
27568492    4670.09      4/1/99         523638      520288.27        520288.27   C/O REFI     FULL/ALT        950000    178    54.8
27569680    4796.59      4/1/99         555000      553151.85        551293.88   R/T REFI     FULL/ALT        965000    178    57.3
27569722    2345.02      4/1/99         265000      263286.41        263286.41   R/T REFI     REDUC           480000    178    54.9
27572775    3052.94      4/1/99         345000      342769.12        342769.12   C/O REFI     FULL/ALT        493000    178    69.5
27575653    4013.35      4/1/99         450000      447121.33        447121.33   PURCH        REDUC           960000    178    49.7
27579044     2937.9      4/1/99         332000      329853.18        329853.18   R/T REFI     REDUC           870000    178    38.0
27582451    2212.28      4/1/99         250000      249193.97        248383.41   R/T REFI     REDUC           555000    178    44.9
27587211    3565.17      4/1/99         415800      413400.45        411988.41   R/T REFI     REDUC           605000    178    68.3
27587641    2876.26      4/1/99         320000      318990.41        317974.93   R/T REFI     FULL/ALT        475000    178    67.2
27591130    2522.04      4/1/99         287250      286313.82        285372.47   C/O REFI     FULL/ALT        383000    178    74.8
27595917    4404.87      4/1/99         493900         493900        492324.77   R/T REFI     FULL/ALT        745000    179    66.3
27599075    3035.24      4/1/99         343000      341894.14        340782.05   R/T REFI     FULL/ALT        763000    178    44.9
27599463     2354.5      4/1/99         264000         263158        262311.18   R/T REFI     FULL/ALT        330000    178    79.7
27601020    2613.33      4/1/99         300000      298017.79        298017.79   C/O REFI     REDUC           430000    178    69.3
27602879    3203.38      4/1/99         362000      358478.87        359659.17   R/T REFI     FULL/ALT        775000    178    46.3
27604750    3057.59      4/1/99         351000      348733.69        347565.07   R/T REFI     FULL/ALT        390000    178    89.4
27605054    3589.72      4/1/99         402500      401216.27        399925.18   C/O REFI     FULL/ALT        575000    178    69.8
27605732    4106.41      4/1/99         471400      469847.01         468285.6   R/T REFI     FULL/ALT        804000    178    58.4
27607423    3103.74      4/1/99         340000      338950.43        337894.52   C/O REFI     REDUC           540000    178    62.8
27608215    5645.73      4/1/99         638000      635943.02        633874.47   R/T REFI     REDUC          1070000    178    59.4
27608439    4691.16      4/1/99         526000         526000        524322.38   R/T REFI     REDUC           750000    179    70.1
27610179    2535.21      4/1/99         288750      286282.97        286282.97   C/O REFI     REDUC           385000    178    74.4
27610740    2511.47      4/1/99         281600      280613.33        279709.54   R/T REFI     REDUC           405000    178    69.3
27614791    2541.89      4/1/99         282800      281907.78        281010.35   C/O REFI     FULL/ALT        410000    178    68.8
27619097    2370.59      4/1/99         270000      269120.03        268235.21   R/T REFI     FULL/ALT        750000    178    35.9
27619493    2590.09      4/1/99         295000      293071.81        293071.81   R/T REFI     FULL/ALT        540000    178    54.3
27620210    3693.62      4/1/99         417400      415754.26        414399.26   R/T REFI     REDUC           755000    178    55.1
27622364    2575.47      4/1/99         298000      297007.66        296010.04   R/T REFI     REDUC           430000    178    69.1
27624857    2436.44      4/1/99         277500      276595.59        275686.19   C/O REFI     FULL/ALT        370000    178    74.8
27625912    2632.61      4/1/99         297500      296540.83        295576.26   PURCH        REDUC           398500    178    74.6
27626472    2624.58      4/1/99         292000         292000           292000   R/T REFI     REDUC           365000    180    80.0
27627215    2327.97      4/1/99         259000      257182.86        256355.12   R/T REFI     REDUC           420000    178    61.3
27627587    3860.47      4/1/99         429500      428144.95        426781.99   R/T REFI     REDUC           715000    178    59.9
27630961    3284.16      4/1/99         380000      375457.15        375457.15   R/T REFI     REDUC          1200000    178    31.3
27632140    4928.95      4/1/99         557000      555204.18        553398.25   R/T REFI     FULL/ALT        940000    178    59.1
27633684    3344.46      4/1/99         375000      373203.98        371997.67   R/T REFI     FULL/ALT        700000    178    53.3
27635481    2696.49      4/1/99         300000       298101.5         298101.5   PURCH        REDUC           890000    178    33.5
27636646    3539.64      4/1/99         400000      394710.36        393390.97   R/T REFI     FULL/ALT       1250000    178    31.6
27641182    3219.59      4/1/99         361000       358529.7         358529.7   R/T REFI     REDUC          1125000    178    31.9
27641281    2477.75      4/1/99         280000      278189.42        278189.42   C/O REFI     REDUC           516000    178    53.9
27643584    3950.98      4/1/99         450000      448533.39        447058.69   PURCH        FULL/ALT       1000000    178    44.9
27645274     2452.6      4/1/99         275000      273240.82        273240.82   C/O REFI     REDUC           632000    178    43.2
27645332    2436.69      4/1/99         269000       268160.5        267316.01   R/T REFI     FULL/ALT        620000    178    43.3
27648260    3411.89      4/1/99         385563         385563         384319.9   R/T REFI     REDUC           688000    179    56.0
27656206     3008.7      4/1/99         340000         340000         338903.8   C/O REFI     REDUC           530000    179    64.2
27656990    2322.89      4/1/99         262500      261653.67        260802.58   R/T REFI     REDUC           360000    178    72.7
27659531    3484.43      4/1/99         400000      398539.78        397214.11   R/T REFI     FULL/ALT        680000    178    58.6
27668839    3712.17      4/1/99         413000         413000           411697   R/T REFI     FULL/ALT        475000    179    86.9
27669316    2380.41      4/1/99         269000         269000        268132.72   R/T REFI     REDUC           455000    179    59.1
27673839    5842.39      4/1/99         650000      647949.28        645886.59   PURCH        REDUC          1365000    178    47.5
27673938    2930.19      4/1/99         326000      324971.48        323936.96   R/T REFI     FULL/ALT        625000    178    52.0
27675339    2853.94      4/1/99         320000      318979.39        317952.94   C/O REFI     FULL/ALT        553000    178    57.7
27676386    2669.11      4/1/99         304000      303009.22        302012.97   R/T REFI     REDUC           510000    178    59.4
27676543    2918.21      4/1/99         335000      333896.37        332786.77   C/O REFI     REDUC           700000    178    47.7
27678226    3388.59      4/1/99         377000      375810.58        374614.22   PURCH        REDUC           472000    178    79.7
27678887    2528.63      4/1/99         288000      287061.37        286117.56   C/O REFI     REDUC           463000    178    62.0
27679679    6470.82      4/1/99         737000      734598.03        734598.03   R/T REFI     FULL/ALT       1600000    179    45.9
27681006    2202.89      4/1/99         247000         247000        246212.21   R/T REFI     FULL/ALT        310000    179    79.7
27681089    2583.94      4/1/99         292000      290994.74        290047.65   R/T REFI     REDUC           452000    178    64.4
27681949    2831.31      4/1/99         315000      314006.19        313006.58   R/T REFI     FULL/ALT        450000    178    69.8
27685320    3933.08      4/1/99         441000         441000        439593.48   C/O REFI     FULL/ALT        703000    179    62.7
27685932    2787.94      4/1/99         312600         312600           312600   R/T REFI     FULL/ALT        410000    180    76.2
27686831    5351.13      4/1/99         600000      598086.37        596161.78   R/T REFI     FULL/ALT        900000    178    66.5
27691146    3109.95      4/1/99         346000         346000        344908.38   C/O REFI     REDUC           501000    179    69.1
27692094    3950.98      4/1/99         450000      447058.69        447058.69   C/O REFI     REDUC          1200000    178    37.3
27693431    2675.57      4/1/99         300000         300000        299043.18   R/T REFI     REDUC           375000    179    80.0
27695543    7550.75      4/1/99         860000      857197.17        857197.17   R/T REFI     FULL/ALT       1700000    179    50.4
27697911    2875.96      4/1/99         325000         325000        323952.17   C/O REFI     FULL/ALT        540000    179    60.2
27698521    2774.25      4/1/99         321000      319931.06        318856.44   R/T REFI     FULL/ALT        429000    178    74.6
27701747    4726.31      4/1/99         534100         534100           532378   C/O REFI     REDUC           763000    179    70.0
27707017    4008.78      4/1/99         446000      444592.89        444592.89   C/O REFI     FULL/ALT        655000    179    67.9
27709666    2586.38      4/1/99         290000      287760.33        287760.33   R/T REFI     FULL/ALT        423000    178    68.1
27709799    3522.83      4/1/99         395000         395000        393740.19   R/T REFI     FULL/ALT        930000    179    42.5
27711019    4943.56      4/1/99         550000      546519.42        546519.42   R/T REFI     REDUC           805000    178    67.9
27715705    3266.14      4/1/99         372000      370787.61        369568.53   R/T REFI     REDUC           549000    178    67.6
27716018    2434.77      4/1/99         273000         273000        272129.29   C/O REFI     FULL/ALT        390000    179    70.0
27716265    5672.27      4/1/99         641000         641000        638933.36   R/T REFI     REDUC          1600000    179    40.1
27716554    2247.46      4/1/99         258000      257150.04        257150.04   R/T REFI     REDUC           325000    179    79.1
27716869    4825.94      4/1/99         554000      551174.97        549334.56   R/T REFI     FULL/ALT       1175000    178    46.9
27717529    2471.78      4/1/99         275000      274132.39        273259.72   R/T REFI     REDUC           520000    178    52.7
27719012    4486.21      4/1/99         515000      513303.37        511597.55   R/T REFI     REDUC           900000    178    57.0
27719525    3097.19      4/1/99         350000      348871.56        347736.77   R/T REFI     FULL/ALT        675000    178    51.7
27721422    3542.71      4/1/99         403500      402449.78        401128.93   R/T REFI     REDUC           657000    179    61.3
27721539    3922.23      4/1/99         443235         443235        441805.97   R/T REFI     FULL/ALT        615000    179    72.1
27721794    3440.88      4/1/99         395000         395000         393698.7   R/T REFI     FULL/ALT        540000    179    73.1
27722537    2408.01      4/1/99         270000      269138.87        269138.87   C/O REFI     REDUC           360000    179    74.8
27722560     2840.3      4/1/99         316000         316000        315003.03   R/T REFI     FULL/ALT        425000    179    74.4
27722628    2433.51      4/1/99         275000      274113.37        274113.37   R/T REFI     FULL/ALT        560000    179    48.9
27723113    2731.04      4/1/99         316000         316000        314947.71   R/T REFI     FULL/ALT        400000    179    79.0
27723519    2651.55      4/1/99         295000         295000        294069.28   R/T REFI     FULL/ALT        376000    179    78.5
27723618    3446.13      4/1/99         386400         386400        385167.62   R/T REFI     REDUC           700000    179    55.2
27723717    3370.61      4/1/99         375000      373816.89        372626.88   C/O REFI     FULL/ALT        500000    178    74.8
27724889    3072.98      4/1/99         350000         350000        348859.31   C/O REFI     FULL/ALT        500000    179    70.0
27725217    2420.23      4/1/99         273500      271604.57        271604.57   R/T REFI     FULL/ALT        460000    180    59.1
27725928    2743.99      4/1/99         315000         315000        313962.26   C/O REFI     REDUC           610000    179    51.6
27726090    3032.31      4/1/99         340000         340000        338915.61   R/T REFI     FULL/ALT        430000    179    79.1
27726371    2300.95      4/1/99         270500      269579.73        269579.73   R/T REFI     REDUC           355000    179    75.9
27728575    3089.39      4/1/99         346400         346400        345295.19   PURCH        FULL/ALT        433000    179    80.0
27728906    2315.27      4/1/99         263700         263700        262840.57   R/T REFI     REDUC           390000    179    67.6
27729276    2440.83      4/1/99         278000         278000           278000   R/T REFI     REDUC           401000    180    69.3
27729813    4268.43      4/1/99         490000         490000        488385.74   C/O REFI     FULL/ALT        700000    179    70.0
27730662    4102.53      4/1/99         460000         460000        458532.89   R/T REFI     FULL/ALT        749000    179    61.4
27730779    2709.46      4/1/99         316000         316000        314936.37   R/T REFI     REDUC           455000    179    69.5
27731306    3567.42      4/1/99         400000         400000        398724.25   PURCH        REDUC           602500    179    66.7
27731421    5572.74      4/1/99         620000         620000        618043.93   R/T REFI     REDUC           910000    179    68.1
27733872    3567.42      4/1/99         400000         400000        398724.25   C/O REFI     REDUC           935000    179    42.8
27736628    2526.22      4/1/99         290000      289044.61        289044.61   C/O REFI     REDUC           495000    179    58.4
27737451    3137.23      4/1/99         363000         363000        361791.21   R/T REFI     REDUC           640000    179    56.7
27739606    3280.73      4/1/99         365000         365000        363848.44   C/O REFI     REDUC           670000    179    54.5
27739929    3435.22      4/1/99         388200         388200        386948.41   R/T REFI     FULL/ALT        526000    179    73.8
27739986    2924.79      4/1/99         325400         325400        324373.38   R/T REFI     REDUC           850000    179    38.3
27742709    5083.57      4/1/99         570000      566245.72        566245.72   R/T REFI     REDUC          1200000    178    47.2
27742998    2318.83      4/1/99         260000      259170.75        259170.75   R/T REFI     REDUC           390000    179    66.5
27743038    2912.25      4/1/99         321500         321500        320496.66   R/T REFI     FULL/ALT        556000    179    57.8
27743111    2426.84      4/1/99         270000      268291.35        268291.35   R/T REFI     REDUC           395000    178    68.0
27743541    2696.49      4/1/99         300000         300000        299053.51   C/O REFI     FULL/ALT       1850000    179    16.2
27743764    2764.75      4/1/99         310000         310000        309011.29   R/T REFI     REDUC           675000    179    45.9
27744556    3573.44      4/1/99         407000         407000        405673.54   R/T REFI     FULL/ALT        810000    179    50.2
27744952    4616.87      4/1/99         530000      528253.96        528253.96   R/T REFI     REDUC           850000    179    62.2
27745421    2363.42      4/1/99         265000         265000        264154.81   R/T REFI     FULL/ALT        382000    179    69.4
27745439    2800.43      4/1/99         314000         314000        312998.53   R/T REFI     FULL/ALT        510000    179    61.6
27745850     2211.8      4/1/99         248000         248000        247209.03   R/T REFI     FULL/ALT        800000    179    31.0
27746122    4012.44      4/1/99         457000         457000        455510.58   R/T REFI     REDUC           850000    179    53.8
27746296    5267.97      4/1/99         600000         600000        598044.53   R/T REFI     FULL/ALT        950000    179    63.2
27746783     4073.9      4/1/99         464000         464000        462487.77   R/T REFI     FULL/ALT        736000    179    63.0
27746882    2572.53      4/1/99         293000         293000        292045.07   C/O REFI     FULL/ALT        638000    179    45.9
27746981    2877.96      4/1/99         333000         333000         331891.1   R/T REFI     REDUC           700000    179    47.6
27746999    4165.69      4/1/99         482000         482000        480394.94   R/T REFI     REDUC           700000    179    68.9
27748722    2203.84      4/1/99         255000         255000        254150.85   C/O REFI     FULL/ALT        397000    179    64.2
27748961    3858.41      4/1/99         450000      448485.34        448485.34   PURCH        REDUC           955000    179    47.0
27749050    2381.26      4/1/99         267000         267000        266148.43   R/T REFI     FULL/ALT        395000    179    67.6
27749654    2610.49      4/1/99         295000         295000        294048.89   R/T REFI     REDUC           660000    179    44.7
27749811    3274.17      4/1/99         370000         370000        368807.08   R/T REFI     REDUC           525000    179    70.5
27750405    3029.08      4/1/99         345000         345000        343875.61   R/T REFI     REDUC           740000    179    46.6
27750686    5216.55      4/1/99         589500         589500        587599.39   R/T REFI     REDUC          1305000    179    45.2
27750801    4406.85      4/1/99         498000         498000         496394.4   R/T REFI     REDUC           800000    179    62.3
27750868    2543.69      4/1/99         283000         283000        282107.14   R/T REFI     FULL/ALT        365000    179    77.5
27752278     3153.6      4/1/99         353600      352472.23        352472.23   PURCH        REDUC           442000    179    79.7
27752583    2871.04      4/1/99         327000      325934.27        325934.27   C/O REFI     FULL/ALT        720000    179    45.3
27752609    3160.78      4/1/99         360000         360000        358826.72   R/T REFI     FULL/ALT        450000    179    80.0
27752849     5662.2      4/1/99         650000      646520.83        646520.83   C/O REFI     REDUC           950000    179    68.1
27752989    3623.81      4/1/99         416000      414629.52        414629.52   R/T REFI     FULL/ALT        655000    179    63.3
27753367    2443.69      4/1/99         274000         274000         273126.1   R/T REFI     REDUC          1050000    179    26.1
27753474    2322.89      4/1/99         262500         262500        261653.67   C/O REFI     FULL/ALT        350000    179    75.0
27754548    4706.05      4/1/99         536000         536000        534253.12   R/T REFI     FULL/ALT        750000    179    71.5
27754886    2654.73      4/1/99         300000         300000           300000   PURCH        FULL/ALT        400000    180    76.9
27755248     3693.5      4/1/99         424000         424000        422603.17   PURCH        REDUC           540000    179    80.0
27757095    2613.33      4/1/99         300000      299011.67        299011.67   C/O REFI     FULL/ALT        400000    179    74.8
27757855    2395.55      4/1/99         275000      274094.03        274094.03   R/T REFI     FULL/ALT        375000    179    73.1
27758234    4302.17      4/1/99         490000         490000        488403.04   R/T REFI     REDUC           700000    179    70.0
27758507    2306.79      4/1/99         258650         258650           258650   R/T REFI     REDUC           380000    180    68.1
27758937    3229.92      4/1/99         365000         365000        363823.21   R/T REFI     REDUC           530000    179    68.9
27759307     2261.4      4/1/99         259600      258744.77        258744.77   R/T REFI     REDUC           390000    179    66.4
27759521    3907.08      4/1/99         445000         445000        443549.69   R/T REFI     REDUC          1100000    179    40.5
27759562    2791.53      4/1/99         323000         323000        321924.41   R/T REFI     REDUC           530000    179    60.9
27759612    3731.48      4/1/99         425000      423614.87        423614.87   R/T REFI     REDUC           700000    179    60.5
27759893    2862.26      4/1/99         326000      324937.53        324937.53   R/T REFI     REDUC           975000    179    33.3
27761352    2550.71      4/1/99         286000         286000        285087.83   R/T REFI     FULL/ALT        600000    179    47.7
27761386    4111.65      4/1/99         468300         468300        466773.76   R/T REFI     REDUC           895000    179    52.3
27761782    3048.88      4/1/99         350000         350000        348846.95   C/O REFI     REDUC          1005000    179    34.8
27762350    4822.02      4/1/99         553550         553550        551726.38   R/T REFI     REDUC          1500000    179    36.9
27762368    4257.72      4/1/99         477400         477400        475877.38   R/T REFI     REDUC           900000    179    53.0
27762921    3336.11      4/1/99         377000         377000        375784.52   PURCH        REDUC           484500    179    80.0
27763077    2449.04      4/1/99         274600         274600        273724.19   R/T REFI     FULL/ALT        395000    179    69.5
27763119    4653.37      4/1/99         530000         530000        528272.67   R/T REFI     FULL/ALT        930000    179    57.0
27764695    2976.48      4/1/99         344400         344400           344400   R/T REFI     REDUC           479000    179    71.9
27766013    2613.33      4/1/99         300000         300000        299011.67   PURCH        REDUC           660000    179    45.5
27768076    4336.06      4/1/99         490000         490000        488420.19   R/T REFI     FULL/ALT        864000    179    56.7
27768944    2497.91      4/1/99         286750      285803.23        285803.23   R/T REFI     REDUC           700000    179    40.9
27769538    2564.09      4/1/99         287500      286583.05        286583.05   R/T REFI     FULL/ALT        570000    179    50.3
27769777    3226.25      4/1/99         373300         373300        372056.91   R/T REFI     FULL/ALT        485000    179    77.0
27771070    2477.75      4/1/99         280000         280000           280000   R/T REFI     REDUC           550000    180    50.9
27771286    4334.42      4/1/99         486000      484449.96        484449.96   R/T REFI     FULL/ALT       2200000    179    22.0
27772763    3985.32      4/1/99         457500         457500           457500   C/O REFI     FULL/ALT        610000    180    75.0
27774546    5004.57      4/1/99         570000         570000        568142.31   R/T REFI     REDUC          1100000    179    51.8
27775147    5751.92      4/1/99         650000         650000        647904.33   R/T REFI     FULL/ALT       1800000    179    36.1
27775378    4653.37      4/1/99         530000         530000        528272.67   R/T REFI     REDUC           814000    179    65.1
27776269    2592.42      4/1/99         297600         297600           297600   PURCH        FULL/ALT        410000    180    80.0
27777713    2987.72      4/1/99         335000         335000           335000   R/T REFI     FULL/ALT        665000    180    50.4
27780758    4013.35      4/1/99         450000         450000        448564.78   C/O REFI     REDUC           750000    179    60.0
27781053    2237.13      4/1/99         254800         254800           254800   R/T REFI     FULL/ALT        350000    180    72.8
27784511    3336.38      4/1/99         380000         380000        378761.54   R/T REFI     REDUC          1650000    179    23.0
27784727    3940.99      4/1/99         456000         456000        454481.51   C/O REFI     REDUC           800000    179    57.0
27785641    2585.49      4/1/99         289900         289900           289900   R/T REFI     REDUC           326000    180    88.9
27786938    2915.78      4/1/99         329500      328226.17        327156.66   R/T REFI     REDUC           513000    179    64.0
27787852     2661.9      4/1/99         308000      306974.35        306974.35   PURCH        FULL/ALT        385000    179    79.7
27788231    2972.66      4/1/99         341250         341250           341250   C/O REFI     FULL/ALT        455000    180    75.0
27794148    2458.39      4/1/99         280000      269775.43        270687.99   R/T REFI     REDUC          1200000    180    22.5
27797943    3595.32      4/1/99         400000         400000        398738.01   R/T REFI     FULL/ALT        600000    179    66.7
27798438    3079.49      4/1/99         348000         348000        346878.01   R/T REFI     REDUC           575000    179    60.5
27798503    3511.98      4/1/99         400000         400000        398696.35   R/T REFI     REDUC           503000    179    79.5
27802107    3135.99      4/1/99         360000         360000        358814.01   PURCH        REDUC           455000    179    80.0
27802412    4703.98      4/1/99         540000         540000        538221.02   R/T REFI     REDUC           775000    179    69.7
27805787    4249.49      4/1/99         484000         484000           484000   R/T REFI     REDUC           605000    180    80.0
27806629    4214.38      4/1/99         480000      478435.62        478435.62   C/O REFI     FULL/ALT        800000    179    59.8
27809938    4280.91      4/1/99         480000         480000        478469.09   R/T REFI     REDUC           675000    179    71.1
27813922    3293.62      4/1/99         369300      363415.78        363415.78   R/T REFI     FULL/ALT        538000    179    67.5
27816040    3167.98      4/1/99         358000         358000           358000   C/O REFI     REDUC           550000    180    65.1
27818152    2736.94      4/1/99         304500      303539.31        303539.31   R/T REFI     FULL/ALT        435000    179    69.8
27818624    3185.68      4/1/99         360000         360000           360000   R/T REFI     REDUC           520000    180    69.2
27819051    3460.49      4/1/99         385000         385000        383785.34   C/O REFI     REDUC           650000    179    59.2
27825710    2541.77      4/1/99         291785         291785        290823.73   R/T REFI     REDUC           365000    179    79.9
27827229    3541.16      4/1/99         413000         413000        411609.88   R/T REFI     FULL/ALT        655000    179    63.1
27829530     3121.5      4/1/99         350000         350000        348883.71   R/T REFI     REDUC           800000    179    43.8
27829985    3148.25      4/1/99         353000         353000        351874.15   R/T REFI     FULL/ALT        560000    179    63.0
27831353     2497.2      4/1/99         280000      279106.97        279106.97   R/T REFI     REDUC           497000    179    56.2
27831361    5048.47      4/1/99         575000         575000           575000   R/T REFI     REDUC           960000    180    59.9
27833474    3941.77      4/1/99         452500         452500           452500   C/O REFI     REDUC           665000    180    68.0
27833532    2760.92      4/1/99         312000         312000        310994.08   R/T REFI     REDUC           700000    179    44.6
27834035     2955.6      4/1/99         334000         334000        332923.15   R/T REFI     REDUC           500000    179    66.8
27835750    2358.29      4/1/99         266500         266500           266500   R/T REFI     FULL/ALT        385000    180    69.2
27839067    3442.16      4/1/99         380000         380000        378814.09   R/T REFI     FULL/ALT        620000    179    61.3
27839877    5344.86      4/1/99         604000         604000           604000   R/T REFI     REDUC           970000    180    62.3
27842517    4771.43      4/1/99         535000         535000        533293.67   R/T REFI     FULL/ALT        885000    179    60.5
27843259    3919.99      4/1/99         450000         450000           450000   R/T REFI     FULL/ALT        603000    180    74.6
27846898    4422.24      4/1/99         492000         492000           492000   R/T REFI     REDUC           765000    180    64.3
27847078    5842.39      4/1/99         650000         650000        647949.28   C/O REFI     REDUC          1200000    179    54.2
27848027    2300.77      4/1/99         260000         260000        259161.73   R/T REFI     REDUC           385000    179    67.5
27852714    3038.71      4/1/99         351600         351600        350429.17   PURCH        FULL/ALT        440000    179    80.0
27853670    3567.42      4/1/99         400000         400000           400000   R/T REFI     REDUC           880000    180    45.5
27854215    3397.32      4/1/99         390000         390000        388715.18   R/T REFI     REDUC           500000    179    78.0
27854447    4050.65      4/1/99         465000         465000           465000   R/T REFI     REDUC           650000    180    71.5
27855311     3982.1      4/1/99         450000         450000        448549.15   R/T REFI     REDUC           900000    179    50.0
27856632    3154.71      4/1/99         356500         356500         355350.6   C/O REFI     REDUC           600000    179    59.4
27857457    2445.89      4/1/99         276400      273312.18        272403.67   R/T REFI     REDUC           515000    179    53.1
27864545    2522.74      4/1/99         278500         278500           278500   R/T REFI     FULL/ALT        525000    180    53.0
27865849    3849.36      4/1/99         435000         435000        433597.52   R/T REFI     FULL/ALT       1425000    179    30.5
27865971    3730.14      4/1/99         415000         415000        413690.69   R/T REFI     FULL/ALT        680000    179    61.0
27869643    2559.63      4/1/99         287000         287000        286084.64   R/T REFI     FULL/ALT        825000    179    34.8
27870328    2810.64      4/1/99         312700      311524.08        311524.08   R/T REFI     FULL/ALT        560000    179    55.6
27872530    2853.94      4/1/99         320000         320000        318979.39   R/T REFI     REDUC           650000    179    49.2
27893023    2741.43      4/1/99         305000         305000           305000   R/T REFI     REDUC           705000    180    43.3
27898006    3595.32      4/1/99         400000         400000           400000   C/O REFI     REDUC           975000    180    41.0
27904457    3270.88      4/1/99         366750         366750           366750   PURCH        REDUC           489000    180    75.0
27909035    3210.68      4/1/99         360000         360000           360000   R/T REFI     FULL/ALT        795000    180    45.3

                                   Total Loans                             547
                                   Sched UPB                   $202,493,228.98
                                   WAC                                   6.737
                                   WAM                                   177.6
                                   WOLTV                                  63.0

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]


To:      The Bank of New York
         101 Barclay Street - 12 E
         New York, New York 10286
         Attn:  Inventory Control

          Re: The Pooling and Servicing Agreement dated April 27, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, and The Bank of New York, as Trustee

         In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

MORTGAGE LOAN NUMBER:

MORTGAGOR NAME, ADDRESS & ZIP CODE:

REASON FOR REQUESTING DOCUMENTS (check one)

____     1.    Mortgage Paid in Full

____     2.    Foreclosure

____     3.    Substitution

____     4.    Other Liquidation

____     5.    Nonliquidation                       Reason: ____________________


                                       By:   ___________________________________
                                             (authorized signer of Bank of
                                              America Mortgage Securities, Inc.)


                                       Issuer:  ________________________________
                                       Address:  _______________________________
                                       _________________________________________

                                       Date:  __________________________________

CUSTODIAN
---------


The Bank of New York

Please acknowledge the execution of the above request by your signature and date below:


----------------------------------  ---------------
Signature          Date


Documents returned to Custodian:


----------------------------------  ----------------
Custodian         Date

                                    EXHIBIT F

                FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT


                                     [Date]


         [_______________] hereby certifies that it has established a [___________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated April 27, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, and The Bank of New York, as Trustee.


                                            [________________],

                                            By:  _______________________________
                                            Name:  _____________________________
                                            Title: _____________________________

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES


                                     [Date]


The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

          Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-3, Class ___, having an initial aggregate Certificate Balance as of April 27, 1999 of $___________

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated April 27, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

                  1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                  2. Neither the  Transferor nor anyone acting on its behalf has
         (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred

          Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                                        Very truly yours,


                                        ----------------------------------------
                                        (Transferor)


                                        By:  ___________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES


                                     [Date]


The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

          Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-3, Class ___, having an initial aggregate Certificate Balance as of April 27, 1999 of $_________]

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated April 27, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

                  1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as ANNEX 1 and ANNEX 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

                  2. The  Transferee  has been  furnished  with all  information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

                  3.  If  the   Transferee   proposes   that   the   Transferred
         Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                        Very truly yours,


                                        ----------------------------------------
                                        (Transferor)


                                        By:  ___________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                             NOMINEE ACKNOWLEDGMENT
                             ----------------------


         The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                        ----------------------------------------
                                        (Nominee)


                                        By:  ___________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                             ANNEX 1 TO EXHIBIT G-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]


         The undersigned hereby certifies as follows to [__________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

         2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis
$______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ BANK. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

         ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank,
                  homestead   association  or  similar

----------------
1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

         ___      BROKER-DEALER.    The  Transferee   is  a   dealer  registered
                  pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or
                  agency  of a  state,  U.S.  territory  or  the    District  of
                  Columbia.

         ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

         ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

         ___ OTHER. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

         3. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ____     ____    Will  the  Transferee be purchasing the Transferred
            Yes      No      Certificates only for the Transferee's own account?

         6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                   ----------------------------------------
                                   Print Name of Transferee


                                   By:  ________________________________________
                                   Name:  ______________________________________
                                   Title:  _____________________________________
                                   Date:  ______________________________________

                                                         ANNEX 2 TO EXHIBIT G-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]


         The undersigned hereby certifies as follows to [_________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

         2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

         5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ____     ____      Will  the Transferee  be purchasing the Transferred
          Yes      No        Certificates only for the Transferee's own account?

         6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                   --------------------------------------------
                                   Print Name of Transferee or Adviser

                                   By:  ________________________________________
                                   Name:  ______________________________________
                                   Title:  _____________________________________


                                   IF AN ADVISER:


                                   ---------------------------------------------
                                   Print Name of Transferee

                                   By: _________________________________________
                                   Date: _______________________________________

                                  EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
101 Barclay Street-12 E
New York, New York 10286

          Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-3, Class ___, having an initial aggregate Certificate Principal Balance as of April 27, 1999 of $_________

Ladies and Gentlemen:

         This letter is  delivered  to you in  connection  with the  transfer by
[_______________________]            (the            "Transferor")            to
[_________________________________]   (the   "Transferee")   of  the   captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated April 27, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

         1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

         2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of

Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and
Servicing Agreement as EXHIBIT G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as EXHIBIT G-2A or as EXHIBIT G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

         3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS

         DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60
         APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

         4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

         5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

         6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

         7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                   Very truly yours,


                                   ---------------------------------------------
                                   (Transferee)

                                   By:  ________________________________________
                                   Name:  ______________________________________
                                   Title:  _____________________________________
                                   Date:  ______________________________________

                             NOMINEE ACKNOWLEDGMENT
                             ----------------------


         The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                  Very truly yours,


                                   ---------------------------------------------
                                   (Transferee)

                                   By:  ________________________________________
                                   Name:  ______________________________________
                                   Title:  _____________________________________

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                    FOR BENEFIT PLAN-RESTRICTED CERTIFICATES


The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

          Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-3, Class ___, having an initial aggregate Certificate Principal Balance as of April 27, 1999 of $_________

Ladies and Gentlemen:

         This letter is  delivered  to you in  connection  with the  transfer by
[_______________________]            (the            "Transferor")            to
[________________________________]   (the   "Transferee")   of   the   captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated April 27, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         The Transferee hereby certifies, represents and warrants to you, as Trustee, either that:

         (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

         (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                  Very truly yours,


                                   ---------------------------------------------
                                   (Transferee)

                                   By:  ________________________________________
                                   Name:  ______________________________________
                                   Title:  _____________________________________

                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                    Bank of America Mortgage Securities, Inc.
                       Mortgage Pass-Through Certificates,
                                  Series 1999-3

STATE OF            )
                    )  ss.:
COUNTY OF           )


         The undersigned, being first duly sworn, deposes and says as follows:

         1. The  undersigned  is an officer of  _______________________________, the proposed transferee (the "Transferee") of the Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated April 27, 1999, (the "Agreement"), relating to the above-referenced Series, by and among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB as servicer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Class A-R Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Class A-R Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Class A-R Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of
Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer its Class A-R Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer its Class A-R Certificate or cause any Class A-R Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

         7. The Transferee historically has paid its debts as they have become due.

         8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Class A-R Certificate.

         9.    The    Transferee's    taxpayer    identification    number    is
________________________.

         10. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

         11. The Transferee is aware that the Class A-R Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, and agrees to pay taxes associated with holding the Class A-R Certificate as such taxes become due.

         12. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

                                      * * *

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this _____ day of ________________, ____.


                                   _____________________________________________
                                   Print Name of Transferee


                                   By:  ________________________________________
                                        Name:
                                        Title:


[Corporate Seal]


ATTEST:


________________________
[Assistant] Secretary


         Personally       appeared      before      me      the      above-named
______________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this _____ day of _____________________,
____


                                        ________________________________________
                                                     NOTARY PUBLIC

                                        My Commission expires the ____ day of
                                        ______________, ____

                                    EXHIBIT J

                     CONTENTS OF EACH SERVICER MORTGAGE FILE


1.     Copies of Mortgage Loans Documents.

2.     Residential loan application.

3.     Mortgage Loan closing statement.

4.     Verification of employment and income, if required.

5.     Verification of acceptable  evidence of source and amount of downpayment.

6.     Credit report on Mortgagor, in a form acceptable to either FNMA or FHLMC.

7.     Residential appraisal report.

8.     Photograph of the Mortgaged Property.

9. Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11.    Copies of all required  disclosure  statements.

12. If applicable, termite report, structural engineer's report, water potability and septic certification.

13.    Sales  Contract,  if  applicable.

14. The Primary Insurance policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the Agreement.

15. Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                    EXHIBIT K

             FORM OF SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT


         This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ______________, among NationsBanc Mortgage Corporation, Bank of America, FSB (each a "Servicer," and together, the "Servicers") and ______________________ (the "Purchaser").


                              PRELIMINARY STATEMENT

         _________________ is the holder of the entire interest in Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated ___________________among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), the Servicers, and The Bank of New York, as Trustee.

         ______________________   intends   to   resell   all  of  the  Class  B
Certificates directly to the Purchaser on or promptly after the date hereof.

         In connection with such sale, the parties hereto have agreed that each Servicer will engage in certain special servicing procedures relating to foreclosures of the Mortgage Loans serviced by such Servicer for the benefit of the Purchaser, and that the Purchaser will deposit funds in one or more collateral funds to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

         In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicers and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Servicers and the Purchaser:


                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01 Defined Terms

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

         Collateral  Fund:  Any fund  established  and  maintained  pursuant  to
Section 3.01 hereof.

         Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the related Servicer, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the related
Servicer, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or
(vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the related Servicer) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Fitch or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

         Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

         Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent  appraiser  (which  shall  not be an  affiliate  of  the  Purchaser)
acceptable to the Servicer servicing such Mortgage Loan as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on such Servicer's customary requirements for such appraisals.

         Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

         Election to Foreclosure: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

         Monthly  Advances:   Principal  and  interest  advances  and  servicing
advances including costs and expenses of foreclosure.

         Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

         Section 1.02  Definitions Incorporated by Reference

         All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

         Section 2.01  Reports and Notices

         (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans serviced by it, each Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), each Servicer shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans serviced by such Servicer that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Servicer of such Mortgage Loan shall provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

         (b) If requested by the Purchaser, each Servicer shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan serviced by such Servicer identified in a report under subsection (a) (i)
(B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

         (c) In addition to the foregoing, each Servicer shall provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan serviced by such Servicer that is at least ninety days delinquent and each Mortgage Loan serviced by such Servicer which has become real estate owned, through the final liquidation thereof; provided, that such Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential; provided, however, that the Purchaser will reimburse each Servicer for any out of pocket expenses.

         Section 2.02  Purchaser's Election to Delay Foreclosure Proceedings

         (a) The Purchaser shall be deemed to direct the related Servicer that in the event that such Servicer does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by such Servicer under Section 2.01 (a) (ii) subject to extension as set forth in
Section 2.02(b), such Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by such Servicer) or (ii) if such Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, such Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

         (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that such Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by such Servicer under Section
2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

         (a) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the related Servicer with a copy of such Current Appraisal.

         (b)  Within  two  Business   Days  of  making  any  Election  to  Delay
Foreclosure, the Purchaser shall remit by wire transfer to the Servicer servicing the related Mortgage Loan, for deposit in the Collateral Fund maintained by such Servicer, an amount, as calculated by such Servicer, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, such Servicer's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Servicer servicing the related Mortgage Loan for deposit in the Collateral Fund maintained by such Servicer the amount of each additional month's interest, as calculated by such Servicer, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

         (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Servicer of such Mortgage Loan may withdraw from the Collateral Fund maintained by such Servicer from time to time amounts necessary to reimburse such Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by such Servicer based on estimated costs, and the actual costs are subsequently determined to be higher, such Servicer may withdraw the additional amount from the applicable Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the applicable Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from a Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the applicable Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

         (d) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify such Servicer that it believes that it is appropriate to do so, such Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the related Collateral Fund to such to such purchase price, and
(y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the related Servicer for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

         (e) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, such Servicer shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), such Servicer shall withdraw the amount of such excess from the Collateral Fund maintained by such Servicer, and shall remit the same to the Trust Estate as additional Liquidation Proceeds. After making such withdrawal, all amounts remaining in the related Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

         Section 1.02 Purchaser's Election to Commence  Foreclosure  Proceedings

         (a) In connection  with any Mortgage Loan  identified in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by such Servicer by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

         (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the related Servicer, for deposit in the related Collateral Fund, an amount, as calculated by such Servicer, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in such Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to Section 3.01.

         (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, such Servicer shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the related Collateral Fund as are provided under
Section 2.02(e), and such Servicer shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The related Servicer shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) such Servicer believes there is a breach of representations or warranties in the Pooling and Servicing Agreement by the Depositor, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) such Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the such Servicer's right not to proceed with the Commencement of Foreclosure, such Servicer supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

         (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, such Servicer shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of
liquidation  (plus  all  unreimbursed   interest  and  servicing   advances  and
Liquidation Expenses in connection therewith other than those paid from the related Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and such Servicer shall withdraw the amount of such excess from the related Collateral Fund, shall remit the same to the Trust Estate as additional Liquidation Proceeds. After making such withdrawal, all amounts remaining in the related Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan) shall be released to the Purchaser.

          Section 2.03   Termination

         (e) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Servicers' obligations under Section 2.01 shall terminate
(i) at such time as the Class Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by such Servicer) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that each Servicer estimates through its normal servicing practices will be required to be withdrawn from the related Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds
(z) the then-current Class Balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Servicers of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

         (f) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Servicers hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in any Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to any Collateral Fund pursuant to this Agreement.


                                   ARTICLE II

                       COLLATERAL FUNDS; SECURITY INTEREST

         Section 2.01    Collateral Funds

         Upon receipt from the Purchaser of the initial amount required to be deposited in any Collateral Fund pursuant to Article II, the related Servicer shall establish and maintain with ________________ as a segregated account on its books and records an account (each, a "Collateral Fund"), entitled "_____________________________________, for the benefit of registered holders of
Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series __________. Amounts held in any Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from such Collateral Fund pursuant to Section 2.02 or 2.03 hereof. Each Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to any Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to any Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

         Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Servicers shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Funds (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Funds, funds in the Collateral Funds shall be applied consistent with the terms of this Agreement.

         Section 2.04   Collateral Fund Permitted Investments

         Each Servicer shall, at the written direction of the Purchaser, invest the funds in the related Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, a Servicer shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

         All income and gain realized from any investment as well as any interest earned on deposits in a Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in such Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the related Collateral Fund promptly upon realization. Each Servicer shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the related Collateral Fund, equal to the amount by which the balance of such Collateral Fund, after giving effect to all other distributions to be made from such Collateral Fund on such date, exceeds the Required Collateral Fund Balance for such Collateral Fund. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

         Section 2.05    Grant of Security Interest

         The Purchaser hereby grants to each Servicer for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the related Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

         The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by a Servicer as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to each Servicer for filing of appropriate financing statements in accordance with applicable law. Each Servicer shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

         Section 2.06   Collateral Shortfalls

         In the event that amounts on deposit in a Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the related Servicer is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to such Servicer immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and such Servicer's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of such Servicer.


                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

         Section 3.01   Amendment.

         This Agreement may be amended from time to time by the Servicers and the Purchaser by written agreement signed by the Servicers and the Purchaser.

         Section 3.02   Counterparts.

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 3.03   Governing Law.

         This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 3.04   Notices

         All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

         (a)      in the case of the Servicers,

                  Bank of America, FSB
                  555 California Street
                  San Francisco, California  94104

                  Attention:  _______________
                  Phone:   __________________
                  Fax:     __________________

                  NationsBanc Mortgage Corporation
                  201 North Tryon Street
                  Charlotte, North Carolina  28255

                  Attention:  ___________________

                  Phone:   ______________________
                  Fax:     ______________________

         (b)      in the case of the Purchaser,

                  _______________________________
                  _______________________________
                  Attention:  ___________________

         Section 3.05   Severability of Provisions

         If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 3.06    Successors and Assigns

         The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Servicers.

         Section 3.07    Article and Section Headings.

         The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 3.08    Confidentiality.

         The Purchaser agrees that all information supplied by or on behalf of the Servicers pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Servicers and the Purchaser agrees to hold such information confidential and not to disclose such information.

         Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

         Section 3.09    Indemnification.

         The Purchaser agrees to indemnify and hold harmless the Servicers and the Depositor and each person who controls the Servicers and the Depositor and each of their respective officers, directors, affiliates and agents acting at the Servicers' or the Depositor's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Servicers or the Depositor, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Servicers' or the Depositor's obligations under the Pooling and Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

         IN WITNESS WHEREOF, BA, NMC and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                        Bank of America, FSB


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________



                                        NationsBanc Mortgage Corporation


                                        By: ____________________________________
                                        Name: __________________________________
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